PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 25, 2006)

                                  $395,667,541
                                  (APPROXIMATE)
                                INDYMAC MBS, INC.
                                    DEPOSITOR
                           [INDTMAC BANK, F.S.B LOGO]]
                          SPONSOR, SELLER AND SERVICER
                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A6
                                 ISSUING ENTITY
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JUNE 26, 2006

                              ------------------

     The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

-----------------------------------------------------------------------------------------------------------------------------------
                   INITIAL CLASS CERTIFICATE                                       INITIAL CLASS CERTIFICATE
                      BALANCE / INITIAL         PASS-THROUGH                          BALANCE / INITIAL        PASS-THROUGH
     CLASS            NOTIONAL AMOUNT (1)          RATE (2)           CLASS           NOTIONAL AMOUNT (1)         RATE (2)
-----------------------------------------------------------------------------------------------------------------------------------

 Class 1-A-1            $  20,000,000               6.50%        Class 2-A-4            $  11,410,170            Floating
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-2            $  50,000,000             Floating       Class 2-A-5            $  11,410,170 (3)        Floating
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-3            $  50,000,000 (3)         Floating       Class 2-A-6            $   2,000,000              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-4            $   9,364,890               6.00%        Class 2-A-7            $  42,843,500            Floating
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-5            $   3,550,000               6.50%        Class 2-A-8            $  42,843,500 (3)        Floating
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-6            $     500,000               6.00%        Class 2-A-9            $   2,056,500              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-7            $  35,845,658             Floating       Class 2-A-10           $     500,000              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-8            $  35,845,658 (3)         Floating       Class 2-A-11           $  15,545,769              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-9            $  13,651,508               6.00%        Class 2-A-12           $  34,870,939              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-10           $   1,720,592               6.00%        Class 2-A-13           $   8,029,061              6.00%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-11           $  49,324,448             Floating       Class PO               $   3,567,507 (4)           N/A
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-12           $  49,324,448 (3)         Floating       Class A-X              $  13,649,559 (3)          6.50%
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-13           $  30,873,081               6.00%        Class A-R              $         100            Variable
-----------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-14           $   6,693,169               6.00%        Class B-1              $  14,877,743            Variable
-----------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-1            $  11,205,085               6.00%        Class B-2              $   4,423,113            Variable
-----------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-2            $  20,000,000             Floating       Class B-3              $   2,814,708            Variable
-----------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-3            $  20,000,000 (3)         Floating
-----------------------------------------------------------------------------------------------------------------------------------

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CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, IndyMac Bank, F.S.B. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by a prospectus.
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(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this prospectus supplement are listed, together with their pass-through rates and initial ratings, in the tables under "Summary--Description of the Certificates" S-20 beginning on page
S-7 of this prospectus supplement. The tables also show the index used to calculate the pass-through rates for the Class 1-A-2, Class 1-A-3, Class 1-A-7,
Class 1-A-8, Class 1-A-11, Class 1-A-12, Class 2-A-2, Class 2-A-3, Class 2-A-4,
Class 2-A-5, Class 2-A-7 and Class 2-A-8 Certificates.

(3) The Class 1-A-3, Class 1-A-8, Class 1-A-12, Class 2-A-3, Class 2-A-5, Class
2-A-8 and the Class A-X Certificates are interest only, notional amount certificates. The initial notional amounts for the notional amount certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.

(4) The Class PO are principal only certificates and will not bear interest.
This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of two loan groups of 20- and 30-year conventional, fixed rate mortgage loans secured by first liens on one-to four-family residential properties.

Credit for the offered certificates will consist of subordination. The credit enhancement for each class of offered certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

The Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates will each have the benefit of a separate yield maintenance agreement with The Bank of New York as cap counterparty, as described in this prospectus supplement under "Description of the Certificates--Yield Supplement Amounts." Amounts received on the yield maintenance agreements are only available to make distributions on the related classes of certificates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     HSBC Securities (USA) Inc. will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these certificates are expected to be approximately 100.0174% of the aggregate class certificate balance of the offered certificates, plus accrued interest, before deducting expenses. See
"Method of Distribution" in this prospectus supplement. The offered certificates
(other than the Class A-R Certificates) will be available for delivery on or about May 30, 2006 to investors in book-entry form through the facilities of The
Depository Trust Company, and, upon request, through Clearstream, Luxembourg or the Euroclear System. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

                                  [HSBC LOGO]
                                  May 30, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                      -----

   Adjustment to Servicing Compensation in Connection with Certain

   Certain Matters Regarding the Servicer, the Depositor and the

                                       S-2

PROSPECTUS                                                                  PAGE
----------                                                                 -----
Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement...................................       4
Risk Factors............................................................       5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer..........................................................       5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses..       6

   You Could Be Adversely Affected by Violations of Environmental Laws..      13
   Ratings of the Securities Do Not Assure Their Payment................      14
   Book-Entry Registration..............................................      15
   The Pre-Funding Accounts Will Not Be Used to Cover Losses on The
      Loans.............................................................      15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid As
      Principal to Securityholders......................................      15
   Secondary Market for the Securities May Not Exist....................      16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities...................................      16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues....      17
   The Principal Amount of Securities May Exceed the Market Value of the

   Incorporation of Certain Documents by Reference; Reports Filed with

   Indices Applicable to Floating Rate and Inverse Floating Rate

                                       S-3

                                       S-4

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                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, CAREFULLY READ THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
BEFORE MAKING ANY INVESTMENT DECISIONS.

ISSUING ENTITY

Residential Asset Securitization Trust 2006-A6, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation, and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this prospectus supplement and the prospectus.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B, a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville,
Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration IN0606, and its telephone number is (714) 247-6000.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of May 1, 2006 and the origination date of that mortgage loan (referred to as the cut-off date).

CLOSING DATE

On or about May 30, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of two loan groups. Each loan group will consist primarily of 20- and 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

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                                       S-5

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As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                  $238,516,644.17

Weighted Average Mortgage Rate                       7.173%

Range of Mortgage Rates                              6.75% to 9.50%

Average Current Principal Balance                    $583,170.28

Range of Outstanding Principal Balances              $417,464.83 to
                                                     $1,498,800.47

Weighted Average Original Loan-to-Value Ratio        74.42%

Weighted Average Original Term to Maturity           360 months

Weighted Average Credit Bureau Risk Score            696

Weighted Average Remaining Term to Stated Maturity   358 months

Geographic Concentrations in excess of 10%:

     California                                      38.06%

     New York                                        14.10%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                  $163,584,515.70

Weighted Average Mortgage Rate                       6.408%

Range of Mortgage Rates                              5.625% to 6.625%

Average Current Principal Balance                    $573,980.76

Range of Outstanding Principal Balances              $418,032.25 to
                                                     $1,700,000.00

Weighted Average Original Loan-to-Value Ratio        72.59%

Weighted Average Original Term to Maturity           360 months

Weighted Average Credit Bureau Risk Score            718

Weighted Average Remaining Term to Stated Maturity   358 months

Geographic Concentrations in excess of 10%:

     California                                      46.28%

     New York                                        10.81%

As of the cut-off date, the depositor expects that the mortgage loans in the aggregate will have the following characteristics:

Aggregate Current Principal Balance                  $402,101,159.87

Weighted Average Mortgage Rate                       6.862%

Range of Mortgage Rates                              5.625% to 9.500%

Average Current Principal Balance                    $579,396.48

Range of Outstanding Principal Balances              $417,464.83 to
                                                      $1,700,000.00

Weighted Average Original Loan-to-Value Ratio        73.68%

Weighted Average Original Term to Maturity           360 months

Weighted Average Credit Bureau Risk Score            705

Weighted Average Remaining Term to Stated Maturity   358 months

Geographic Concentrations in excess of 10%:

     California                                      41.40%

     New York                                        12.77%

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                                       S-6

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DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-seven classes of certificates, thirty-three of which are offered by this prospectus supplement and the accompanying prospectus:

                                  INITIAL CLASS
                                   CERTIFICATE                                        FINAL SCHEDULED   INITIAL RATING
                                BALANCE / INITIAL                                       DISTRIBUTION     (MOODY'S/S&P)
            CLASS              NOTIONAL AMOUNT (1)               TYPE                     DATE (2)            (3)
----------------------------   -------------------   ------------------------------   ---------------   --------------

OFFERED CERTIFICATES
1-A-1 ......................    $  20,000,000        Senior/Fixed Pass-Through Rate    July 25, 2036       Aaa / AAA

1-A-2 ......................    $  50,000,000         Senior/Super Senior/Floating     July 25, 2036       Aaa / AAA
                                                           Pass-Through Rate

1-A-3 ......................    $  50,000,000 (3)     Senior/ Super Senior/Inverse     July 25, 2036       Aaa / AAA
                                                         Floating Pass-Through
                                                      Rate/Notional Amount/Interest
                                                                  Only

1-A-4 ......................    $   9,364,890        Senior/ Super Senior/NAS/Fixed    July 25, 2036       Aaa / AAA
                                                           Pass-Through Rate

1-A-5 ......................    $   3,550,000             Senior/Support/Fixed         July 25, 2036       Aa1 / AAA
                                                           Pass-Through Rate

1-A-6 ......................    $     500,000           Senior/Support/NAS/Fixed       July 25, 2036       Aa1 / AAA
                                                           Pass-Through Rate

1-A-7 ......................    $  35,845,658         Senior/ Super Senior/Floating    July 25, 2036       Aaa / AAA
                                                            Pass-Through Rate

1-A-8 ......................    $  35,845,658 (3)     Senior/ Super Senior/Inverse     July 25, 2036       Aaa / AAA
                                                         Floating Pass-Through
                                                     Rate/Notional Amount/Interest
                                                                  Only

1-A-9 ......................    $  13,651,508         Senior/ Fixed Pass-Through       July 25, 2036       Aaa / AAA
                                                                 Rate

1-A-10 .....................    $   1,720,592           Senior/ Support/ Fixed         July 25, 2036       Aa1 / AAA
                                                           Pass-Through Rate

1-A-11 .....................    $  49,324,448         Senior/Floating Pass-Through     July 25, 2036       Aaa / AAA
                                                                  Rate

1-A-12 .....................    $  49,324,448 (3)       Senior/Inverse Floating        July 25, 2036       Aaa / AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only

1-A-13 .....................    $  30,873,081          Senior/ Fixed Pass-Through      July 25, 2036       Aaa / AAA
                                                                  Rate

1-A-14 .....................    $   6,693,169          Senior/ Fixed Pass-Through      July 25, 2036       Aaa / AAA
                                                                  Rate

2-A-1 ......................    $  11,205,085        Senior/ Super Senior/NAS/Fixed    July 25, 2036       Aaa / AAA
                                                           Pass-Through Rate

2-A-2 ......................    $  20,000,000         Senior/Floating Pass-Through     July 25, 2036       Aaa / AAA
                                                                  Rate

2-A-3 ......................    $  20,000,000 (3)       Senior/Inverse Floating        July 25, 2036       Aaa / AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only

2-A-4 ......................    $  11,410,170         Senior/Floating Pass-Through     July 25, 2036       Aaa / AAA
                                                                  Rate

2-A-5 ......................    $  11,410,170           Senior/Inverse Floating        July 25, 2036       Aaa / AAA
                                                       Pass-Through Rate/Notional
                                                          Amount/Interest Only

2-A-6 ......................    $   2,000,000          Senior /Fixed Pass-Through      July 25, 2036       Aaa / AAA
                                                                  Rate

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                                        S-7

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                                  INITIAL CLASS
                                   CERTIFICATE                                        FINAL SCHEDULED   INITIAL RATING
                                BALANCE / INITIAL                                       DISTRIBUTION     (MOODY'S/S&P)
            CLASS              NOTIONAL AMOUNT (1)               TYPE                     DATE (2)            (3)
----------------------------   -------------------   ------------------------------   ---------------   --------------

2-A-7 ......................    $  42,843,500        Senior/ Super Senior/Floating     July 25, 2036       Aaa / AAA
                                                           Pass-Through Rate

2-A-8 ......................    $  42,843,500         Senior/ Super Senior/Inverse     July 25, 2036       Aaa / AAA
                                                         Floating Pass-Through
                                                     Rate/Notional Amount/Interest
                                                                  Only

2-A-9 ......................    $   2,056,500             Senior/Support/Fixed         July 25, 2036       Aa1 / AAA
                                                           Pass-Through Rate

2-A-10 .....................    $     500,000          Senior/ Support/NAS/Fixed       July 25, 2036       Aa1 / AAA
                                                           Pass-Through Rate

2-A-11 .....................    $  15,545,769          Senior /Fixed Pass-Through      July 25, 2036       Aaa / AAA
                                                                  Rate

2-A-12 .....................    $  34,870,939        Senior/Fixed Pass-Through Rate    July 25, 2036       Aaa / AAA

2-A-13 .....................    $   8,029,061          Senior /Fixed Pass-Through      July 25, 2036       Aaa / AAA
                                                                  Rate

A-X ........................    $  13,649,559 (4)      Senior/ Fixed Pass-Through      July 25, 2036       N/R / AAA
                                                     Rate/ Notional Amount/Interest
                                                             Only/Component

PO .........................    $   3,567,507               Senior/Principal           July 25, 2036       Aaa / AAA
                                                             Only/Component

A-R ........................    $         100            Senior/REMIC Residual         July 25, 2036       N/R / AAA

B-1 ........................    $  14,877,743             Subordinate/Variable         July 25, 2036       N/R / AA

B-2 ........................    $   4,423,113             Subordinate/Variable         July 25, 2036        N/R / A

B-3 ........................    $   2,814,708             Subordinate/Variable         July 25, 2036       N/R / BBB

NON-OFFERED CERTIFICATES (5)
B-4 ........................    $   2,814,708             Subordinate/Variable         July 25, 2036

B-5 ........................    $   2,211,556             Subordinate/Variable         July 25, 2036

B-6 ........................    $1,407,354.87             Subordinate/Variable         July 25, 2036

P ..........................    $         100            Prepayment Charges(6)              N/A

----------
(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The final scheduled distribution date is the distribution date in the month after the month of the latest stated maturity date of any Mortgage Loan.

(3)  The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill
     Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). A
     rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4)  The notional amount of the Class A-X Certificates will be calculated as described in this prospectus supplement under "Description of the
     Certificates--Notional Amount Certificates."

(5)  The Class B-4, Class B-5, Class B-6 and Class P Certificates are not
     offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B-4, Class B-5, Class B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(6)  The Class P Certificates will be entitled to receive all prepayment charges collected on the mortgage loans.

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                                       S-8

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     The certificates will also have the following characteristics:

                           RELATED LOAN   INITIAL PASS-THROUGH                                                  INTEREST ACCRUAL
        CLASS                 GROUP             RATE (1)          PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
------------------------   ------------   --------------------   ------------------   -----------------------   ----------------

OFFERED CERTIFICATES
1-A-1...................         1                6.50%                  6.50%            calendar month (3)       30/360 (4)
1-A-2...................         1                5.68%           LIBOR + 0.60% (2)              (5)               30/360 (4)
1-A-3...................         1                0.82%           5.90% - LIBOR (2)              (5)               30/360 (4)
1-A-4...................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
1-A-5...................         1                6.50%                 6.50%            calendar month (3)        30/360 (4)
1-A-6...................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
1-A-7...................         1                5.48%           LIBOR + 0.40% (2)              (5)               30/360 (4)
1-A-8...................         1                0.52%           5.60% - LIBOR (2)              (5)               30/360 (4)
1-A-9...................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
1-A-10..................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
1-A-11..................         1                5.48%           LIBOR + 0.40% (2)              (5)               30/360 (4)
1-A-12..................         1                2.02%           7.10% - LIBOR (2)              (5)               30/360 (4)
1-A-13..................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
1-A-14..................         1                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-1...................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-2...................         2                5.36%           LIBOR + 0.40% (2)              (5)               30/360 (4)
2-A-3...................         2                1.64%           6.60% - LIBOR (2)              (5)               30/360 (4)
2-A-4...................         2                5.36%           LIBOR + 0.40% (2)              (5)               30/360 (4)
2-A-5...................         2                2.14%           7.10% - LIBOR (2)              (5)               30/360 (4)
2-A-6...................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-7...................         2                5.36%           LIBOR + 0.40% (2)              (5)               30/360 (4)
2-A-8...................         2                0.64%           5.60% - LIBOR (2)              (5)               30/360 (4)
2-A-9...................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-10..................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-11..................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-12..................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
2-A-13..................         2                6.00%                 6.00%            calendar month (3)        30/360 (4)
A-X.....................      1 and 2             6.50%                 6.50%            calendar month (3)        30/360 (4)
PO......................      1 and 2              (6)                   (6)                    N/A                   N/A
A-R.....................         1              6.86% (7)             6.86% (7)          calendar month (3)        30/360 (4)
B-1.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
B-2.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
B-3.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
NON-OFFERED CERTIFICATES
B-4.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
B-5.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
B-6.....................      1 and 2              (8)                   (8)             calendar month (3)        30/360 (4)
P.......................      1 and 2              N/A                   N/A                    N/A                    N/A

(1)  Reflects the expected pass-through rate as of the closing date.

(2)  The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this prospectus supplement under "Description of the
     Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Determination of LIBOR."

(3)  The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(4)  Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5)  The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(6)  The Class PO Certificates are not entitled to any distributions of interest. See "Description of the Certificates" in this prospectus supplement.

(7)  The pass-through rate for Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan

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                                       S-9

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group 1. The pass-through rate for the Class A-R Certificates for the first interest accrual period will be approximately 6.86%.

(8)  The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     o    6.50% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date), over the aggregate class certificate balance of the group 1 senior certificates immediately prior to that distribution date; and

     o    6.25% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior date), over the aggregate class certificate balance of the group 2 senior certificates immediately prior to that distribution date;

divided by the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date. See "Description of
Certificates -- Interest" in this prospectus supplement.

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                                      S-10

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DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates:

Senior Certificates            Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                               1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                               Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                               Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                               2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                               Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                               2-A-11, Class 2-A-12, Class 2-A-13, Class A-X,
                               Class PO and Class A-R Certificates

Subordinated Certificates      Class B-1, Class B-2, Class B-3, Class B-4, Class
                               B-5 and Class B-6 Certificates

LIBOR Certificates             Class 1-A-2, Class 1-A-3, Class 1-A-7, Class
                               1-A-8, Class 1-A-11, Class 1-A-12, Class 2-A-2,
                               Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                               2-A-7 and Class 2-A-8 Certificates

Notional Amount Certificates   Class 1-A-3, Class 1-A-8, Class 1-A-12, Class
                               2-A-3, Class 2-A-5, Class 2-A-8 and Class A-X
                               Certificates

Group 1 Senior Certificates    Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                               1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                               Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14
                               and Class A-R Certificates and Class PO-1 and
                               Class A-X-1 Components

Group 2 Senior Certificates    Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                               2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                               Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                               2-A-11, Class 2-A-12 and Class 2-A-13
                               Certificates and Class PO-2 and Class A-X-2
                               Components

Offered Certificates           Senior Certificates, Class B-1, Class B-2 and
                               Class B-3 Certificates

RECORD DATE

The record date (x) for the LIBOR Certificates, so long as such certificates are
Book-Entry Certificates, is the business day immediately prior to that distribution date and (y) for any other class of certificates and any Definitive
Certificates, is the last business day of the month immediately preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$100,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "--
Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on June 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-

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                                      S-11

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bearing class and component of certificates will be entitled to receive:

o    interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates; minus

o    any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates--Interest" in this prospectus supplement.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of
0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

See "Servicing of Mortgage Loans--Servicing Compensation and Payment of
Expenses" and "--Adjustment to Servicing Compensation in Connection with Certain
Prepaid Mortgage Loans" in this prospectus supplement.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

o    prepayments on the mortgage loans; and

o    reductions in the mortgage rate on the related mortgage loans due to
     Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all related interest-bearing classes of certificates, based on their respective interest entitlements (or, in the case of the subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates--Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions
Among Certificates," interest will be distributed on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS

A separate supplemental interest trust created under the pooling and servicing agreement will have the benefit of three interest rate corridor contracts, one for the benefit of each of the Class 1-A-2, the Class 1-A-7 and the 2-A-7 Class
Certificates. On or prior to the related yield maintenance agreement termination date, amounts paid under each yield maintenance agreement will be available as described in this prospectus supplement to make payments of the related yield supplement amount to the Class 1-A-2, the Class 1-A-7 and the Class 2-A-7
Certificates, as applicable.

See "Description of the Certificates--Yield Supplement Amount" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if cash is available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement under "Description of the Certificates--Principal."

Principal collections from the mortgage loans in a loan group will be distributed to the related classes of senior certificates as described in the next sentence, and any remainder will be allocated to the subordinated certificates. Principal distributed to the senior certificates in a senior certificate group will be

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                                      S-12

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allocated between the related Class PO component, on the one hand, and the other classes of senior certificates in that senior certificate group (other than the notional amount certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate of the mortgage loans in that loan group divided by the related required coupon and the
PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the required coupon, the non-PO percentage will be
100% and the PO percentage will be 0%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the classes of senior certificates in a senior certificate group (other than the notional amount certificates and the related component of Class PO certificates) as set forth below, and any remainder of that non-PO amount will be allocated to the classes of subordinated certificates:

o    in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

o    in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage may step down as described in this prospectus supplement.

The required coupon for loan group 1 and loan group 2 will be 6.50% and 6.25%, respectively.

General

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for
Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See
"Description of the Certificates -- Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

General

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o    all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o    net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loans, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans in that loan group;

o    partial or full prepayments with respect to the mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

o    any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group purchased by the seller or the servicer during the applicable period.

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                                      S-13

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o    the servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of Mortgage Loans-- Servicing
     Compensation and Payment of Expenses" and "Description of the Certificates
     --Priority of Distributions Among Certificates") due to the servicer;

o    the trustee fee due to the trustee;

o    lender-paid mortgage insurance premiums, if any;

o    the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

o    all prepayment charges (which are distributable only to the Class P
     Certificates); and

o    all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for a mortgage loan will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will equal either 0.250% or 0.320% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans in loan group 1 and loan group 2 was
0.305% and 0.270% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing
Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of
Distributions Among Certificates."

Source and Priority of Distributions

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of
Expenses" and "Description of the Certificates --Priority of Distributions Among
Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o    to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

o    to principal of the classes of senior certificates related to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o    to any deferred amounts payable on the related Class PO Component, but only from amounts that would otherwise be distributed on that distribution date as principal of the classes of subordinated certificates;

o    to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1
     Certificates, in each case subject to the limitations set forth below; and

o    from any remaining available amounts to the Class A-R Certificates.

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                                      S-14

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Priority of Distributions--Group 1 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 1, up to the amount of the senior principal distribution amount for loan group 1 will be distributed as principal of the following classes of group 1 senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently:

     (A) 9.0283937838% to the Class 1-A-1 Certificates until its class certificate balance is reduced to zero;

     (B) 24.1735243562%, concurrently, to the Class 1-A-2 and Class 1-A-5
Certificates, pro rata, until their respective class certificate balances are reduced to zero;

     (C) 22.2660269857% to the Class 1-A-11 Certificates, until its class certificate balance is reduced to zero; and

     (D) 44.5320548743% as follows:

          (i) concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro
     rata, the Group 1 Priority Amount until their respective class certificate balances are reduced to zero;

          (ii) up to $387,281 for each distribution date in the following order:

               (a) 97.00%, sequentially, to the Class 1-A-13 and Class 1-A-14
          Class Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (b) 3.00%, concurrently, to the Class 1-A-7 and Class 1-A-10
          Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 1-A-7 and Class 1-A-10 certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iv) sequentially, to the Class 1-A-13 and Class 1-A-14 Certificates,
     in that order, until their respective class certificate balances are reduced to zero;

          (v) to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero; and

          (vi) to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, without regard to the Group 1 Priority Amount, until their respective class certificate balances are reduced to zero.

Priority of Distributions--Group 2 Senior Certificates

On each distribution date, the non-PO formula principal amount related to loan group 2, up to the amount of the senior principal distribution amount for loan group 2, will be distributed as principal of the following classes of group 2 senior certificates, as follows:

     (A) 13.4715492734% to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero;

     (B) 7.6856333687% to the Class 2-A-4 Certificates, until its class certificate balance is reduced to zero; and

     (C) 78.8428173579% in the following priority:

          (i) concurrently, to the Class 2-A-1 and Class 2-A-10 Certificates,
     pro rata, the Group 2 Priority Amount, until their respective class certificate balances are reduced to zero;

          (ii) up to $454,959 for each distribution date concurrently:

               (x) 97.00% as follows:

                    (a) 4.4543429844% to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero;

                    (b) 95.5456570156%, sequentially, to the Class 2-A-12 and
               Class 2-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero;

                                      S-15

               (y) 3.00%, concurrently, to the Class 2-A-9 and Class 2-A-7
          Certificates, pro rata, until their respective class certificate balances are reduced to zero;

          (iii) concurrently, to the Class 2-A-9 and Class 2-A-7 Certificates,
     pro rata, until their respective class certificate balances are reduced to zero;

          (iv) to the following classes of certificates as follows:

               (x) 4.4543429844% to the Class 2-A-6 Certificates, until its class certificate balance is reduced to zero; and

               (y) 95.5456570156%, sequentially, to the Class 2-A-12 and Class
          2-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (v) to the Class 2-A-11 Certificates, until its class certificate balance is reduced to zero; and

          (vi) concurrently, to the Class 2-A-1 and Class 2-A-10 Certificates,
     pro rata, without regard to the Group 2 Priority Amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates

On each distribution date, principal will be distributed to each Class PO
Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

o    available funds for the related loan group remaining after distribution of interest on the related senior certificates; and

o    a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER

On each distribution date, with respect to both loan groups to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the classes of subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups
(based on its class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

o    the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     o    first, to the classes of subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     o    second, concurrently to the senior certificates related to the applicable loan group (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective class certificate balances, except that the non-PO

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                                      S-16

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          percentage of any realized losses on the mortgage loans in (A) loan group 1 that would otherwise be allocated to (i) the Class 1-A-2 and
          Class 1-A-3 Certificates will be allocated, pro rata, to the Class
          1-A-5 Certificates until its class certificate balance is reduced to zero, (ii) the Class 1-A-4 Certificates will be allocated to the Class
          1-A-6 Certificates until its class certificate balance is reduced to zero, and (iii) the Class 1-A-7 and Class 1-A-8 Certificates will instead be allocated, pro rata, to the Class 1-A-10 Certificates until its class certificate balance is reduced to zero; and (B) loan group 2 that would otherwise be allocated to (i) the Class 2-A-1 Certificates will be allocated to the Class 2-A-10 Certificates until its class certificate balance is reduced to zero, and (ii) the Class 2-A-7 and
          Class 2-A-8 Certificates will be allocated, pro rata, to the Class
          2-A-9 Certificates until its class certificate balance is reduced to zero; and

o    the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component;
     provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred
     Amounts and will be paid on the applicable Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for a loan group) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, each class of subordinated certificates will have a distribution priority over the class or classes of subordinated certificates with a higher numerical designation, if any.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "Priority of Distributions--Principal,"
unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates'
pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Cross-Collateralization

In certain limited circumstances, principal and interest collected from one of the loan groups may be used to pay principal or interest, or both, to the certificates unrelated to that loan group.

See "Description of the Certificates -- Cross-Collateralization" in this prospectus supplement.

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                                      S-17

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ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under
"Description of the Certificates--Representations and Warranties Relating to
Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. See "Servicing of
Mortgage Loans--Certain Modifications and Refinancings" in this prospectus supplement.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated
principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R
Certificates, will represent the regular interests in the master REMIC. The
Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, supplemental interest reserve fund and the yield maintenance agreements shall not constitute any part of any REMIC described in the pooling and servicing agreement.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income
Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-2, Class 1-A-7 and
Class 2-A-7 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related yield maintenance agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations
With Respect to the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Yield Maintenance
Agreements."

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

--------------------------------------------------------------------------------

                                      S-18

                         SUMMARY OF TRANSACTION PARTIES

--------------------     Mortgage Loans     --------------------------------     ---------------------
 SPONSOR, SELLER AND                                    DEPOSITOR                         CAP
      SERVICER       ----------------------         IndyMac MBS, Inc.                 COUNTERPARTY
IndyMac Bank, F.S.B.                        --------------------------------     The Bank of New York
--------------------                                        |                    ----------------------
          |                                                 |                               |
          |                                                 |                               |
          |                                                 |     Mortgage Loans            |
          |                                                 |                               |     Yield
          |                                                 |                               |     Supplement
          |     Mortgage                                    |                               |     Amounts
          |     Loan                                        |                               |
          |     Servicing                                   |                               |
          |                                                 |                               |
          |                                                 |                               |
          |                                                 |                               |
          |                                 --------------------------------     ----------------------
          |                                          ISSUING ENTITY
          |                                 Residential Asset Securitization      SUPPLEMENTAL INTEREST
           --------------------------------           Trust 2006-A6                       TRUST
                                                         TRUSTEE                 Deutsche Bank National
                                                 Deutsche Bank National               Trust Company
                                                      Trust Company
                                            --------------------------------     ----------------------
                                                            |                               |
                                                            |                               |     Yield
                                                            |     Distributions             |     Supplement
                                                            |                               |     Amounts
                                                            |                               |
                                            --------------------------------                |
                                                   CERTIFICATEHOLDERS        ---------------
                                            --------------------------------

--------------------------------------------------------------------------------

                                      S-19

                                  RISK FACTORS

     The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates.
You should also carefully consider the information under "Risk Factors"
beginning on page 5 in the prospectus.

YOUR YIELD WILL BE AFFECTED
   BY HOW BORROWERS REPAY
   THEIR MORTGAGE LOANS.......   Borrowers may, at their option, prepay their
                                 mortgage loans in whole or in part at any time.
                                 We cannot predict the rate at which borrowers
                                 will repay their mortgage loans. A prepayment
                                 of a mortgage loan will result in a prepayment
                                 on the certificates. The issuing entity's
                                 prepayment experience may be affected by many
                                 factors, including:

                                 o    general economic conditions,

                                 o    the level of prevailing interest rates,

                                 o    the availability of alternative financing,

                                 o    applicability of prepayment charges, and

                                 o    homeowner mobility.

                                 The rate and timing of prepayments of the
                                 mortgage loans will affect the yields to
                                 maturity and weighted average lives of the
                                 certificates.

                                 Any reinvestment risks from faster or slower
                                 prepayments of the mortgage loans will be borne
                                 entirely by the holders of the certificates.

                                 o    If you purchase principal only
                                      certificates or you purchase your
                                      certificates at a discount and principal
                                      is repaid slower than you anticipate, then
                                      your yield may be lower than you
                                      anticipate.

                                 o    If you purchase notional amount
                                      certificates or you purchase your
                                      certificates at a premium and principal is
                                      repaid faster than you anticipate, then
                                      your yield may be lower than you
                                      anticipate.

                                 o    If you purchase notional amount
                                      certificates and principal is repaid
                                      faster than you anticipate, then you may
                                      not fully recover your initial investment.

                                 o    Approximately 30.15% and 25.06% of the
                                      group 1 mortgage loans and group 2
                                      mortgage loans, respectively, in each case
                                      by aggregate stated principal balance of
                                      the mortgage loans in the related loan
                                      group as of the cut-off date, require the
                                      mortgagor to pay a charge if the

                                      S-20

                                      mortgagor prepays (generally, other than
                                      as a result of selling the mortgaged
                                      property) the mortgage loan during periods
                                      ranging from one year to five years after
                                      the mortgage loan was originated. A
                                      prepayment charge may discourage a
                                      mortgagor from prepaying the mortgage loan
                                      during the applicable period. Prepayment
                                      charges from the mortgage loans will be
                                      distributed to the Class P Certificates
                                      and will not be available to the holders
                                      of other classes of certificates.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" for a description of factors
                                 that may influence the rate and timing of
                                 prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED
   BY THE INTEREST-ONLY
   FEATURE OF SOME OF THE
   MORTGAGE LOANS.............   Approximately 49.74% of the group 1 mortgage
                                 loans and 49.92% of the group 2 mortgage loans,
                                 in each case by principal balance of the
                                 related loan group as of the cut-off date,
                                 require monthly payments of only accrued
                                 interest for a substantial period of time after
                                 origination. During the interest-only period,
                                 less principal will be available for
                                 distribution to certificateholders than
                                 otherwise would be the case. In addition, these
                                 loans may have a higher risk of default after
                                 the interest-only period due to the larger
                                 outstanding balance and the increased monthly
                                 payment necessary to amortize fully the
                                 mortgage loan.

                                 During the interest-only period, these mortgage
                                 loans may be less likely to prepay since the
                                 perceived benefits from refinancing may be less
                                 than if the mortgage loans were fully
                                 amortizing. As the interest-only period
                                 approaches its end, however, these mortgage
                                 loans may be more likely to be refinanced in
                                 order to avoid higher monthly payments
                                 necessary to fully amortize the mortgage loans.

                                 Investors should consider the fact that
                                 interest-only loans reduce the monthly payment
                                 required by borrowers during the interest-only
                                 period and consequently the monthly housing
                                 expense used to qualify borrowers. As a result,
                                 interest-only loans may allow some borrowers to
                                 qualify for a mortgage loan who would not
                                 otherwise qualify for a fully-amortizing loan
                                 or may allow them to qualify for a larger
                                 mortgage loan than otherwise would be the case.

YOUR YIELD WILL BE AFFECTED
   BY HOW DISTRIBUTIONS ARE
   ALLOCATED TO THE
   CERTIFICATES...............   The timing of principal distributions on the
                                 certificates will be affected by a number of
                                 factors, including:

                                 o    the extent of prepayments on the mortgage
                                      loans in the related loan group, in the
                                      case of the interest-bearing senior
                                      certificates and principal only
                                      components, and in both loan groups, in
                                      the case of the subordinated certificates,

                                      S-21

                                 o    how the classes of certificates receive
                                      distributions of principal,

                                 o    whether the servicer exercises its right,
                                      in its sole discretion, to terminate the
                                      issuing entity,

                                 o    the rate and timing of payment defaults
                                      and losses on the mortgage loans in the
                                      related loan group, in the case of the
                                      interest-bearing senior certificates and
                                      principal only components, and in both
                                      loan groups, in the case of the
                                      subordinated certificates, and

                                 o    repurchases of mortgage loans in the
                                      related loan group, in the case of the
                                      interest-bearing senior certificates and
                                      principal only components, and in both
                                      loan groups, in the case of the
                                      subordinated certificates, for material
                                      breaches of representations and warranties
                                      or due to modifications of the mortgage
                                      rate.

                                 Because distributions on the certificates are
                                 dependent upon the payments on the related
                                 mortgage loans, we cannot guarantee the amount
                                 of any particular distribution or the amount of
                                 time that will elapse before the issuing entity
                                 is terminated.

                                 See "Description of the
                                 Certificates--Distributions," and "--Optional
                                 Termination" in this prospectus supplement for
                                 a description of the manner in which principal
                                 will be distributed to the certificates. See
                                 "The Mortgage Pool--Representations by Seller;
                                 Repurchases, etc." and "Servicing of the
                                 Mortgage Loans--Certain Modifications and
                                 Refinancings" in this prospectus supplement for
                                 more information regarding the repurchase of
                                 mortgage loans.

THE YIELDS ON THE LIBOR
   CERTIFICATES WILL BE
   AFFECTED BY THE LEVEL OF
   LIBOR......................   The pass-through rates for the Class 1-A-2,
                                 Class 1-A-7, Class 1-A-11, Class 2-A-2, Class
                                 2-A-4 and Class 2-A-7 Certificates will be
                                 based on LIBOR plus a margin, subject to a cap.
                                 The pass-through rates for the Class 1-A-3,
                                 Class 1-A-8, Class 1-A-12, Class 2-A-3, Class
                                 2-A-5 and Class 2-A-8 Certificates will be
                                 based on a fixed rate minus LIBOR. The yields
                                 on the LIBOR Certificates will be affected by
                                 the level of LIBOR. If the level of LIBOR
                                 differs from the level you expect, then the
                                 yield on your LIBOR Certificates may be lower
                                 than you expect. The pass-through rates for the
                                 Class 1-A-3, Class 1-A-8, Class 1-A-12, Class
                                 2-A-3, Class 2-A-5 and Class 2-A-8 Certificates
                                 may be as little as 0%.

                                 See "Description of the Certificates --
                                 Interest" and "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement
                                 for more information.

                                      S-22

THE RELATED YIELD SUPPLEMENT
   AMOUNT MAY NOT BE
   SUFFICIENT TO COVER AMOUNTS
   DUE ON THE CLASS 1-A-2,
   CLASS 1-A-7 AND CLASS 2-A-7
   CERTIFICATES...............   The Class 1-A-2, Class 1-A-7 and Class 2-A-7
                                 Certificates, will each accrue interest at a
                                 per annum rate equal to the sum of LIBOR plus a
                                 margin. If LIBOR exceeds the applicable strike
                                 rate subject to the related ceiling rate, the
                                 Class 1-A-2, Class 1-A-7 and Class 2-A-7
                                 Certificates, as applicable, will be entitled
                                 to receive a yield supplement amount. Payment
                                 of a yield supplement amount will be made on
                                 each distribution date to and including the
                                 related yield maintenance agreement termination
                                 date, from payments made under the related
                                 yield maintenance agreement.

                                 The only source of funds for deposits into the
                                 supplemental interest reserve fund will be
                                 amounts payable under the related yield
                                 maintenance agreement. We cannot, however,
                                 assure you that funds from the related yield
                                 maintenance agreement will be adequate to cover
                                 the amounts described above for the Class
                                 1-A-1, Class 1-A-7 and Class 2-A-7
                                 Certificates.

                                 See "Description of the Certificates -- Yield
                                 Supplement Amount" in this prospectus
                                 supplement.

THE CLASS 1-A-2, CLASS 1-A-7
   AND CLASS 2-A-7
   CERTIFICATES INVOLVE
   COUNTERPARTY RISK..........   Although the Class 1-A-2, Class 1-A-7 and Class
                                 2-A-7 Certificates may receive the related
                                 yield supplement amount, the mortgage loans can
                                 not support these payments. Payments of these
                                 amounts are solely dependent upon the
                                 performance of the related cap counterparty
                                 under the related yield maintenance agreement.
                                 Thus, the payment of these amounts involves
                                 counterparty risk. The likelihood of receipt of
                                 these amounts is not covered by the ratings of
                                 the Class 1-A-2, Class 1-A-7 and Class 2-A-7
                                 Certificates. The ratings of the cap
                                 counterparty are lower than the ratings on the
                                 Class 1-A-2, Class 1-A-7 and Class 2-A-7
                                 Certificates.

                                 See "The Cap Counterparty" in this prospectus
                                 supplement.

CREDIT ENHANCEMENT MAY NOT BE
   SUFFICIENT TO PROTECT
   SENIOR CERTIFICATES FROM
   LOSSES.....................   The subordination features of the issuing
                                 entity are intended to enhance the likelihood
                                 that senior certificateholders will receive
                                 regular distributions of interest and
                                 principal, as applicable.

                                 SUBORDINATION. Credit enhancement will be
                                 provided for the certificates, first, by the
                                 right of the holders of certificates with a
                                 higher distribution priority to receive
                                 distributions of principal before the classes
                                 subordinated to them and, second, by the
                                 allocation of realized losses, other than
                                 excess losses, on the mortgage loans to the
                                 subordinated certificates in the reverse order
                                 of their priority of distribution. This form of
                                 credit enhancement uses collections on the
                                 mortgage loans otherwise distributable to
                                 holders of classes of subordinated

                                      S-23

                                 certificates to distribute amounts due on more
                                 senior classes. Collections otherwise
                                 distributable to the classes of subordinated
                                 certificates comprise the sole source of funds
                                 from which this type of credit enhancement is
                                 provided.

                                 ALLOCATION OF LOSSES. Except as described
                                 below, realized losses are allocated to the
                                 subordinated certificates in the reverse order
                                 of their priority of distribution, beginning
                                 with the class of subordinated certificates
                                 then outstanding with the lowest priority of
                                 distribution, until the class certificate
                                 balance of that class has been reduced to zero.
                                 Subsequent realized losses will be allocated to
                                 the next most junior class of subordinated
                                 certificates, sequentially, until the class
                                 certificate balance of each succeeding class
                                 has been reduced to zero. Accordingly, if the
                                 class certificate balance of each class of
                                 subordinated certificates were to be reduced to
                                 zero, delinquencies and defaults on the
                                 mortgage loans would reduce the amount of funds
                                 available for monthly distributions to holders
                                 of the classes of senior certificates. Realized
                                 losses on the mortgage loans allocable to the
                                 senior certificates will be allocated in
                                 accordance with the priorities set forth in
                                 this prospectus supplement under "Description
                                 of the Certificates--Allocation of Losses".
                                 Investors in the classes of super senior
                                 certificates should note that the initial class
                                 certificate balance of the applicable class of
                                 senior support certificates is substantially
                                 smaller than the initial class certificate
                                 balances of the related class or classes of
                                 super senior certificates, and consequently,
                                 the classes of senior support certificates will
                                 be able to absorb only a limited amount of
                                 realized losses that are otherwise allocable to
                                 the related class or classes of super senior
                                 certificates. Furthermore, the classes of
                                 subordinated certificates will provide only
                                 limited protection against some categories of
                                 losses on the mortgage loans such as special
                                 hazard losses, bankruptcy losses and fraud
                                 losses in excess of the amounts specified in
                                 this prospectus supplement. Any losses in
                                 excess of those amounts will be allocated
                                 proportionately to each class of certificates
                                 (other than the notional amount certificates
                                 and the Class PO Certificates), even if the
                                 principal balance of each class of subordinated
                                 certificates has not been reduced to zero.
                                 Unlike realized losses, any excess losses on
                                 the mortgage loans will be allocated pro rata
                                 among all classes of certificates (other than
                                 the notional amount certificates and the Class
                                 PO Certificates), including the Class 1-A-2,
                                 Class 1-A-3, Class 1-A-4, Class 1-A-7, Class
                                 1-A-8, Class 2-A-1, Class 2-A-7 and Class 2-A-8
                                 Certificates, without any reallocation of such
                                 excess losses to the Class 1-A-5, Class 1-A-6
                                 and Class 1-A-10, Class 2-A-9 and Class 2-A-10
                                 Certificates.

                                 See "Credit Enhancement --Subordination" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

HIGH BALANCE MORTGAGE LOANS
   PRESENT GREATER RISK.......   As of the cut off date, four and six of the
                                 group 1 and group 2 mortgage loans,
                                 respectively, constituting approximately

                                      S-24

                                 2.33% and 4.94% of the aggregate stated
                                 principal balance of the mortgage loans in loan
                                 group 1 and loan group 2, respectively, had
                                 principal balances greater than $1,000,000. You
                                 should consider the risk that the loss,
                                 delinquency and prepayment experience on these
                                 high balance mortgage loans may have a
                                 disproportionate effect on the pool of mortgage
                                 loans.

SECOND LIENS ON SOME OF THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT YOU.......   With respect to approximately 40.08% of the
                                 group 1 mortgage loans and 42.03% of the group
                                 2 mortgage loans, in each case by aggregate
                                 stated principal balance of the mortgage loans
                                 in the related loan group as of the cut-off
                                 date, at the time of origination of the first
                                 lien mortgage loan, the originator of the
                                 mortgage loan also originated a second lien
                                 mortgage loan that will not be included in the
                                 issuing entity and is not reflected in the
                                 loan-to-value ratio tables included in this
                                 prospectus supplement. The weighted average
                                 loan-to-value ratios of such group 1 mortgage
                                 loans and group 2 mortgage loans are
                                 approximately 77.23% and 76.32%, respectively,
                                 and the weighted average combined loan-to-value
                                 ratios (including the second lien) are
                                 approximately 92.70% and 91.29%, respectively.
                                 With respect to such mortgage loans,
                                 foreclosure frequency may be increased relative
                                 to mortgage loans that were originated without
                                 a simultaneous second lien because mortgagors
                                 have less equity in the mortgaged property. You
                                 should also note that any mortgagor may obtain
                                 secondary financing at any time subsequent to
                                 the date of origination of its mortgage loan
                                 from the originator of its mortgage loan or
                                 from any other lender.

CERTAIN INTEREST SHORTFALLS
   WILL BE ALLOCATED TO THE
   CERTIFICATES...............   Your certificates may be subject to certain
                                 shortfalls in interest collections arising from
                                 the application of the Servicemembers Civil
                                 Relief Act and similar state and local laws
                                 (referred to in this prospectus supplement as
                                 the Relief Act). The Relief Act provides relief
                                 to borrowers who enter active military service
                                 and to borrowers in reserve status who are
                                 called to active duty after the origination of
                                 their mortgage loan. The Relief Act provides
                                 generally that these borrowers may not be
                                 charged interest on a mortgage loan in excess
                                 of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time, will not be advanced by the
                                 servicer, and will reduce accrued interest on
                                 each class of certificates on a pro rata basis.
                                 In addition, the Relief Act imposes certain
                                 limitations that would impair the servicer's
                                 ability to foreclose on an affected mortgage
                                 loan during the borrower's period of active
                                 service and, under some circumstances, during
                                 an additional period thereafter. In addition,
                                 pursuant to the laws of various states, under
                                 certain circumstances, payments on mortgage
                                 loans by residents in such states who are
                                 called into active duty with the National Guard
                                 or the reserves will be deferred. These state
                                 laws may also limit the ability of the servicer
                                 to foreclose on the related mortgaged property.
                                 This

                                      S-25

                                 could result in delays or reductions in payment
                                 and increased losses on the mortgage loans that
                                 would be borne by you. See "Risk Factors -
                                 Impact of World Events" in the prospectus.

                                 Your certificates also may be subject to other
                                 shortfalls in collections of interest as
                                 described in this prospectus supplement under
                                 "Description of the Certificates -Interest."

CERTIFICATES MAY NOT BE
   APPROPRIATE FOR SOME
   INVESTORS..................   The offered certificates may not be an
                                 appropriate investment for investors who do not
                                 have sufficient resources or expertise to
                                 evaluate the particular characteristics of each
                                 applicable class of offered certificates. This
                                 may be the case because, among other things:

                                 o    The yield to maturity of offered
                                      certificates purchased at a price other
                                      than par will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans in the
                                      related loan group, in the case of the
                                      interest-bearing senior certificates and
                                      principal only components, and in both
                                      loan groups, in the case of the
                                      subordinated certificates;

                                 o    The rate of principal distributions on and
                                      the weighted average lives of the offered
                                      certificates will be sensitive to the
                                      uncertain rate and timing of principal
                                      prepayments on the mortgage loans in the
                                      related loan group, in the case of the
                                      interest-bearing senior certificates and
                                      principal only components, and in both
                                      loan groups, in the case of the
                                      subordinated certificates, and the
                                      priority of principal distributions among
                                      the classes of certificates. Accordingly,
                                      the offered certificates may be an
                                      inappropriate investment if you require a
                                      distribution of a particular amount of
                                      principal on a specific date or an
                                      otherwise predictable stream of
                                      distributions;

                                 o    You may not be able to reinvest
                                      distributions on an offered certificate
                                      (which, in general, are expected to be
                                      greater during periods of relatively low
                                      interest rates) at a rate at least as high
                                      as the pass-through rate applicable to
                                      your certificate; or

                                 o    A secondary market for the offered
                                      certificates may not develop or provide
                                      certificateholders with liquidity of
                                      investment.

INDIVIDUALS AND CERTAIN
   ENTITIES SHOULD NOT INVEST
   IN THE CLASS A-R
   CERTIFICATES...............   The fees and non-interest expenses of a REMIC
                                 will be allocated pro rata to the Class A-R
                                 Certificates. Individuals, however, will only
                                 be able to deduct these expenses as
                                 miscellaneous itemized deductions, which are
                                 subject to numerous restrictions and
                                 limitations under the Internal Revenue Code of
                                 1986, as amended. Therefore, the Class A-R
                                 Certificates generally are not appropriate
                                 investments for individuals, estates, trusts
                                 beneficially owned by any

                                      S-26

                                 individual or estates and pass-through entities
                                 having any individual, estate or trust as a
                                 shareholder, member or partner.

GEOGRAPHIC CONCENTRATION
   INCREASES RISK THAT
   CERTIFICATE YIELDS COULD BE
   IMPAIRED...................   The tables under "The Mortgage Pool--General"
                                 in this prospectus supplement set forth the
                                 geographic concentration of the mortgaged
                                 properties for the loan groups and in the
                                 aggregate, including the percentage by
                                 aggregate stated principal balance of the
                                 related mortgage loans as of the cut-off date
                                 that are secured by property located in
                                 California and New York. Property in California
                                 may be more susceptible than homes located in
                                 other parts of the country to some types of
                                 uninsured hazards, such as earthquakes, floods,
                                 mudslides and other natural disasters. In
                                 addition,

                                 o    Economic conditions in states with
                                      significant concentrations (which may or
                                      may not affect real property values) may
                                      affect the ability of borrowers to repay
                                      their loans on time;

                                 o    Declines in the residential real estate
                                      market in states with significant
                                      concentrations may reduce the values of
                                      properties located in those states, which
                                      would result in an increase in the
                                      loan-to-value ratio. Mortgage loans with
                                      higher loan-to-value ratios may present a
                                      greater risk of default and, in the case
                                      of defaults, an increase in the severity
                                      of losses on the related mortgage loans;
                                      and

                                 o    Any increase in the market value of
                                      properties located in states with
                                      significant concentrations would reduce
                                      the loan-to-value ratios and could,
                                      therefore, make alternative sources of
                                      financing available to the borrowers at
                                      lower interest rates, which could result
                                      in an increased rate of prepayment of the
                                      mortgage loans.

INABILITY TO REPLACE SERVICER
   COULD AFFECT COLLECTIONS
   AND RECOVERIES ON THE
   MORTGAGE LOANS.............   The structure of the servicing fee might affect
                                 the ability to find a replacement servicer.
                                 Although the trustee is required to replace the
                                 servicer if the servicer is terminated or
                                 resigns, if the trustee is unwilling (including
                                 for example because the servicing fee is
                                 insufficient) or unable (including for example,
                                 because the trustee does not have the systems
                                 to service mortgage loans), it may be necessary
                                 to appoint a replacement servicer. Because the
                                 servicing fee is structured as a percentage of
                                 the stated principal balance of each mortgage
                                 loan, it may be difficult to replace the
                                 servicer at a time when the balance of the
                                 mortgage loans has been significantly reduced
                                 because the fee may be insufficient to cover
                                 the costs associated with servicing the
                                 mortgage loans and related REO Properties
                                 remaining in the pool. The performance of the
                                 mortgage loans may be negatively impacted,
                                 beyond the expected transition period during a
                                 servicing transfer, if a

                                      S-27

                                 replacement servicer is not retained within a
                                 reasonable amount of time.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING
STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER
FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF
FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES,"
"ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING
STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE
ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND
UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS,
REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER
PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL.
BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY
DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                      S-28

                                THE MORTGAGE POOL

GENERAL

     The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("INDYMAC BANK") pursuant to a pooling and servicing agreement dated as of May 1, 2006 among IndyMac Bank, as seller and servicer, the depositor, and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE
LOANS").

     All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged
Properties in the mortgage pool are located in 36 states and the District of
Columbia.

     Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of the Mortgage Loans" and "--Representations by Seller, Repurchases, etc.," the
seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the
Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four- family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by the Seller;
Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the
Mortgage Loans and will have no obligation to repurchase or substitute Mortgage
Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank as servicer with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

     The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date.
Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of
Mortgage Loans may be substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

     As of the Cut-off Date, the aggregate Stated Principal Balance of the
Mortgage Loans is expected to be approximately $402,101,159.87, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." These Mortgage Loans
have been divided into two groups of Mortgage Loans (each is referred to as a
"LOAN GROUP"): loan group 1, which is expected to have an aggregate Stated
Principal Balance as of the Cut off Date of approximately $238,516,644.17 (the
Mortgage Loans in loan group 1 are also referred to as the "GROUP 1 MORTGAGE
LOANS") and loan group 2, which is expected to have an aggregate Stated
Principal Balance as of the Cut off Date of approximately $163,584,515.70 (the
Mortgage Loans in loan group 2 are referred to as the "GROUP 2 MORTGAGE LOANS").

                                      S-29

     Approximately 50.26% of the group 1 mortgage loans and 50.08% of the group
2 mortgage loans, in each case by the aggregate Stated Principal Balance of the
Mortgage Loans in the related loan group, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 49.74% of the group 1 mortgage loans and 49.92% the group 2 mortgage loans, in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group, will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to fifteen years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST ONLY LOANS"). All of
the Mortgage Loans provide for payments due on the first day of each month (the
"DUE DATE"). At origination, all of the Mortgage Loans had stated terms to maturity of 20 or 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

     Except for approximately 30.15% and 25.06% of the group 1 mortgage loans and group 2 mortgage loans, respectively, in each case by the aggregate Stated
Principal Balance of the Mortgage Loans in the related loan group, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge. For substantially all of the Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20%
threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     The mortgage rate ("MORTGAGE RATE") of each of the Mortgage Loans will be fixed for the life of the Mortgage Loan.

     Set forth below is the earliest first payment date and the earliest and latest stated maturity date for the Mortgage Loans in each group.

                  EARLIEST FIRST PAYMENT DATE   EARLIEST STATED MATURITY DATE   LATEST STATED MATURITY DATE
                  ---------------------------   -----------------------------   ---------------------------

loan group 1 ..              December 1, 2005                 January 1, 2026                  June 1, 2036
loan group 2 ..               January 1, 2005                December 1, 2034                  June 1, 2036

     As of the Cut-off Date, no Mortgage Loan in any loan group was delinquent
30 days or more and no Mortgage Loan has been delinquent 30 days or more in the past 12 months.

     No Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

     At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 100%
or less. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. No primary mortgage guaranty insurance policy will be required with respect to any
Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be

                                      S-30

maintained for the life of the lender acquired mortgage insurance Mortgage
Loans, unless otherwise prohibited by law. See "--Underwriting Standards" in this prospectus supplement.

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

     o    in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

     o    in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

     No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

     "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness.
FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO
Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.
There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

     The following information sets forth in tabular format information about the about the group 1 mortgage loans and group 2 mortgage loans as of the
Cut-off Date. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the Cut-off Date and have been rounded in order to total 100%

                                      S-31

                                  LOAN GROUP 1

                MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                           PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER                    OUTSTANDING                         WEIGHTED  WEIGHTED
                                OF GROUP     AGGREGATE        OF THE      AVERAGE    WEIGHTED  AVERAGE    AVERAGE
                                    1        PRINCIPAL       GROUP 1      CURRENT     AVERAGE    FICO    LOAN-TO-
RANGE OF                        MORTGAGE       BALANCE       MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
MORTGAGE RATES (%)               LOANS      OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

6.500 - 6.999 ................     187    $109,936,302.25     46.09%    $587,894.66   6.817%     701.4    73.45%
7.000 - 7.499 ................     126      73,766,603.04     30.93      585,449.23   7.142      695.5    73.93
7.500 - 7.999 ................      61      33,669,301.51     14.12      551,955.76   7.656      679.3    75.98
8.000 - 8.499 ................      22      13,024,528.61      5.46      592,024.03   8.116      696.6    78.01
8.500 - 8.999 ................      11       7,111,908.76      2.98      646,537.16   8.708      711.7    79.78
9.000 - 9.499 ................       1         568,000.00      0.24      568,000.00   9.000      638.0    80.00
9.500 - 9.999 ................       1         440,000.00      0.18      440,000.00   9.500      627.0    80.00
                                   ---    ---------------    ------
   TOTAL .....................     409    $238,516,644.17    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 7.173% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE
                                 NUMBER                    OUTSTANDING                           WEIGHTED  WEIGHTED
                                OF GROUP     AGGREGATE        OF THE       AVERAGE     WEIGHTED   AVERAGE   AVERAGE
                                    1        PRINCIPAL       GROUP 1       CURRENT      AVERAGE    FICO    LOAN-TO-
RANGE OF CURRENT MORTGAGE       MORTGAGE      BALANCE        MORTGAGE     PRINCIPAL    MORTGAGE   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)      LOANS      OUTSTANDING       LOANS        BALANCE       RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -------------  --------  --------  --------

400,000.01 - 450,000.00 ......      47    $ 20,526,479.31      8.61%    $  436,733.60   7.183%     696.7    76.93%
450,000.01 - 500,000.00 ......     109      51,817,792.90     21.73        475,392.60   7.195      691.9    77.91
500,000.01 - 550,000.00 ......      55      29,047,549.46     12.18        528,137.26   7.150      685.6    74.24
550,000.01 - 600,000.00 ......      68      39,158,202.03     16.42        575,855.91   7.158      699.8    74.47
600,000.01 - 650,000.00 ......      55      34,728,279.43     14.56        631,423.26   7.129      686.2    74.55
650,000.01 - 700,000.00 ......      16      10,871,527.52      4.56        679,470.47   7.039      699.1    75.12
700,000.01 - 750,000.00 ......      15      10,997,828.52      4.61        733,188.57   7.459      705.4    74.39
750,000.01 - 800,000.00 ......      12       9,392,008.50      3.94        782,667.38   7.450      710.0    72.57
800,000.01 - 850,000.00 ......       4       3,279,323.75      1.37        819,830.94   7.406      720.3    75.51
850,000.01 - 900,000.00 ......       2       1,752,762.75      0.73        876,381.38   7.063      711.4    75.01
900,000.01 - 950,000.00 ......       6       5,565,027.04      2.33        927,504.51   7.394      696.3    76.70
950,000.01 - 1,000,000.00 ....      16      15,824,658.86      6.63        989,041.18   6.947      707.0    63.89
1,000,000.01 - 1,500,000.00 ..       4       5,555,204.10      2.33      1,388,801.03   7.004      730.9    61.12
                                   ---    ---------------    ------
   TOTAL .....................     409    $238,516,644.17    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $583,170.

                                      S-32

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

20.01 - 25.00 ................       1     $    600,000.00        0.25%     $600,000.00   7.000%     680.0    24.78%
30.01 - 35.00 ................       2        1,549,139.02        0.65       774,569.51   6.839      741.6    32.82
45.01 - 50.00 ................       4        3,588,800.47        1.50       897,200.12   7.203      704.6    48.70
50.01 - 55.00 ................       4        2,634,383.41        1.10       658,595.85   6.822      689.3    52.44
55.01 - 60.00 ................      17       10,987,161.10        4.61       646,303.59   6.954      696.5    58.75
60.01 - 65.00 ................      38       25,581,323.83       10.73       673,192.73   7.078      699.1    63.89
65.01 - 70.00 ................      28       17,043,395.85        7.15       608,692.71   6.981      697.4    69.12
70.01 - 75.00 ................      56       34,494,010.38       14.46       615,964.47   7.066      697.4    73.81
75.01 - 80.00 ................     251      137,987,045.46       57.85       549,749.19   7.273      694.7    79.74
80.01 - 85.00 ................       1          567,277.66        0.24       567,277.66   7.125      692.0    85.00
85.01 - 90.00 ................       5        2,559,106.99        1.07       511,821.40   6.984      670.8    89.42
90.01 - 95.00 ................       2          925,000.00        0.39       462,500.00   7.243      771.5    94.87
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 74.42%.

       ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
ORIGINAL TERM TO STATED          MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
MATURITY (MONTHS)                 LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

240 ..........................       1     $    496,068.43        0.21%     $496,068.43   6.875%     735.0    74.63%
360 ..........................     408      238,020,575.74       99.79       583,383.76   7.174      696.2    74.42
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average original term to stated
     maturity of the group 1 mortgage loans was approximately 360 months.

      REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
RANGE OF REMAINING TERMS TO      MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
STATED MATURITY (MONTHS)          LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

180 - 239.....................       1     $    496,068.43        0.21%     $496,068.43   6.875%     735.0    74.63%
240 - 359.....................     311      183,821,412.74       77.07       591,065.64   7.187      696.8    74.89
360...........................      97       54,199,163.00       22.72       558,754.26   7.129      694.0    72.83
                                   ---     ---------------      ------
   TOTAL......................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the group 1 mortgage loans was approximately 358 months.

                                      S-33

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE
                                      LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

Arizona ......................      16     $  9,216,027.58        3.86%     $576,001.72   7.263%     696.5    76.85%
California ...................     152       90,767,924.68       38.06       597,157.40   7.085      702.0    73.29
Colorado .....................       5        2,631,173.11        1.10       526,234.62   7.114      667.8    75.39
Connecticut ..................       3        1,622,000.00        0.68       540,666.67   7.684      663.7    78.43
District of Columbia .........       3        1,719,747.54        0.72       573,249.18   7.574      693.4    76.41
Florida ......................      41       23,571,234.07        9.88       574,908.15   7.357      699.4    74.84
Georgia ......................       5        2,747,753.07        1.15       549,550.61   7.343      659.0    80.00
Hawaii .......................       2        1,379,369.91        0.58       689,684.96   6.989      738.0    71.72
Illinois .....................       6        4,044,761.49        1.70       674,126.92   7.300      728.8    75.46
Kentucky .....................       2        1,049,419.91        0.44       524,709.96   7.046      720.5    79.11
Louisiana ....................       1          559,540.98        0.23       559,540.98   7.000      650.0    75.17
Maryland .....................      10        4,966,785.50        2.08       496,678.55   7.144      664.1    76.97
Massachusetts ................      14        7,174,273.05        3.01       512,448.08   7.160      696.6    75.17
Michigan .....................       4        1,813,975.00        0.76       453,493.75   7.159      698.6    78.73
Minnesota ....................       1          679,362.77        0.28       679,362.77   7.000      631.0    80.00
Missouri .....................       1          607,138.99        0.25       607,138.99   7.750      664.0    80.00
Montana ......................       1          569,503.13        0.24       569,503.13   7.375      687.0    60.32
Nevada .......................       7        3,707,118.45        1.55       529,588.35   7.475      689.1    80.00
New Hampshire ................       2        1,032,183.22        0.43       516,091.61   7.428      729.4    80.00
New Jersey ...................      29       18,322,692.23        7.68       631,816.97   7.118      688.4    71.46
New York .....................      59       33,640,592.91       14.10       570,179.54   7.119      692.4    74.19
North Carolina ...............       3        1,791,075.79        0.75       597,025.26   7.067      687.7    78.53
Oregon .......................       2        1,462,751.19        0.61       731,375.60   6.750      705.6    67.77
Pennsylvania .................       1          519,487.50        0.22       519,487.50   7.125      684.0    80.00
Rhode Island .................       2          907,272.04        0.38       453,636.02   6.875      683.8    80.00
South Carolina ...............       3        2,120,797.30        0.89       706,932.43   7.498      743.6    79.04
Tennessee ....................       1          467,000.00        0.20       467,000.00   6.750      654.0    89.82
Texas ........................       6        3,017,168.50        1.26       502,861.42   7.420      676.7    80.00
Utah .........................       1          447,950.00        0.19       447,950.00   8.000      735.0    79.99
Virginia .....................      19       11,370,679.73        4.77       598,456.83   7.311      685.8    76.48
Washington ...................       7        4,589,884.53        1.92       655,697.79   7.239      704.1    70.62
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

                                      S-34

           MORTGAGORS' FICO SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

Not available ................       1     $    501,236.96        0.21%     $501,236.96   7.625%         0    79.99%
620 - 639 ....................      45       26,169,800.33       10.97       581,551.12   7.311      629.3    74.45
640 - 659 ....................      57       32,017,480.72       13.42       561,710.19   7.250      649.2    74.59
660 - 679 ....................      72       40,873,918.01       17.14       567,693.31   7.089      669.0    75.15
680 - 699 ....................      74       42,483,909.10       17.81       574,106.88   7.183      689.2    74.32
700 - 719 ....................      43       24,220,146.94       10.15       563,259.23   7.150      707.6    74.51
720 - 739 ....................      35       21,442,492.01        8.99       612,642.63   7.155      731.1    73.58
740 - 759 ....................      29       18,505,910.26        7.76       638,134.84   7.188      750.3    74.74
760 - 779 ....................      31       19,441,160.06        8.15       627,134.20   7.174      768.8    73.22
780 - 799 ....................      17        9,857,174.22        4.13       579,833.78   6.969      788.9    72.93
800 - 819 ....................       5        3,003,415.56        1.26       600,683.11   7.011      803.5    79.01
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the group
     1 mortgage loans (not including the group 1 mortgage loans for which the
     FICO credit score is not available) was approximately 696.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 1      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE    FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      OF THE GROUP 1   PRINCIPAL   MORTGAGE   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

Two-Family Residence .........      20     $ 12,657,993.02        5.31%     $632,899.65   7.193%     713.2    77.23%
Three-Family Residence .......       6        4,832,402.83        2.03       805,400.47   7.709      693.2    72.46
Four-Family Residence ........       1          911,284.78        0.38       911,284.78   7.250      734.0    75.00
Low-Rise Condominium .........      17       10,367,587.19        4.35       609,858.07   7.229      713.3    77.02
High Rise Condominium ........       7        4,131,905.68        1.73       590,272.24   7.292      715.7    74.87
Planned Unit Development
   (PUD) .....................      73       42,145,249.33       17.67       577,332.18   7.227      694.6    76.94
Single Family Residence ......     281      161,117,921.34       67.55       573,373.39   7.137      692.9    73.44
Townhouse ....................       4        2,352,300.00        0.99       588,075.00   7.012      743.9    72.73
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

                                      S-35

                     PURPOSES OF THE GROUP 1 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL
                                 NUMBER                         BALANCE                                 WEIGHTED
                                   OF                         OUTSTANDING                     WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 1      AGGREGATE      OF THE GROUP                      AVERAGE    FICO       AVERAGE
                                MORTGAGE  PRINCIPAL BALANCE   1 MORTGAGE    AVERAGE CURRENT   MORTGAGE   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

Refinance (Cash Out) .........     194     $115,952,929.90       48.61%       $597,695.51      7.136%     686.3       71.16%
Purchase .....................     179      101,755,688.95       42.66         568,467.54      7.259      706.1       78.01
Refinance (Rate/Term) ........      36       20,808,025.32        8.72         578,000.70      6.961      703.9       75.01
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

               OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL
                                 NUMBER                         BALANCE                                 WEIGHTED
                                   OF                         OUTSTANDING                     WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 1      AGGREGATE      OF THE GROUP                      AVERAGE    FICO       AVERAGE
                                MORTGAGE  PRINCIPAL BALANCE   1 MORTGAGE    AVERAGE CURRENT   MORTGAGE   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

Investment ...................      38     $ 24,277,570.83       10.18%       $638,883.44      7.544%     714.8       69.78%
Owner Occupied ...............     358      205,010,980.17       85.95         572,656.37      7.125      692.7       75.19
Second Home ..................      13        9,228,093.17        3.87         709,853.32      7.265      728.7       69.46
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

             LOAN DOCUMENTATION TYPE FOR THE GROUP 1 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL
                                 NUMBER                         BALANCE                                 WEIGHTED
                                   OF                         OUTSTANDING                     WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 1      AGGREGATE      OF THE GROUP                      AVERAGE    FICO       AVERAGE
                                MORTGAGE  PRINCIPAL BALANCE   1 MORTGAGE    AVERAGE CURRENT   MORTGAGE   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

Full/Alternate ...............      59     $ 33,475,594.14       14.03%       $567,382.95      7.008%     693.2       78.68%
Limited ......................       1          608,800.00        0.26         608,800.00      8.000      673.0       80.00
Stated Income ................     231      135,216,068.27       56.69         585,350.94      7.163      692.1       74.96
No Ratio .....................      60       36,099,141.32       15.13         601,652.36      7.370      708.0       72.30
No Income/No Asset ...........      32       18,581,014.74        7.79         580,656.71      7.156      700.7       71.82
No Doc .......................      26       14,536,025.70        6.09         559,077.91      7.153      707.8       67.99
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

                                      S-36

              RANGES OF LOAN AGE FOR THE GROUP 1 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL
                                 NUMBER                         BALANCE                                 WEIGHTED
                                   OF                         OUTSTANDING                     WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 1      AGGREGATE      OF THE GROUP                      AVERAGE    FICO       AVERAGE
                                MORTGAGE  PRINCIPAL BALANCE   1 MORTGAGE    AVERAGE CURRENT   MORTGAGE   CREDIT   LOAN-TO-VALUE
RANGE OF LOAN AGE (MONTHS)        LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

0 ............................      97     $ 54,199,163.00       22.72%       $558,754.26      7.129%     694.0       72.83%
1 ............................     142       85,049,394.23       35.66         598,939.40      7.173      702.7       74.33
2 - 6 ........................     170       99,268,086.94       41.62         583,929.92      7.199      692.0       75.37
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately 1 month.

         PREPAYMENT CHARGE TERMS AND TYPE OF THE GROUP 1 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL
                                 NUMBER                         BALANCE                                 WEIGHTED
                                   OF                         OUTSTANDING                     WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 1      AGGREGATE      OF THE GROUP                      AVERAGE    FICO       AVERAGE
PREPAYMENT CHARGE TERM          MORTGAGE  PRINCIPAL BALANCE   1 MORTGAGE    AVERAGE CURRENT   MORTGAGE   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

0 months .....................     285     $166,594,966.11       69.85%       $584,543.74      7.156%     698.3       74.08%
12 month-Hard ................      26       16,587,036.93        6.95         637,962.96      7.353      702.0       76.07
12 month-Soft ................       1          568,000.00        0.24         568,000.00      9.000      638.0       80.00
24 month-Hard ................      12        6,376,671.62        2.67         531,389.30      7.315      662.9       77.87
36 month-Hard ................      62       35,355,841.76       14.82         570,255.51      7.051      688.2       75.48
36 month-Soft ................      22       12,542,127.75        5.26         570,096.72      7.378      703.7       71.52
60 month-Hard ................       1          492,000.00        0.21         492,000.00      6.875      691.0       80.00
                                   ---     ---------------      ------
   TOTAL .....................     409     $238,516,644.17      100.00%
                                   ===     ===============      ======

                                      S-37

                                  LOAN GROUP 2

                MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                                WEIGHTED
                                 NUMBER                         BALANCE                                  AVERAGE
                                   OF                         OUTSTANDING                     WEIGHTED   CREDIT      WEIGHTED
                                 GROUP 2      AGGREGATE      OF THE GROUP                      AVERAGE   BUREAU      AVERAGE
                                MORTGAGE  PRINCIPAL BALANCE   2 MORTGAGE    AVERAGE CURRENT   MORTGAGE    RISK    LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)       LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

5.500 - 5.999 ................      15     $  7,484,398.99        4.58%       $498,959.93      5.800%     744.2       79.85%
6.000 - 6.499 ................     113       65,569,826.28       40.08         580,263.95      6.259      721.4       73.27
6.500 - 6.999 ................     157       90,530,290.43       55.34         576,626.05      6.566      713.1       71.50
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 6.408% per annum.

          CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                                WEIGHTED
                                 NUMBER                         BALANCE                                  AVERAGE
                                   OF                         OUTSTANDING                     WEIGHTED   CREDIT      WEIGHTED
                                 GROUP 2      AGGREGATE      OF THE GROUP                      AVERAGE   BUREAU      AVERAGE
RANGE OF CURRENT MORTGAGE LOAN  MORTGAGE  PRINCIPAL BALANCE   2 MORTGAGE    AVERAGE CURRENT   MORTGAGE    RISK    LOAN-TO-VALUE
PRINCIPAL BALANCES ($)            LOANS      OUTSTANDING         LOANS     PRINCIPAL BALANCE    RATE      SCORE       RATIO
------------------------------  --------  -----------------  ------------  -----------------  --------  --------  -------------

400,000.01 - 450,000.00 ......     49      $ 21,352,201.34       13.05%      $  435,759.21     6.361%     707.5       75.00%
450,000.01 - 500,000.00 ......     76        36,104,723.33       22.07          475,062.15     6.399      711.6       74.13
500,000.01 - 550,000.00 ......     45        23,665,348.14       14.47          525,896.63     6.394      718.0       73.58
550,000.01 - 600,000.00 ......     36        20,822,756.56       12.73          578,409.90     6.442      717.9       72.96
600,000.01 - 650,000.00 ......     24        15,105,652.04        9.23          629,402.17     6.427      718.4       73.24
650,000.01 - 700,000.00 ......     13         8,826,079.86        5.40          678,929.22     6.492      720.8       71.82
700,000.01 - 750,000.00 ......      9         6,612,888.96        4.04          734,765.44     6.375      715.7       71.91
750,000.01 - 800,000.00 ......     12         9,277,347.90        5.67          773,112.33     6.429      728.2       76.64
800,000.01 - 850,000.00 ......      2         1,642,383.80        1.00          821,191.90     6.252      705.3       71.86
850,000.01 - 900,000.00 ......      6         5,292,577.35        3.24          882,096.23     6.541      696.7       63.74
900,000.01 - 950,000.00 ......      1           902,400.42        0.55          902,400.42     6.625      757.0       80.00
950,000.01 - 1,000,000.00 ....      6         5,899,931.33        3.61          983,321.89     6.459      759.1       56.15
1,000,000.01 - 1,500,000.00 ..      5         6,380,224.67        3.90        1,276,044.93     6.321      734.4       69.58
1,500,000.01 - 2,000,000.00 ..      1         1,700,000.00        1.04        1,700,000.00     6.125      759.0       62.96
                                  ---      ---------------      ------
   TOTAL .....................    285      $163,584,515.70      100.00%
                                  ===      ===============      ======

----------
(1)  As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $573,980.76.

                                      S-38

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE                           WEIGHTED
                                                               PRINCIPAL                            AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                 GROUP 2      PRINCIPAL       OUTSTANDING     CURRENT     AVERAGE   BUREAU   LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE      OF THE GROUP 2   PRINCIPAL   MORTGAGE    RISK      VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

30.01 - 35.00 ................       1     $    550,000.00        0.34%     $550,000.00   6.500%     678.0    30.99%
35.01 - 40.00 ................       3        1,718,511.36        1.05       572,837.12   6.527      715.7    36.97
40.01 - 45.00 ................       2        1,738,500.00        1.06       869,250.00   6.481      750.6    43.57
45.01 - 50.00 ................       4        2,462,210.92        1.51       615,552.73   6.525      723.5    46.98
50.01 - 55.00 ................       8        4,964,779.32        3.03       620,597.42   6.424      724.5    53.56
55.01 - 60.00 ................      11        7,155,524.61        4.37       650,502.24   6.449      711.4    57.65
60.01 - 65.00 ................      34       22,549,637.96       13.78       663,224.65   6.413      705.4    63.22
65.01 - 70.00 ................      23       12,604,200.27        7.71       548,008.71   6.519      721.9    68.51
70.01 - 75.00 ................      28       16,514,463.63       10.10       589,802.27   6.454      712.4    73.32
75.01 - 80.00 ................     168       91,627,919.04       56.01       545,404.28   6.371      721.3    79.41
80.01 - 85.00 ................       1          637,500.00        0.39       637,500.00   6.250      684.0    85.00
85.01 - 90.00 ................       2        1,061,268.59        0.65       530,634.30   6.569      704.7    88.93
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 72.59%.

         ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE                           WEIGHTED
                                                               PRINCIPAL                            AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                 GROUP 2      PRINCIPAL     OUTSTANDING OF    CURRENT     AVERAGE   BUREAU   LOAN-TO-
ORIGINAL TERM TO                 MORTGAGE      BALANCE        THE GROUP 2    PRINCIPAL   MORTGAGE    RISK      VALUE
STATED MATURITY (MONTHS)          LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

360                                285     $163,584,515.70      100.00%     $573,980.76   6.408%     717.8    72.59%
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

      REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE                           WEIGHTED
                                                               PRINCIPAL                            AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                 GROUP 2      PRINCIPAL     OUTSTANDING OF    CURRENT     AVERAGE   BUREAU   LOAN-TO-
RANGE OF REMAINING TERMS TO      MORTGAGE      BALANCE        THE GROUP 2    PRINCIPAL   MORTGAGE    RISK      VALUE
STATED MATURITY (MONTHS)          LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

240 - 359 ....................     250     $141,510,245.77       86.51%     $566,040.98   6.390%     718.3    73.53%
360 ..........................      35       22,074,269.93       13.49       630,693.43   6.518      714.8    66.60
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to stated
     maturity of the group 2 mortgage loans was approximately 358 months.

                                      S-39

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                             GROUP 2 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE                             WEIGHTED
                                                               PRINCIPAL                              AVERAGE  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE        AVERAGE     WEIGHTED   CREDIT    AVERAGE
                                 GROUP 2      PRINCIPAL     OUTSTANDING OF     CURRENT      AVERAGE   BUREAU   LOAN-TO-
                                 MORTGAGE      BALANCE       THE GROUP 2      PRINCIPAL    MORTGAGE    RISK      VALUE
STATE                             LOANS      OUTSTANDING    MORTGAGE LOANS     BALANCE       RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -------------  --------  --------  --------

Alabama ......................       1     $    418,826.76        0.26%     $  418,826.76   6.375%     736.0    80.00%
Arizona ......................       5        3,094,600.00        1.89         618,920.00   6.282      742.5    80.00
Arkansas .....................       1          436,000.00        0.27         436,000.00   6.375      665.0    80.00
California ...................     133       75,711,169.74       46.28         569,256.92   6.418      721.7    71.23
Colorado .....................       5        2,584,511.55        1.58         516,902.31   6.526      734.8    67.76
Connecticut ..................       1        1,700,000.00        1.04       1,700,000.00   6.125      759.0    62.96
Delaware .....................       1          422,854.29        0.26         422,854.29   6.000      675.0    79.94
District of Columbia .........       2        1,042,253.78        0.64         521,126.89   6.479      718.5    79.01
Florida ......................      12        7,068,267.31        4.32         589,022.28   6.412      721.8    73.46
Georgia ......................       7        3,715,650.79        2.27         530,807.26   6.314      711.5    79.40
Hawaii .......................       7        6,371,014.35        3.89         910,144.91   6.405      711.3    64.49
Illinois .....................       3        1,321,932.44        0.81         440,644.15   6.538      689.1    74.36
Indiana ......................       2        1,517,830.57        0.93         758,915.29   6.625      757.8    71.23
Kansas .......................       1          777,528.09        0.48         777,528.09   6.625      725.0    64.96
Louisiana ....................       1          471,211.62        0.29         471,211.62   6.500      648.0    70.00
Maine ........................       1          455,000.00        0.28         455,000.00   6.625      621.0    61.49
Maryland .....................      16        9,045,188.85        5.53         565,324.30   6.299      719.3    79.29
Massachusetts ................       4        2,390,051.94        1.46         597,512.99   6.357      729.5    78.74
Michigan .....................       9        4,732,535.65        2.89         525,837.29   6.256      691.8    77.01
Minnesota ....................       3        1,570,149.59        0.96         523,383.20   6.541      732.8    79.60
Nevada .......................       6        3,202,191.44        1.96         533,698.57   6.334      745.2    70.35
New Hampshire ................       1          572,900.00        0.35         572,900.00   6.500      684.0    80.00
New Jersey ...................       8        4,725,112.44        2.89         590,639.06   6.386      706.0    75.22
New York .....................      31       17,687,694.97       10.81         570,570.81   6.520      701.6    69.92
North Carolina ...............       2        1,241,412.38        0.76         620,706.19   6.560      750.1    70.88
Oregon .......................       4        1,883,496.74        1.15         470,874.19   6.504      714.5    75.91
Pennsylvania .................       1          478,691.15        0.29         478,691.15   6.500      782.0    80.00
Rhode Island .................       1          432,215.02        0.26         432,215.02   6.500      666.0    63.68
Tennessee ....................       1          433,157.92        0.26         433,157.92   5.875      701.0    80.00
Texas ........................       1        1,236,325.81        0.76       1,236,325.81   6.250      733.0    75.00
Virginia .....................      10        4,881,440.52        2.98         488,144.05   6.232      711.2    79.14
Washington ...................       4        1,963,299.99        1.20         490,825.00   6.509      690.2    79.40
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

                                      S-40

           MORTGAGORS' FICO SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 2      PRINCIPAL     OUTSTANDING OF    CURRENT     AVERAGE    FICO    LOAN-TO-
RANGE OF FICO                    MORTGAGE      BALANCE        THE GROUP 2    PRINCIPAL   MORTGAGE   CREDIT     VALUE
CREDIT SCORES                     LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

620 - 639 ....................       9     $  4,738,642.89        2.90%     $526,515.88   6.521%     630.5    68.15%
640 - 659 ....................      20       10,631,723.86        6.50       531,586.19   6.495      650.2    70.53
660 - 679 ....................      37       19,503,577.60       11.92       527,123.72   6.468      668.2    73.42
680 - 699 ....................      39       23,151,011.71       14.15       593,615.68   6.390      688.1    70.49
700 - 719 ....................      45       24,510,102.57       14.98       544,668.95   6.370      708.9    73.82
720 - 739 ....................      47       28,163,294.42       17.22       599,219.03   6.401      729.5    74.78
740 - 759 ....................      33       19,455,366.29       11.89       589,556.55   6.469      751.8    72.54
760 - 779 ....................      31       20,486,771.65       12.52       660,863.60   6.336      769.0    72.14
780 - 799 ....................      18        9,173,912.44        5.61       509,661.80   6.269      787.1    74.66
800 - 819 ....................       6        3,770,112.27        2.30       628,352.05   6.517      806.1    65.96
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the group
     2 mortgage loans was approximately 718.

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS

                                                              PERCENT OF
                                                               AGGREGATE
                                                               PRINCIPAL                           WEIGHTED  WEIGHTED
                                NUMBER OF     AGGREGATE         BALANCE       AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                 GROUP 2      PRINCIPAL     OUTSTANDING OF    CURRENT     AVERAGE    FICO    LOAN-TO-
                                 MORTGAGE      BALANCE        THE GROUP 2    PRINCIPAL   MORTGAGE   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING    MORTGAGE LOANS    BALANCE      RATE      SCORE     RATIO
------------------------------  ---------  ---------------  --------------  -----------  --------  --------  --------

Two-Family Residence .........       9     $  6,252,320.08        3.82%     $694,702.23   6.551%     705.9    66.14%
Three-Family Residence .......       2        1,635,000.00        1.00       817,500.00   6.349      725.9    63.30
Low-Rise Condominium .........      14        7,289,020.61        4.46       520,644.33   6.261      712.3    74.09
High Rise Condominium ........       4        2,847,240.18        1.74       711,810.05   6.566      749.5    60.20
Planned Unit Development
   (PUD) .....................      55       33,451,228.50       20.45       608,204.15   6.348      725.7    74.33
Single Family Residence ......     196      109,336,290.12       66.84       557,838.21   6.424      715.1    72.62
Townhouse ....................       5        2,773,416.21        1.70       554,683.24   6.434      736.4    79.19
                                   ---     ---------------      ------
   TOTAL .....................     285     $163,584,515.70      100.00%
                                   ===     ===============      ======

                                      S-41

                     PURPOSES OF THE GROUP 2 MORTGAGE LOANS

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE                           WEIGHTED
                                NUMBER OF     AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 2      PRINCIPAL     OF THE GROUP    CURRENT     AVERAGE    FICO       AVERAGE
                                 MORTGAGE      BALANCE       2 MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

Refinance (Cash Out) .........     146     $ 82,211,669.43      50.26%    $563,093.63   6.435%     703.4       70.46%
Purchase .....................      99       57,679,855.79      35.26      582,624.81   6.383      734.2       76.28
Refinance (Rate/Term) ........      40       23,692,990.48      14.48      592,324.76   6.372      727.9       71.01
                                   ---     ---------------     ------
   TOTAL .....................     285     $163,584,515.70     100.00%
                                   ===     ===============     ======

               OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE                           WEIGHTED
                                NUMBER OF     AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 2      PRINCIPAL     OF THE GROUP    CURRENT     AVERAGE    FICO       AVERAGE
                                 MORTGAGE      BALANCE       2 MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

Investment ...................      12     $  7,890,700.60       4.82%    $657,558.38   6.441%     708.8       62.21%
Owner Occupied ...............     264      150,115,181.86      91.77      568,618.11   6.406      717.8       73.33
Second Home ..................       9        5,578,633.24       3.41      619,848.14   6.411      731.9       67.48
                                   ---     ---------------     ------
   TOTAL .....................     285     $163,584,515.70     100.00%
                                   ===     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

             LOAN DOCUMENTATION TYPE FOR THE GROUP 2 MORTGAGE LOANS

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE                           WEIGHTED
                                NUMBER OF     AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 2      PRINCIPAL     OF THE GROUP    CURRENT     AVERAGE    FICO       AVERAGE
                                 MORTGAGE      BALANCE       2 MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM                   LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

Full/Alternate ...............     100     $ 55,909,323.69      34.18%    $559,093.24   6.331%     722.6       76.82%
Stated Income ................     131       74,510,786.31      45.55      568,784.63   6.439      713.1       72.82
No Ratio .....................      21       13,416,963.92       8.20      638,903.04   6.430      726.8       66.92
No Income/No Asset ...........      18       10,376,875.73       6.34      576,493.10   6.472      701.0       67.86
No Doc .......................      15        9,370,566.05       5.73      624,704.40   6.515      732.6       58.92
                                   ---     ---------------     ------
   TOTAL .....................     285     $163,584,515.70     100.00%
                                   ===     ===============     ======

                                      S-42

              RANGES OF LOAN AGE FOR THE GROUP 2 MORTGAGE LOANS (1)

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE                           WEIGHTED
                                NUMBER OF     AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 2      PRINCIPAL     OF THE GROUP    CURRENT     AVERAGE    FICO       AVERAGE
                                 MORTGAGE      BALANCE       2 MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT   LOAN-TO-VALUE
RANGE OF LOAN AGE (MONTHS)        LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

0 ............................      35     $ 22,074,269.93      13.49%    $630,693.43   6.518%     714.8       66.60%
1 ............................     114       65,592,131.02      40.10      575,369.57   6.374      721.0       73.64
2 - 6 ........................     135       75,317,107.41      46.04      557,904.50   6.403      715.8       73.53
12 - 20 ......................       1          601,007.34       0.37      601,007.34   6.625      743.0       61.04
                                   ---     ---------------     ------
   TOTAL .....................     285     $163,584,515.70     100.00%
                                   ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately 2 months.

         PREPAYMENT CHARGE TERMS AND TYPE OF THE GROUP 2 MORTGAGE LOANS

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL
                                                               BALANCE                           WEIGHTED
                                NUMBER OF     AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE     WEIGHTED
                                 GROUP 2      PRINCIPAL     OF THE GROUP    CURRENT     AVERAGE    FICO       AVERAGE
PREPAYMENT CHARGE TERM           MORTGAGE      BALANCE       2 MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT   LOAN-TO-VALUE
(MONTHS)                          LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

0 months .....................     214     $122,594,729.10      74.94%    $572,872.57   6.423%     717.4       72.87%
12 month-Hard ................      11        6,687,308.28       4.09      607,937.12   6.351      727.1       70.07
24 month-Hard ................       4        2,162,347.25       1.32      540,586.81   6.365      692.4       69.27
36 month-Hard ................      40       21,799,152.89      13.33      544,978.82   6.337      716.2       73.79
36 month-Soft ................      14        8,768,492.92       5.36      626,320.92   6.402      731.4       67.40
60 month-Soft ................       2        1,572,485.26       0.96      786,242.63   6.500      697.4       78.86
                                   ---     ---------------     ------
   TOTAL .....................     285     $163,584,515.70     100.00%
                                   ===     ===============     ======

                                      S-43

                            AGGREGATE MORTGAGE LOANS

                    MORTGAGE RATES FOR THE MORTGAGE LOANS (1)

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL                          WEIGHTED
                                                               BALANCE                            AVERAGE
                                              AGGREGATE      OUTSTANDING    AVERAGE    WEIGHTED   CREDIT      WEIGHTED
                                NUMBER OF     PRINCIPAL        OF THE       CURRENT     AVERAGE   BUREAU      AVERAGE
                                 MORTGAGE      BALANCE        MORTGAGE     PRINCIPAL   MORTGAGE    RISK    LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)       LOANS      OUTSTANDING        LOANS       BALANCE      RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -----------  --------  --------  -------------

5.500 - 5.999 ................      15     $  7,484,398.99       1.86%    $498,959.93   5.800%     744.2       79.85%
6.000 - 6.499 ................     113       65,569,826.28      16.31      580,263.95   6.259      721.4       73.27
6.500 - 6.999 ................     344      200,466,592.68      49.85      582,751.72   6.704      706.7       72.57
7.000 - 7.499 ................     126       73,766,603.04      18.35      585,449.23   7.142      695.5       73.93
7.500 - 7.999 ................      61       33,669,301.51       8.37      551,955.76   7.656      679.3       75.98
8.000 - 8.499 ................      22       13,024,528.61       3.24      592,024.03   8.116      696.6       78.01
8.500 - 8.999 ................      11        7,111,908.76       1.77      646,537.16   8.708      711.7       79.78
9.000 - 9.499 ................       1          568,000.00       0.14      568,000.00   9.000      638.0       80.00
9.500 - 9.999 ................       1          440,000.00       0.11      440,000.00   9.500      627.0       80.00
                                   ---     ---------------     ------
   TOTAL .....................     694     $402,101,159.87     100.00%
                                   ===     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
     Loans was approximately 6.862% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS (1)

                                                             PERCENT OF
                                                              AGGREGATE
                                                              PRINCIPAL                            WEIGHTED
                                                               BALANCE                              AVERAGE
                                              AGGREGATE      OUTSTANDING     AVERAGE     WEIGHTED   CREDIT      WEIGHTED
                                NUMBER OF     PRINCIPAL        OF THE        CURRENT      AVERAGE   BUREAU      AVERAGE
RANGE OF CURRENT MORTGAGE LOAN   MORTGAGE      BALANCE        MORTGAGE      PRINCIPAL    MORTGAGE    RISK    LOAN-TO-VALUE
PRINCIPAL BALANCES ($)            LOANS      OUTSTANDING        LOANS        BALANCE       RATE      SCORE       RATIO
------------------------------  ---------  ---------------  ------------  -------------  --------  --------  -------------

400,000.01 - 450,000.00 ......      96     $ 41,878,680.65      10.41%    $  436,236.26   6.764%     702.2       75.95%
450,000.01 - 500,000.00 ......     185       87,922,516.23      21.87        475,256.84   6.868      700.0       76.36
500,000.01 - 550,000.00 ......     100       52,712,897.60      13.11        527,128.98   6.811      700.3       73.95
550,000.01 - 600,000.00 ......     104       59,980,958.59      14.92        576,739.99   6.909      706.1       73.95
600,000.01 - 650,000.00 ......      79       49,833,931.47      12.39        630,809.26   6.916      695.9       74.15
650,000.01 - 700,000.00 ......      29       19,697,607.38       4.90        679,227.84   6.794      708.9       73.64
700,000.01 - 750,000.00 ......      24       17,610,717.48       4.38        733,779.90   7.052      709.3       73.46
750,000.01 - 800,000.00 ......      24       18,669,356.40       4.64        777,889.85   6.942      719.0       74.59
800,000.01 - 850,000.00 ......       6        4,921,707.55       1.22        820,284.59   7.021      715.3       74.29
850,000.01 - 900,000.00 ......       8        7,045,340.10       1.75        880,667.51   6.671      700.4       66.55
900,000.01 - 950,000.00 ......       7        6,467,427.46       1.61        923,918.21   7.286      704.8       77.16
950,000.01 - 1,000,000.00 ....      22       21,724,590.19       5.40        987,481.37   6.814      721.2       61.79
1,000,000.01 - 1,500,000.00 ..       9       11,935,428.77       2.97      1,326,158.75   6.639      732.7       65.64
1,500,000.01 - 2,000,000.00 ..       1        1,700,000.00       0.42      1,700,000.00   6.125      759.0       62.96
                                   ---     ---------------     ------
   TOTAL .....................     694     $402,101,159.87     100.00%
                                   ===     ===============     ======

----------
(1)  As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $579,396.

                                      S-44

            ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS (1)

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL                          WEIGHTED
                                                             BALANCE                            AVERAGE  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE   BUREAU   LOAN-TO-
RANGE OF ORIGINAL LOAN-TO-      MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE    RISK      VALUE
VALUE RATIOS (%)                  LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

20.01 - 25.00 ................       1    $    600,000.00      0.15%    $600,000.00   7.000%     680.0    24.78%
30.01 - 35.00 ................       3       2,099,139.02      0.52      699,713.01   6.750      724.9    32.34
35.01 - 40.00 ................       3       1,718,511.36      0.43      572,837.12   6.527      715.7    36.97
40.01 - 45.00 ................       2       1,738,500.00      0.43      869,250.00   6.481      750.6    43.57
45.01 - 50.00 ................       8       6,051,011.39      1.50      756,376.42   6.927      712.3    48.00
50.01 - 55.00 ................      12       7,599,162.73      1.89      633,263.56   6.562      712.3    53.17
55.01 - 60.00 ................      28      18,142,685.71      4.51      647,953.06   6.755      702.3    58.32
60.01 - 65.00 ................      72      48,130,961.79     11.97      668,485.58   6.766      702.1    63.58
65.01 - 70.00 ................      51      29,647,596.12      7.37      581,325.41   6.785      707.8    68.86
70.01 - 75.00 ................      84      51,008,474.01     12.69      607,243.74   6.868      702.2    73.65
75.01 - 80.00 ................     419     229,614,964.50     57.10      548,007.08   6.913      705.4    79.61
80.01 - 85.00 ................       2       1,204,777.66      0.30      602,388.83   6.662      687.8    85.00
85.01 - 90.00 ................       7       3,620,375.58      0.90      517,196.51   6.863      680.7    89.28
90.01 - 95.00 ................       2         925,000.00      0.23      462,500.00   7.243      771.5    94.87
                                   ---    ---------------    ------
   TOTAL .....................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.68%.

           ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL                          WEIGHTED
                                                             BALANCE                            AVERAGE  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE   BUREAU   LOAN-TO-
ORIGINAL TERM TO STATED         MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE    RISK      VALUE
MATURITY (MONTHS)                 LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

240 ..........................       1    $    496,068.43      0.12%    $496,068.43   6.875%     735.0    74.63%
360 ..........................     693     401,605,091.44     99.88      579,516.73   6.862      705.0    73.68
                                   ---    ---------------    ------
   TOTAL......................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average original term to stated
     maturity of the Mortgage Loans was approximately 360 months.

          REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS (1)

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL                          WEIGHTED
                                                             BALANCE                            AVERAGE  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE   BUREAU   LOAN-TO-
RANGE OF REMAINING TERMS TO     MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE    RISK      VALUE
STATED MATURITY (MONTHS)          LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

180 - 239 ....................       1    $    496,068.43      0.12%    $496,068.43   6.875%     735.0    74.63%
240 - 359 ....................     561     325,331,658.51     80.91      579,913.83   6.841      706.2    74.30
360 ..........................     132      76,273,432.93     18.97      577,829.04   6.952      700.0    71.03
                                   ---    ---------------    ------
   TOTAL .....................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average original term to stated
     maturity of the Mortgage Loans was approximately 358 months.

                                      S-45

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL                          WEIGHTED
                                                             BALANCE                            AVERAGE  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   CREDIT    AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE   BUREAU   LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE    RISK      VALUE
STATE                             LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Alabama.......................       1    $    418,826.76      0.10%    $418,826.76   6.375%     736.0    80.00%
Arizona.......................      21      12,310,627.58      3.06      586,220.36   7.016      708.1    77.64
Arkansas......................       1         436,000.00      0.11      436,000.00   6.375      665.0    80.00
California....................     285     166,479,094.42     41.40      584,137.17   6.782      711.0    72.35
Colorado......................      10       5,215,684.66      1.30      521,568.47   6.822      701.0    71.61
Connecticut...................       4       3,322,000.00      0.83      830,500.00   6.886      712.5    70.51
Delaware......................       1         422,854.29      0.11      422,854.29   6.000      675.0    79.94
District of Columbia..........       5       2,762,001.32      0.69      552,400.26   7.161      702.9    77.39
Florida.......................      53      30,639,501.38      7.62      578,103.80   7.139      704.7    74.52
Georgia.......................      12       6,463,403.86      1.61      538,616.99   6.752      689.2    79.66
Hawaii........................       9       7,750,384.26      1.93      861,153.81   6.509      716.1    65.77
Illinois......................       9       5,366,693.93      1.33      596,299.33   7.112      719.0    75.19
Indiana.......................       2       1,517,830.57      0.38      758,915.29   6.625      757.8    71.23
Kansas........................       1         777,528.09      0.19      777,528.09   6.625      725.0    64.96
Kentucky......................       2       1,049,419.91      0.26      524,709.96   7.046      720.5    79.11
Louisiana.....................       2       1,030,752.60      0.26      515,376.30   6.771      649.1    72.81
Maine.........................       1         455,000.00      0.11      455,000.00   6.625      621.0    61.49
Maryland......................      26      14,011,974.35      3.48      538,922.09   6.599      699.8    78.47
Massachusetts.................      18       9,564,324.99      2.38      531,351.39   6.959      704.8    76.06
Michigan......................      13       6,546,510.65      1.63      503,577.74   6.506      693.7    77.49
Minnesota.....................       4       2,249,512.36      0.56      562,378.09   6.680      702.0    79.72
Missouri......................       1         607,138.99      0.15      607,138.99   7.750      664.0    80.00
Montana.......................       1         569,503.13      0.14      569,503.13   7.375      687.0    60.32
Nevada........................      13       6,909,309.89      1.72      531,485.38   6.946      715.1    75.53
New Hampshire.................       3       1,605,083.22      0.40      535,027.74   7.097      713.2    80.00
New Jersey....................      37      23,047,804.67      5.73      622,913.64   6.968      692.0    72.23
New York......................      90      51,328,287.88     12.77      570,314.31   6.913      695.6    72.72
North Carolina................       5       3,032,488.17      0.75      606,497.63   6.859      713.2    75.40
Oregon........................       6       3,346,247.93      0.83      557,707.99   6.612      710.6    72.35
Pennsylvania..................       2         998,178.65      0.25      499,089.33   6.825      731.0    80.00
Rhode Island..................       3       1,339,487.06      0.33      446,495.69   6.754      678.1    74.73
South Carolina................       3       2,120,797.30      0.53      706,932.43   7.498      743.6    79.04
Tennessee.....................       2         900,157.92      0.22      450,078.96   6.329      676.6    85.09
Texas.........................       7       4,253,494.31      1.06      607,642.04   7.080      693.0    78.55
Utah..........................       1         447,950.00      0.11      447,950.00   8.000      735.0    79.99
Virginia......................      29      16,252,120.25      4.04      560,417.94   6.987      693.4    77.28
Washington....................      11       6,553,184.52      1.63      595,744.05   7.020      700.0    73.25
                                   ---    ---------------    ------
   TOTAL......................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

                                      S-46

               MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS (1)

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Not available.................       1    $    501,236.96      0.12%    $501,236.96   7.625%     000.0    79.99%
620 - 639.....................      54      30,908,443.22      7.69      572,378.58   7.190      629.5    73.48
640 - 659.....................      77      42,649,204.58     10.61      553,885.77   7.061      649.5    73.57
660 - 679.....................     109      60,377,495.61     15.02      553,921.98   6.888      668.8    74.59
680 - 699.....................     113      65,634,920.81     16.32      580,840.01   6.903      688.8    72.97
700 - 719.....................      88      48,730,249.51     12.12      553,752.84   6.758      708.3    74.16
720 - 739.....................      82      49,605,786.43     12.34      604,948.62   6.727      730.2    74.26
740 - 759.....................      62      37,961,276.55      9.44      612,278.65   6.820      751.1    73.61
760 - 779.....................      62      39,927,931.71      9.93      643,998.90   6.744      768.9    72.67
780 - 799.....................      35      19,031,086.66      4.73      543,745.33   6.631      788.1    73.77
800 - 819.....................      11       6,773,527.83      1.68      615,775.26   6.736      804.9    71.75
                                   ---    ---------------    ------
   TOTAL......................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average FICO Credit Score of the
     Mortgage Loans (not including the Mortgage Loans for which the FICO credit score is not available) was approximately 705.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                             PERCENT
                                                               OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Two-Family Residence..........      29    $ 18,910,313.10      4.70%    $652,079.76   6.981%     710.8    73.56%
Three-Family Residence........       8       6,467,402.83      1.61      808,425.35   7.366      701.5    70.15
Four-Family Residence.........       1         911,284.78      0.23      911,284.78   7.250      734.0    75.00
Low-Rise Condominium..........      31      17,656,607.80      4.39      569,567.99   6.829      712.9    75.81
High Rise Condominium.........      11       6,979,145.86      1.74      634,467.81   6.995      729.5    68.88
Planned Unit Development
   (PUD)......................     128      75,596,477.83     18.80      590,597.48   6.838      708.5    75.79
Single Family Residence.......     477     270,454,211.46     67.26      566,989.96   6.849      701.9    73.11
Townhouse.....................       9       5,125,716.21      1.27      569,524.02   6.699      739.8    76.22
                                   ---    ---------------    ------
   TOTAL......................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

                                      S-47

                         PURPOSES OF THE MORTGAGE LOANS

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Refinance (Cash Out) .........     340    $198,164,599.33     49.28%    $582,837.06   6.845%     693.4    70.87%
Purchase .....................     278     159,435,544.74     39.65      573,509.15   6.942      716.3    77.39
Refinance (Rate/Term) ........      76      44,501,015.80     11.07      585,539.68   6.647      716.7    72.88
                                   ---    ---------------    ------
   TOTAL .....................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

                   OCCUPANCY TYPES FOR THE MORTGAGE LOANS (1)

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE  AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Investment ...................     50     $ 32,168,271.43      8.00%    $643,365.43   7.274%     713.3    67.93%
Owner Occupied ...............    622      355,126,162.03     88.32      570,942.38   6.821      703.3    74.41
Second Home ..................     22       14,806,726.41      3.68      673,033.02   6.943      729.9    68.71
                                  ---     ---------------    ------
   TOTAL .....................    694     $402,101,159.87    100.00%
                                  ===     ===============    ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
                                MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

Full/Alternate................     159    $ 89,384,917.83     22.23%    $562,169.29   6.585%     711.6    77.52%
Limited.......................       1         608,800.00      0.15      608,800.00   8.000      673.0    80.00
Stated Income.................     362     209,726,854.58     52.16      579,355.95   6.906      699.6    74.20
No Ratio......................      81      49,516,105.24     12.31      611,309.94   7.115      713.1    70.85
No Income/No Asset............      50      28,957,890.47      7.20      579,157.81   6.910      700.8    70.40
No Doc........................      41      23,906,591.75      5.95      583,087.60   6.903      717.5    64.44
                                   ---    ---------------    ------
   TOTAL......................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

                                      S-48

                  RANGES OF LOAN AGE FOR THE MORTGAGE LOANS (1)

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                            BALANCE                            WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL       OF THE       CURRENT     AVERAGE    FICO    LOAN-TO-
RANGE OF                        MORTGAGE      BALANCE       MORTGAGE     PRINCIPAL   MORTGAGE   CREDIT     VALUE
LOAN AGE (MONTHS)                 LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  ---------    --------  --------  --------

0 ............................     132    $ 76,273,432.93     18.97%    $577,829.04   6.952%     700.0    71.03%
1 ............................     256     150,641,525.25     37.46      588,443.46   6.825      710.7    74.03
2 - 6 ........................     305     174,585,194.35     43.42      572,410.47   6.855      702.3    74.58
12 - 20 ......................       1         601,007.34      0.15      601,007.34   6.625      743.0    61.04
                                   ---    ---------------    ------
   TOTAL .....................     694    $402,101,159.87    100.00%
                                   ===    ===============    ======

----------
(1)  As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 1 month.

             PREPAYMENT CHARGE TERMS AND TYPE OF THE MORTGAGE LOANS

                                                            PERCENT OF
                                                            AGGREGATE
                                                            PRINCIPAL
                                                             BALANCE                           WEIGHTED  WEIGHTED
                                 NUMBER      AGGREGATE     OUTSTANDING    AVERAGE    WEIGHTED   AVERAGE   AVERAGE
                                   OF        PRINCIPAL        OF THE      CURRENT     AVERAGE    FICO    LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE      BALANCE        MORTGAGE    PRINCIPAL   MORTGAGE   CREDIT     VALUE
TERM (MONTHS)                     LOANS     OUTSTANDING       LOANS       BALANCE      RATE      SCORE     RATIO
------------------------------  --------  ---------------  -----------  -----------  --------  --------  --------

0 months .....................    499     $289,189,695.21     71.92%    $579,538.47   6.845%     706.4    73.57%
12 month-Hard ................     37       23,274,345.21      5.79      629,036.36   7.065      709.2    74.35
12 month-Soft ................      1          568,000.00      0.14      568,000.00   9.000      638.0    80.00
24 month-Hard ................     16        8,539,018.87      2.12      533,688.68   7.074      670.4    75.70
36 month-Hard ................    102       57,154,994.65     14.21      560,343.08   6.778      699.0    74.84
36 month-Soft ................     36       21,310,620.67      5.30      591,961.69   6.977      715.1    69.82
60 month-Soft ................      3        2,064,485.26      0.51      688,161.75   6.589      695.9    79.13
                                  ---     ---------------    ------
   TOTAL .....................    694     $402,101,159.87    100.00%
                                  ===     ===============    ======

                                      S-49

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all interest in all other assets included in
Residential Asset Securitization Trust 2006-A6. This assignment will include all scheduled payments received on or with respect to the Mortgage Loans that were due after the Cut-off Date, but not any principal and interest due on or before the Cut-off Date.

     In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 30% of the
Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the Mortgage
Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the
Servicer's expense).

     The trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related
Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the
Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement
Mortgage Loan); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage
Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o    have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than
          10% less than, the Stated Principal Balance of the deleted Mortgage
          Loan (the amount of any shortfall to be deposited by the seller in the
          Certificate Account and held for distribution to the
          certificateholders on the related Distribution Date (a "SUBSTITUTION
          ADJUSTMENT AMOUNT")),

     o    have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

     o    have a Loan-to-Value Ratio not higher than that of the deleted
          Mortgage Loan,

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan, and

                                      S-50

     o    comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a Mortgage Loan document.

     Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of
Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   THE SELLER

     IndyMac Bank, F.S.B. ("INDYMAC BANK") will be the seller of the Mortgage
Loans. The principal executive offices of the seller are located at 888 East
Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

ORIGINATION PROCESS

     IndyMac Bank acquires mortgage loans principally through four channels:
mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

     Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

     Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

     Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

     Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

     IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING PROCESS

     Mortgage loans that are acquired by IndyMac Bank are underwritten by
IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac

                                      S-51

guidelines regardless of whether such mortgage loans would otherwise meet
IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie
Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac
Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System)
underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

     IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

     In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances,
IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit
Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac
Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding
80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

     IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No
Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation
Program may, based on certain loan

                                      S-52

characteristics and higher credit quality, qualify for IndyMac Bank's
FastForward program and be entitled to income and asset documentation relief.
Borrowers who qualify for FastForward must state their income, provide a signed
Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

     The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate
Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

     The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications.
Information regarding income is not verified and employment verification may not be written.

     The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.
The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

     Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

     IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

     Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type,
FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

     To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the
Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or
AVM, must support the loan amount.

     Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to
e-MITS for assessment and subjected to a full credit review and analysis.
Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

                                      S-53

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred
Delegated Underwriting Program.

     Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac
Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

     Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines.
IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

     Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

     The seller represents that immediately before the assignment of the
Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

     In the event of a breach of any representation or warranty in respect of a
Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage
Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in
the prospectus.

                                      S-54

                         SERVICING OF THE MORTGAGE LOANS

THE SERVICER

     IndyMac Bank will act as servicer under the pooling and servicing agreement
(in such capacity, the "SERVICER"). The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211.
IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998.
It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement,
IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z)
by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

     The servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the servicer for itself or others. The servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

     If the servicing of any Mortgage Loan were to be transferred, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage
Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the
Certificates" in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees are payable out of the interest payments on each Mortgage
Loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") was approximately 0.299% per annum. The "EXPENSE FEES" consist of (a) the servicing fee and (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0075% per annum of the Stated Principal
Balance of each Mortgage Loan. The servicing fee rate will range from 0.250% per annum to 0.320% per annum and will be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement. The servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer out of its fee. The amount of the servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in
Connection with Certain Prepaid Mortgage Loans." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the
Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates - Fees and Expenses."

     The "ADJUSTED NET MORTGAGE RATE" of a Mortgage Loan is the Mortgage Loan's
Mortgage Rate minus the related Expense Fee Rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and
Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the

                                      S-55

month of the Cut-off Date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date)
through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the servicer will be required to reduce its servicing compensation, but the reduction for any Distribution Date will be limited to an amount (such amount, "COMPENSATING INTEREST") equal to the product of

o    0.125% multiplied by

o    one-twelfth multiplied by

o    the aggregate Stated Principal Balance of the Mortgage Loans as of the
     first day of the prior month.

     If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates -- Interest" in
this prospectus supplement.

ADVANCES

     Except as described below, the servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this
Distribution Date, an amount (referred to as an "ADVANCE") equal to

o    all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

     minus

o    the servicing fee for those Mortgage Loans for the period

     plus

o    an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

     Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution
Date. Any failure by the servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the servicer delivers

                                      S-56

an officer's certificate to the trustee indicating that the advance is nonrecoverable, the servicer will be entitled to withdraw from the Certificate
Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     The servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Any modification of a
Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing.
Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage
Loan subject to a modification will be for a price equal to 100% of the Stated
Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the
Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the servicer. The servicer will deposit the purchase price in the Certificate
Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

PREPAYMENT CHARGES

     A portion of the Mortgage Loans provide for the payment of a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination. The prepayment charges that are imposed on such Mortgage Loans can either be hard prepayment charges or soft prepayment charges. With respect to Mortgage Loans that impose soft prepayment charges, the mortgagor is only required to pay a prepayment charge if the mortgagor prepays the Mortgage Loan for a reason other than as a result of selling the mortgaged property. Mortgage Loans that impose hard prepayment charges require the payment of a prepayment charge in connection with any prepayment, regardless of the reason for that prepayment. Approximately 5.70%
and 6.32% of the Mortgage Loans in loan group 1 and loan group 2, respectively
(by aggregate Stated Principal Balance of the Mortgage Loans in the loan group as of the Cut-off Date) have soft prepayment charges and approximately 24.45%
and 18.74% of the Mortgage Loans in loan group 1 and loan group 2, respectively, by Stated Principal Balance of the Mortgage Loans in the applicable loan group have hard prepayment charges. Any prepayment charges paid on the Mortgage Loans will not be distributed to any of the offered certificates, but will be distributed to the Class P Certificates.

DEFAULT MANAGEMENT SERVICES

     In connection with the servicing of defaulted Mortgage Loans, the servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   THE SPONSOR

     The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                                      S-57

YEAR   APPROXIMATE VOLUME
----   ------------------
2002     $6.25 billion
2003     $5.78 billion
2004     $16.03 billion
2005     $31.37 billion

     As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                STATIC POOL DATA

     Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at
http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

     This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     o    prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006;
          or

     o    in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

     The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155
North Lake Avenue, Pasadena, California 91101, and its telephone number is (800)
669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

     In connection with the issuance of the certificates, the depositor has formed the Residential Asset Securitization Trust 2006-A6, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is
December 31.

     The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created

                                      S-58

pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the issuing entity would be characterized as a "business trust."

                                   THE TRUSTEE

     Deutsche Bank National Trust Company ("DBNTC") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. However,
DBNTC's proprietary document tracking system will show the location within
DBNTC's facilities of each mortgage file held by the trustee on behalf of the trust. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However,
DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with DBNTC.

     Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purposes, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville,
TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana,
California 92705, Attention: Trust Administration IN0606. Certificateholders may
access monthly statements from the trustee's website
(https://www.tss.db.com/invr). Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations desk at (800) 735-7777.

     In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

     The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

     o    for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was negligent in ascertaining the pertinent facts,

     o    with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

     o    for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

     o    for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

     The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report,

                                      S-59

notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the
United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

     The trustee may at any time resign by giving written notice of resignation to the depositor, the servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The depositor or the servicer may remove the trustee and appoint a successor trustee if:

     o    the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

     o    the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation,

     o    a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee,
          or

     o    during the period in which the depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the trustee fails to comply with its related obligations, as described in the pooling and servicing agreement.

     In addition, the holders of certificates evidencing at least 51% of the
Voting Rights may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating
Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                              THE CAP COUNTERPARTY

     The Bank of New York is the cap counterparty (the "CAP COUNTERPARTY"). The long-term senior unsecured debt of the Cap Counterparty is rated "AA-" by S&P and "Aa2" by Moody's.

     Based upon a reasonable good faith estimate of maximum probable exposure, the significance percentage of each Yield Maintenance Agreement and for all
Yield Maintenance Agreements in the aggregate, is less than 10%.

     The "SIGNIFICANCE PERCENTAGE" for a Yield Maintenance Agreement is the
percentage that the significance estimate of the Yield Maintenance Agreement represents of the Class Certificate Balance of the related Class of
Certificates. The "SIGNIFICANCE ESTIMATE" of the Yield Maintenance Agreement is
determined based on a reasonable

                                      S-60

good-faith estimate of the maximum probable exposure of the Yield Maintenance
Agreement made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank,
F.S.B. or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-F will consist of the
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6,
Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12,
Class 1-A-13, Class 1-A-14, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10,
Class 2-A-11, Class 2-A-12, Class 2-A-13, Class PO, Class A-X, Class A-R, Class
B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class P
Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class Certificate Balances and initial
Notional Amounts may vary in the aggregate by plus or minus 5%.

     When describing the certificates in this prospectus supplement, we use the following terms:

         DESIGNATION                        CLASSES OF CERTIFICATES
----------------------------   -------------------------------------------------
     Senior Certificates         Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7,
                                 Class 1-A-8, Class 1-A-9, Class 1-A-10, Class
                               1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14,
                                 Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7,
                                 Class 2-A-8, Class 2-A-9, Class 2-A-10, Class
                                 2-A-11, Class 2-A-12, Class 2-A-13, Class PO,
                                     Class A-X and Class A-R Certificates

  Subordinated Certificates    Class B-1, Class B-2, Class B-3, Class B-4, Class
                                        B-5 and Class B-6 Certificates

     LIBOR Certificates         Class 1-A-2, Class 1-A-3, Class 1-A-7, Class
                               1-A-8, Class 1-A-11, Class 1-A-12, Class 2-A-2,
                                Class 2-A-3, Class 2-A-4, Class 2-A-5, Class
                                     2-A-7 and Class 2-A-8 Certificates

  Super Senior Certificates      Class 1-A-2, Class 1-A-3, Class 1-A-4, Class
                               1-A-7, Class 1-A-8, Class 2-A-1, Class 2-A-7 and
                                                  Class 2-A-8

    Support Certificates         Class 1-A-5, Class 1-A-6, Class 1-A-10, Class
                                            2-A-9 and Class 2-A-10

Notional Amount Certificates     Class 1-A-3, Class 1-A-8, Class 1-A-12, Class
                                 2-A-3, Class 2-A-5, Class 2-A-8 and Class A-X
                                                 Certificates

    Private Certificates          Class B-4, Class B-5, Class B-6 and Class P
                                                 Certificates

                                      S-61

     The certificates are generally referred to as the following types:

           CLASS                                     TYPE
--------------------------   ---------------------------------------------------
Class 1-A-1 Certificates:              Senior/Fixed Pass-Through Rate

Class 1-A-2 Certificates:      Senior/Super Senior/Floating Pass-Through Rate

Class 1-A-3 Certificates:    Senior/ Super Senior/Inverse Floating Pass-Through
                                     Rate/Notional Amount/Interest Only

Class 1-A-4 Certificates:     Senior/ Super Senior/NAS/Fixed Pass-Through Rate

Class 1-A-5 Certificates:          Senior/Support/Fixed Pass-Through Rate

Class 1-A-6 Certificates:        Senior/Support/NAS/Fixed Pass-Through Rate

Class 1-A-7 Certificates:     Senior/ Super Senior/Floating Pass-Through Rate

Class 1-A-8 Certificates:    Senior/ Super Senior/Inverse Floating Pass-Through
                                     Rate/Notional Amount/Interest Only

Class 1-A-9 Certificates:             Senior/ Fixed Pass-Through Rate

Class 1-A-10 Certificates:        Senior/ Support/ Fixed Pass-Through Rate

Class 1-A-11 Certificates:           Senior/Floating Pass-Through Rate

Class 1-A-12 Certificates:   Senior/Inverse Floating Pass-Through Rate/Notional
                                            Amount/Interest Only

Class 1-A-13 Certificates:            Senior/ Fixed Pass-Through Rate

Class 1-A-14 Certificates:            Senior/ Fixed Pass-Through Rate

Class 2-A-1 Certificates:     Senior/ Super Senior/NAS/Fixed Pass-Through Rate

Class 2-A-2 Certificates:            Senior/Floating Pass-Through Rate

Class 2-A-3 Certificates:    Senior/Inverse Floating Pass-Through Rate/Notional
                                            Amount/Interest Only

Class 2-A-4 Certificates:            Senior/Floating Pass-Through Rate

Class 2-A-5 Certificates:    Senior/Inverse Floating Pass-Through Rate/Notional
                                            Amount/Interest Only

Class 2-A-6 Certificates:             Senior /Fixed Pass-Through Rate

Class 2-A-7 Certificates:     Senior/ Super Senior/Floating Pass-Through Rate

Class 2-A-8 Certificates:    Senior/ Super Senior/Inverse Floating Pass-Through
                                     Rate/Notional Amount/Interest Only

Class 2-A-9 Certificates:          Senior/Support/Fixed Pass-Through Rate

Class 2-A-10 Certificates:      Senior/ Support/NAS/Fixed Pass-Through Rate

Class 2-A-11 Certificates:            Senior /Fixed Pass-Through Rate

Class 2-A-12 Certificates:            Senior /Fixed Pass-Through Rate

Class 2-A-13 Certificates:             Senior/Fixed Pass-Through Rate

                                      S-62

           CLASS                                     TYPE
--------------------------   ---------------------------------------------------
Class A-X Certificates:           Senior/Fixed Pass-Through Rate/Notional
                                       Amount/Interest Only/Component

Class PO Certificates:                Senior/Principal Only/Component

Class A-R Certificates:                    Senior/REMIC Residual

Class P Certificates:                        Prepayment Charges

     The private certificates are not being offered by this prospectus supplement. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this prospectus supplement under "Summary -
Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described under
"--Interest" in this prospectus supplement. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial
Class Certificate Balance of that class reduced by the sum of

o    all amounts previously distributed to holders of certificates of that class as distributions of principal;

o    the amount of Realized Losses (including Excess Losses) allocated to that class; and

o    in the case of any class of subordinated certificates, any amounts allocated to that class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described in this prospectus supplement under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the
prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

     The senior certificates will have an initial aggregate Class Certificate
Balance of approximately $373,551,977 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately
92.90%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 3.70%, 1.10%, 0.70%, 0.70%,
0.55% and 0.35%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R
Certificates will be issued in a denomination of $100.

                                      S-63

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-3, Class 1-A-8, Class 1-A-12, Class 2-A-3, Class 2-A-5, Class
2-A-8 and Class A-X Certificates (collectively, the "NOTIONAL AMOUNT
CERTIFICATES") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

     The "NOTIONAL AMOUNT" of the Class 1-A-3, Class 1-A-8, Class 1-A-12, Class
2-A-3, Class 2-A-5 and Class 2-A-8 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-2, Class 1-A-7, Class
1-A-11, Class 2-A-2, Class 2-A-4 and Class 2-A-7 Certificates, respectively, immediately prior to that Distribution Date.

     The "NOTIONAL AMOUNT" of the Class A-X Certificates for any Distribution
Date will equal the sum of the Class A-X-1 and Class A-X-2 Component Notional
Amounts immediately prior to that Distribution Date.

     The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the
Class PO and Class A-X Certificates will be made up of two components having the designations and initial Component Balances or initial Component Notional
Amounts set forth below as of the closing date:

                                                          INITIAL COMPONENT
                     DESIGNATION                        BALANCE (APPROXIMATE)
-----------------------------------------------------   ---------------------
Class PO-1 ..........................................         $   58,516
Class PO-2 ..........................................         $3,508,991

                                                        INITIAL COMPONENT
                                                         NOTIONAL AMOUNT
                     DESIGNATION                          (APPROXIMATE)
-----------------------------------------------------   -----------------
Class A-X-1 .........................................     $13,300,841.36
Class A-X-2 .........................................     $   348,718.38

     The "COMPONENT BALANCE" with respect to any Class PO Component as of any
Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the
related loan group.

     The Class Certificate Balance of the Class PO Certificates on any
Distribution Date will be equal to the aggregate Component Balance of the Class
PO Components on that Distribution Date. The Class PO Components comprising the
Class PO Certificates will not be separately transferable from the Class PO
Certificates. As used in this prospectus supplement, "CLASS PO COMPONENT" will mean the Class PO-1 or Class PO-2 Component, as applicable. The Class PO-1
Component will relate to loan group 1 and the Class PO-2 Component will relate to loan group 2.

     The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-1 Component for any
Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the
Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due
Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.50% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans in loan group 1 as of

                                      S-64

the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

     The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-2 Component for any
Distribution Date will equal the product of (i) a fraction, the numerator of which is the excess of (a) the average of the adjusted net mortgage rates of the
Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due
Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period) over (b) 6.25% per annum, and the denominator of which is 6.50% per annum and (ii) the aggregate Stated Principal Balance of the
Non-Discount Mortgage Loans in loan group 2 as of the first day of the related
Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

     The Notional Amount of the Class A-X Certificates on any Distribution Date
will equal the aggregate Component Notional Amount of the Class A-X Components
on that Distribution Date. The Class A-X Components comprising the Class A-X
Certificates will not be separately transferable from the Class A-X
Certificates. As used in this prospectus supplement, "CLASS A-X COMPONENT" will mean the Class A-X-1 or Class A-X-2 Component, as applicable. The Class A-X-1
Component will relate to loan group 1 and the Class A-X-2 Component will relate to loan group 2.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the
Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their
Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the
offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers'
securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan
Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN
DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry
Certificates in minimum denominations representing Class Certificate Balances or
Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof.
One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE
CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be
Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the

                                      S-65

circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates.
Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and
Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Certificates will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or
Euroclear Participant to a DTC Participant, will be received with value on the
DTC settlement date but will be available in the relevant Clearstream,
Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax
Consequences -- Tax Treatment of Foreign Investors" in the prospectus and
"Description of the Securities -- Global, Clearance, Settlement And Tax
Documentation Procedures -- Material U.S. Federal Income Tax Documentation
Requirements" in the prospectus.

     Transfers between Participants will occur in accordance with DTC Rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant
European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own
DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC
Rules.

                                      S-66

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream,
Luxembourg customers through electronic book-entry changes in accounts of
Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream,
Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR
OPERATOR") in Brussels to facilitate settlement of trades between Clearstream,
Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of
Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the
Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

                                      S-67

     The Euroclear Operator has a banking license from the Belgian Banking and
Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the
Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through
Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of
Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material
Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and
"Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate
Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the
Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to
Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates of such
Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or
Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the
Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51%
of the voting rights (as defined in the pooling and servicing agreement)
evidenced by the offered certificates advise the trustee and DTC through the

                                      S-68

Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The Class 1-A-2, Class 1-A-3, Class 1-A-7, Class 1-A-8, Class 1-A-11, Class
1-A-12, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-7 and
Class 2-A-8 Certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under
"--Interest" below.

     LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the
LIBOR Certificates, the trustee, as calculation agent (in such capacity, the
"CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE"
for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest
Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest
Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result
(expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of
United States dollars are transacted in the London interbank market.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under
"Description of the Certificates--Indices Applicable to Floating Rate and
Inverse Floating Rate Classes--LIBOR."

     If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus,
LIBOR for the initial LIBOR Determination Date will be 4.96%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the servicer will establish an account (the
"CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the
Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate
Account for purposes set forth in the pooling and servicing agreement. See
"Payments on Mortgage Assets - Deposits to Certificate Account" in the
prospectus. On or before the closing date, the trustee will establish an account
(the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding

                                      S-69

each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such Available Funds in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the
Distribution Account.

     Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage
Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to
Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     Certificate Account and Distribution Account. At the direction of the servicer, all funds in the Certificate Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate
Account will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

     Distribution Account and Supplemental Interest Reserve Fund. Funds on
deposit in the Distribution Account and the Supplemental Interest Reserve Fund
will not be invested.

                                      S-70

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

TYPE / RECIPIENT (1)                   AMOUNT                   GENERAL PURPOSE              SOURCE (2)               FREQUENCY
--------------------   --------------------------------------   ---------------   -------------------------------   ------------

FEES
Servicing Fee /        From 0.250% to 0.320% per annum of the   Compensation      Interest collected with respect   Monthly
Servicer               Stated Principal Balance of each                           to each Mortgage Loan and any
                       Mortgage Loan (3)                                          Liquidation Proceeds or
                                                                                  Subsequent Recoveries that are
                                                                                  allocable to accrued and unpaid
                                                                                  interest (4)

Additional Servicing   o    All late payment fees, assumption   Compensation      Payments made by obligors with    Time to time
Compensation /              fees and other similar charges                        respect to the Mortgage Loans
Servicer                    (excluding prepayment charges)

                       o    All investment income earned on     Compensation      Investment income related to      Monthly
                            amounts on deposit in the                             the Certificate Account
                            Certificate Account

                       o    Excess Proceeds (5)                 Compensation      Liquidation Proceeds and          Time to time
                                                                                  Subsequent Recoveries

Trustee Fee /          0.0075% per annum of the Stated          Compensation      Interest Distribution Amount      Monthly
trustee                Principal Balance of each Mortgage
                       Loan

EXPENSES
Insurance expenses /   Expenses incurred by the Servicer        Reimbursement     To the extent the expenses are    Time to time
Servicer                                                        of Expenses       covered by an insurance policy
                                                                                  with respect to the Mortgage
                                                                                  Loan

Advances / Servicer    To the extent of funds available, the    Reimbursement     With respect to each Mortgage     Time to time
                       amount of any advances                   of Expenses       Loan, late recoveries of the
                                                                                  payments of the costs and
                                                                                  expenses, Liquidation
                                                                                  Proceeds, Subsequent
                                                                                  Recoveries, purchase proceeds
                                                                                  or repurchase proceeds for
                                                                                  that Mortgage Loan (6)

                                      S-71

TYPE / RECIPIENT (1)                   AMOUNT                   GENERAL PURPOSE              SOURCE (2)               FREQUENCY
--------------------   --------------------------------------   ---------------   -------------------------------   ------------

Indemnification        Amounts for which the seller, the        Indemnification   Amounts on deposit on the         Monthly
expenses / the         Servicer and the depositor are                             Certificate Account on any
seller, the servicer   entitled to indemnification (7)                            Distribution Account Deposit
and the depositor                                                                 Date, following the transfer
                                                                                  to the Distribution Account

(1)  If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2)  Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3)  The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or
     0.320% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage
     Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid
     Mortgage Loans."

(4)  The servicing fee is payable from interest collections on the Mortgage
     Loans, but may be paid from any other amounts on deposit in the Certificate
     Account, if interest collections are insufficient to pay the Servicing Fee.

(5)  "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and
     Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the
     Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)  Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds,
     Subsequent Recoveries, purchase proceeds or repurchase proceeds for that
     Mortgage Loan.

(7)  Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

                                      S-72

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date based on the
Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan group remaining after distribution to the senior certificates related to that loan group, and distributions on the subordinated certificates will be based on any remaining Available Funds for all loan groups for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

     1.   to interest on each interest- bearing class or component of senior certificates in the related senior certificate group, pro rata based on their respective Interest Distribution Amounts;

     2.   to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the
          Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the
          Distribution Date;

     3.   to any Class PO Deferred Amounts with respect to the applicable Class
          PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

     4.   to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this prospectus supplement under
          "--Cross-Collateralization" and (y) the limitations set forth in this prospectus supplement under "Description of the Certificates --
          Interest" and "Principal."

     "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of:

     o    all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

                                      S-73

     o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent
          Recoveries on the Mortgage Loans in that loan group;

     o    all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

     o    amounts received with respect to the Distribution Date as the
          Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

     reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the
     Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described below.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

               INITIAL PASS-    MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF
    CLASS       THROUGH RATE   PASS-THROUGH RATE     CLASS PASS-THROUGH RATE
------------   -------------   -----------------   --------------------------
Class 1-A-2        5.68%          6.50%/0.60%             LIBOR + 0.60%
Class 1-A-3        0.82%          5.90%/0.00%             5.90% - LIBOR
Class 1-A-7        5.48%          6.00%/0.40%             LIBOR + 0.40%
Class 1-A-8        0.52%          5.60%/0.00%             5.60% - LIBOR
Class 1-A-11       5.48%          7.50%/0.40%             LIBOR + 0.40%
Class 1-A-12       2.02%          7.10%/0.00%             7.10% - LIBOR
Class 2-A-2        5.36%          7.00%/0.40%             LIBOR + 0.40%
Class 2-A-3        1.64%          6.60%/0.00%             6.60% - LIBOR
Class 2-A-4        5.36%          7.50%/0.40%             LIBOR + 0.40%
Class 2-A-5        2.14%          7.10%/0.00%             7.10% - LIBOR
Class 2-A-7        5.36%          6.00%/0.40%             LIBOR + 0.40%
Class 2-A-8        0.64%          5.60%/0.00%             5.60% - LIBOR

                                      S-74

     The pass-through rate for a class of subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

     o    6.50% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date), over the aggregate Class
          Certificate Balance of the group 1 senior certificates immediately prior to that Distribution Date; and

     o    6.25% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the Due Date in the prior month (after giving effect to principal prepayments in the prepayment period related to that prior Due Date), over the aggregate Class
          Certificate Balance of the group 2 senior certificates immediately prior to that Distribution Date;

     divided by the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first interest accrual period is expected to be approximately 6.39829% per annum.

     On each Distribution Date, to the extent of funds available, each interest-bearing class or component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This
"INTEREST DISTRIBUTION AMOUNT" for any interest-bearing class and component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate
Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution
Dates and not subsequently distributed (which are called "UNPAID INTEREST
AMOUNTS"). The Class PO Certificates are principal only certificates and will not bear interest.

     On each Distribution Date on or prior to the applicable Yield Maintenance
Agreement Termination Date on which LIBOR exceeds the applicable strike rate, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

     With respect to each Distribution Date for the LIBOR Certificates, the
"INTEREST ACCRUAL PERIOD" will be the one-month period commencing from and including the preceding Distribution Date (or from and including the Closing
Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates thereof and (b) each loan group, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

          o    any net prepayment interest shortfalls for that loan group for that Distribution Date and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a
               Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt
               Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes in the related senior certificate group on such Distribution Date, based on the amount of

                                      S-75

interest each such class of certificates would otherwise be entitled to receive
(or, in the case of the subordinated certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls. The
"ASSUMED BALANCE" for a Distribution Date and loan group is equal to the
Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of
each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the Senior Termination Date, Net
Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that
Distribution Date.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or any similar state or local law. See "Legal Aspects of the Mortgage Loans
-- Servicemembers Civil Relief Act" in the prospectus.

     With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the
Compensating Interest for the other loan group over the prepayment interest shortfall for that loan group and Distribution Date. A "PREPAYMENT INTEREST
SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment
Period occurring in the month prior to the month of the applicable Distribution
Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage
Loan.

     If on any Distribution Date, Available Funds for a loan group in the
Certificate Account applied in the order described above under "-- Priority of
Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next
Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

YIELD SUPPLEMENT AMOUNTS

     The "YIELD SUPPLEMENT AMOUNT" for the Class 1-A-2, Class 1-A-7 and Class
2-A-7 Certificates and any Distribution Date will equal the product of:

          (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) the related Ceiling Rate over (B) the related Strike Rate,

          (ii) the related Yield Maintenance Notional Balance for that
     Distribution Date, and

          (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

                                      S-76

     The ceiling rate (the "CEILING RATE") and the strike rate (the "STRIKE
RATE") for each of the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates is
as follows:

CLASS                                                 CEILING RATE   STRIKE RATE
-----                                                 ------------   -----------
Class 1-A-2........................................       8.65%         5.90%
Class 1-A-7........................................       9.10%         5.60%
Class 2-A-7........................................       9.10%         5.60%

     The Yield Maintenance Agreements. The Class 1-A-2, Class 1-A-7 and Class
2-A-7 Certificates will each have the benefit of an interest rate corridor agreements (the "CLASS 1-A-2 YIELD MAINTENANCE AGREEMENT", the "CLASS 1-A-7
YIELD MAINTENANCE AGREEMENT" and the "CLASS 2-A-7 YIELD MAINTENANCE AGREEMENT",
and, together, the "YIELD MAINTENANCE AGREEMENTS"). The Yield Maintenance
Agreements will not be assets of the issuing entity, but will, instead, be assets of a separate trust fund (the "SUPPLEMENTAL INTEREST TRUST") created under the pooling and servicing agreement for the benefit of the Class 1-A-2,
Class 1-A-7 and Class 2-A-7 Certificates. The Yield Maintenance Agreements will each be between the trustee on behalf of the supplemental interest trust and the
Cap Counterparty, as evidenced in each case by a confirmation.

     Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master
Agreement were incorporated into the confirmation of each Yield Maintenance
Agreement as if such ISDA Master Agreement had been executed by the related parties to that Yield Maintenance Agreement on the date that Yield Maintenance
Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and
Derivatives Association, Inc.

     On or prior to the related Yield Maintenance Agreement Termination Date, on the business day preceding each Distribution Date, the Cap Counterparty will make payments of each Yield Supplement Amount.

     The "YIELD MAINTENANCE AGREEMENT TERMINATION DATE" for the Class 1-A-2
Certificates is April 25, 2036, for the Class 1-A-7 Certificates is August 25,
2010 and for the Class 2-A-7 Certificates is July 25, 2011. Each Yield
Maintenance Agreement is scheduled to remain in effect up to and including the related Yield Maintenance Agreement Termination Date.

     The "YIELD MAINTENANCE NOTIONAL BALANCE" on each Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will be as described in Schedule 1 to this prospectus supplement. After a Yield Maintenance
Agreement Termination Date, the related Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

     The Yield Maintenance Notional Balances for the Class 1-A-2, Class 1-A-7
and Class 2-A-7 Certificates decline based on the applicable Mortgage Loans having a prepayment rate equal to 100%, 70% and 65%, respectively, of the related Prepayment Assumption.

     Payments made under each Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance on a Distribution Date and will not be based on the related Class Certificate Balance.

     Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (two business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a
Yield Maintenance Agreement and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Yield Maintenance
Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections
229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related yield maintenance agreement, and the Cap Counterparty fails to transfer the related

                                      S-77

yield maintenance agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related yield maintenance agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

     If a Yield Maintenance Agreement is terminated prior to its scheduled yield maintenance agreement termination date, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the related Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

     The Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 1-A-2, Class 1-A-7
and Class 2-A-7 Certificates are not parties to or beneficiaries under any Yield
Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Yield Maintenance
Agreement.

     The Yield Maintenance Agreements will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

THE SUPPLEMENTAL INTEREST RESERVE FUND

     Amounts received from the Cap Counterparty under each of the Class 1-A-2,
Class 1-A-7 and Class 2-A-7 Yield Maintenance Agreement for the Class 1-A-2,
Class 1-A-7 and Class 2-A-7 Certificates, respectively, will be deposited in a separate account established by the trustee of the supplemental interest trust
(the "SUPPLEMENTAL INTEREST RESERVE FUND"). Any amounts on deposit in the supplemental interest trust will not be the property of the issuing entity, but will, instead, be assets of the supplemental interest trust. On each
Distribution Date, the trustee will withdraw the amount of the related Yield
Supplement Amount from funds available on deposit in the supplemental interest trust. The Supplemental Interest Reserve Fund will be held in trust in the supplemental interest trust by the trustee, as trustee of the supplemental interest trust, on behalf of the holders of the Class 1-A-2, Class 1-A-7 and
Class 2-A-7 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Supplemental Interest Reserve Fund. The Supplemental
Interest Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee, will deposit into the Supplemental Interest Reserve Fund any amount received in respect of the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Yield Maintenance Agreement for the
related interest accrual period. On each Distribution Date, such amounts received in respect of the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Yield
Maintenance Agreement will be distributed to the Class 1-A-2, Class 1-A-7 and
Class 2-A-7 Certificates, respectively, to the extent necessary to pay the related current Yield Supplement Amount and any Yield Supplement Amount
remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Supplemental Interest Reserve Fund. On the Distribution Date
immediately following the earlier of (i) the latest Yield Maintenance Agreement
Termination Date and (ii) the date on which the aggregate Class Certificate
Balance of the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates has been reduced to zero, all amounts remaining in the Supplemental Interest Reserve Fund will be distributed to HSBC Securities (USA) Inc.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between (a) the related
Class PO Component and (b) the related senior certificates (other than the
Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The "NON-PO PERCENTAGE" with respect to any Mortgage Loan with an adjusted net mortgage rate less than the related Required Coupon (each a "DISCOUNT
MORTGAGE LOAN") will be equal to the adjusted net mortgage rate

                                      S-78

divided by the related Required Coupon and, with respect to any Mortgage Loan with an adjusted net mortgage rate equal to or greater than the related Required
Coupon (each a "NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

     The "PO PERCENTAGE" with respect to any Discount Mortgage Loan will be equal to the related Required Coupon minus the adjusted net mortgage rate divided by the related Required Coupon and, with respect to any Non-Discount
Mortgage Loan, will be 0%.

     The "REQUIRED COUPON" is 6.50% and 6.25% for loan group 1 and loan group 2, respectively.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO
Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the Notional Amount
Certificates and Class PO Certificates) in an amount up to the related Senior
Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

     The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of:

          (a)  all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

          (b)  the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the
               Distribution Date, excluding any Mortgage Loan that was
               repurchased due to a modification of the Mortgage Rate,

          (c)  the Substitution Adjustment Amount in connection with any deleted
               Mortgage Loan in that loan group received with respect to the
               Distribution Date,

          (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the
               calendar month preceding the month of the Distribution Date,

          (e)  with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the
               Mortgage Loan, and

          (f)  all partial and full principal prepayments by borrowers on the
               Mortgage Loans in that loan group received during the related
               Prepayment Period, including the principal portion of the
               purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

     (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the
Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or
(2) a Realized Loss after the related Senior Credit Support Depletion Date, the
Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date before the
Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a
loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, as follows:

                                      S-79

     (a)  with respect to loan group 1, sequentially, as follows:

          first, to the Class A-R Certificates, until its Class Certificate
          Balance is reduced to zero; and

          second, concurrently,

               (A) 9.0283937838% to the Class 1-A-1 Certificates, until its
          Class Certificate Balance is reduced to zero;

               (B) 24.1735243562%, concurrently to the Class 1-A-2 and Class
          1-A-5 Certificates, pro rata, until their respective Class Certificate
          Balances are reduced to zero;

               (C) 22.2660269857% to the Class 1-A-11 Certificates, until its
          Class Certificate Balance is reduced to zero; and

               (D) 44.5320548743% as follows:

                    (i) concurrently, to the Class 1-A-4 and Class 1-A-6
               Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

                    (ii) up to $387,281 for each Distribution Date in the
               following order:

                         (a) 97.00%, sequentially, to the Class 1-A-13 and Class
                    1-A-14 Certificates, in that order, until their respective
                    Class Certificate Balances are reduced to zero; and

                         (b) 3.00% concurrently, to the Class 1-A-7 and Class
                    1-A-10 Certificates, pro rata, until their respective Class
                    Certificate Balances are reduced to zero;

                    (iii) concurrently, to the Class 1-A-7 and Class 1-A-10
               Certificates, pro rata, until their respective Class Certificate
               Balances are reduced to zero;

                    (iv) sequentially, to the Class 1-A-13 and Class 1-A-14
               Certificates, in that order, until their respective Class
               Certificate Balances are reduced to zero;

                    (v) to the Class 1-A-9 Certificates, until its Class
               Certificate Balance is reduced to zero; and

                    (vi) to the Class 1-A-4 and Class 1-A-6 Certificates, pro
               rata, without regard to the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     (b)  with respect to loan group 2, concurrently, as follows:

               (A) 13.4715492734% to the Class 2-A-2 Certificates, until its
          Class Certificate Balance is reduced to zero;

               (B) 7.6856333687% to the Class 2-A-4 Certificates, until its
          Class Certificate Balance is reduced to zero; and

               (C) 78.8428173579% in the following of priority:

                                      S-80

                    (i) concurrently, to the Class 2-A-1 and Class 2-A-10
               Certificates, up to the Group 2 Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

                    (ii) up to $454,959 for each Distribution Date concurrently:

                         (x) 97.00%, as follows:

                              (a) 4.4543429844% to the Class 2-A-6, until its
                         Class Certificate Balance is reduced to zero; and

                              (b) 95.5456570156%, sequentially, to the Class
                         2-A-12 and Class 2-A-13 Certificates, in that order,
                         until their respective Class Certificate Balances are
                         reduced to zero;

                         (y) 3.00%, concurrently, to the Class 2-A-9 and Class
                    2-A-7 Certificates, pro rata, until their respective Class
                    Certificate Balances are reduced to zero;

                    (iii) concurrently, to the Class 2-A-9 and Class 2-A-7
               Certificates, pro rata, until their respective Class Certificate
               Balances are reduced to zero;

                    (iv) concurrently,

                         (x) 4.4543429844% to the Class 2-A-6 Certificates,
                    until its Class Certificate Balance is reduced to zero;

                         (y) 95.5456570156%, sequentially, to the Class 2-A-12
                    and Class 2-A-13 Certificates, in that order, until their
                    respective Class Certificate Balances are reduced to zero.

                    (v) to the Class 2-A-11 Certificates, until its Class
               Certificate Balance is reduced to zero; and

                    (vi) concurrently, to the Class 2-A-1 and Class 2-A-10
               Certificates, pro rata, without regard to the Group 2 Priority
               Amount, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date on and after the Senior Credit Support Depletion
Date, the Non-PO Formula Principal Amount for each loan group will be distributed, concurrently as principal of the classes of Senior Certificates in the related senior certificate group (other than the Notional Amount
Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used in this prospectus supplement shall have the following meanings:

     The "GROUP 1 PRIORITY AMOUNT" for any Distribution Date will equal the sum of (i) the product of (A) 44.5320548743% of the Scheduled Principal Distribution
Amount for loan group 1 and (B) the Group 1 Priority Percentage and (ii) the product of (A) 44.5320548743% of the Unscheduled Principal Distribution Amount
for loan group 1, (B) the Group 1 Priority Percentage and (C) the Shift
Percentage.

     "GROUP 1 PRIORITY PERCENTAGE" for any Distribution Date and loan group 1, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-6
Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO Percentage of the Stated Principal Balance of each group 1 mortgage loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

                                      S-81

     The "GROUP 2 PRIORITY AMOUNT" for any Distribution Date will equal the sum of (i) the product of (A) 78.8428173579% of the Scheduled Principal Distribution
Amount for loan group 2 and (B) the Group 2 Priority Percentage and (ii) the product of (A) 78.8428173579% of the Unscheduled Principal Distribution Amount
for loan group 2, (B) the Group 2 Priority Percentage and (C) the Shift
Percentage.

     "GROUP 2 PRIORITY PERCENTAGE" for any Distribution Date and loan group 2, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-1 and Class 2-A-10
Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the Non-PO Percentage of the Stated Principal Balance of each group 2 mortgage loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to the prior Due Date).

     "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and
either loan group will equal the related Senior Percentage of the Non-PO
Percentage of all amounts described in subclauses (a) through (d) of clause (i)
of the definition of Non-PO Formula Principal Amount for that loan group for that Distribution Date; provided, however, that if a Bankruptcy Loss that is an
Excess Loss is sustained with respect to a Mortgage Loan in that loan group that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount
will be reduced on the related Distribution Date by the applicable Non-PO
Percentage of the principal portion of that Bankruptcy Loss.

     The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and either loan group will equal, the Non-PO Percentage of the sum of the amounts described in subclauses (e) and (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group for that
Distribution Date.

     "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the
Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any
Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%;
and for any Distribution Date thereafter, 100%.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class
Certificate Balance of each class of subordinated certificates has been reduced to zero.

     "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and
loan group will equal the sum of

     (i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of
     Non-PO Formula Principal Amount for that loan group and Distribution Date,

     (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          o    the Senior Percentage of the applicable Non-PO Percentage of the
               Stated Principal Balance of the Mortgage Loan, and

          o    either

               o    if no Excess Losses were sustained on a Liquidated Mortgage
                    Loan during the preceding calendar month, the Senior
                    Prepayment Percentage of the applicable Non-

                                      S-82

                    PO Percentage of the amount of the liquidation proceeds
                    allocable to principal received on the Mortgage Loan or

               o    if an Excess Loss were sustained on the Liquidated Mortgage
                    Loan during the preceding calendar month, the Senior
                    Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

     (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of
     Non-PO Formula Principal Amount for that loan group and Distribution Date;
     and

     (iv) the Senior Prepayment Percentage of any Subsequent Recoveries
     described in clause (ii) of the definition of Non-PO Formula Principal
     Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior
Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

     Notwithstanding the foregoing definition of Senior Principal Distribution
Amount, on any Distribution Date after the Senior Termination Date, the Senior
Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related loan group.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The pool principal balance equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "SENIOR PERCENTAGE" for any senior certificate group and Distribution
Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the Class PO Certificates and the Notional Amount
Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated
Principal Balance of each Mortgage Loan in the related loan group as of the Due
Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date);
provided, however, that on any Distribution Date after the Senior Termination
Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Certificate Balance of the Certificates (other than the Class PO
Certificates and the Notional Amount Certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on or prior to the
Senior Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior
Termination Date, the "SUBORDINATED PERCENTAGE" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such
Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any
Distribution Date occurring during the five years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment

                                      S-83

Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates
(other than the Class PO Certificates and the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between
100% and the related Senior Prepayment Percentage on that Distribution Date.

     The Senior Prepayment Percentage of a senior certificate group for any
Distribution Date occurring on or after the fifth anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for the Distribution Date; for any Distribution Date in
the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for the Distribution
Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for either loan group will occur unless both of the step down conditions listed below are satisfied with respect to both loan groups:

o    the outstanding principal balance of all Mortgage Loans in a loan group delinquent 60 days or more (averaged over the preceding six month period)
     (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to the Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the Senior Termination Date, the aggregate Class
     Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o    cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

     o    commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the
          Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the
          Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after the
          Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

     o    commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

     o    commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

     o    commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

     o    commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

                                      S-84

     The "SENIOR TERMINATION DATE" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Cross-Collateralization. If on any Distribution Date the aggregate Class
Certificate Balance of the senior certificates of a senior certificate group after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, the
"UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support
Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized
Group, other than the related Class PO Component, until the aggregate Class
Certificate Balance of the senior certificates, other than the related Class PO
Component, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION").
If the senior certificates of a senior certificate group constitute an
Undercollateralized Group on any Distribution Date following the Senior Credit
Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of that related senior certificate group. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "NON-PO POOL BALANCE" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage
Loans in the related loan group over (y) the sum of the PO Percentage of the
Stated Principal Balance of each Discount Mortgage Loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the
Certificates -- Principal -- Senior Principal Distribution Amount" above and "--
Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds, the Non-PO
Formula Principal Amount for each loan group, up to the amount of the
Subordinated Principal Distribution Amount for each loan group for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates' pro rata share of the Subordinated Principal Distribution Amount will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination
Percentages of such class and all classes of subordinated certificates that have lower priorities of distribution than that class (the "APPLICABLE CREDIT SUPPORT
PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE
CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

                                      S-85

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the
subordinated certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1...............................................................   7.10%
Class B-2...............................................................   3.40%
Class B-3...............................................................   2.30%
Class B-4...............................................................   1.60%
Class B-5...............................................................   0.90%
Class B-6...............................................................   0.35%

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and loan group will equal the sum of:

     o    the related Subordinated Percentage of the applicable Non-PO
          Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the related
          Subordinated Percentage of the applicable Non-PO Percentage of the
          Stated Principal Balance of the Mortgage Loan,

     o    the Subordinated Prepayment Percentage of the applicable Non-PO
          Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

     o    the Subordinated Prepayment Percentage of any Subsequent Recoveries
          described in clause (ii) of the definition of Non-PO Formula Principal
          Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of Class PO Deferred Amounts on the
          Distribution Date.

     On any Distribution Date after the Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment
Percentage, as applicable, for the subordinated certificates for such
Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive any
Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and Class PO Deferred Amounts on the Class
PO Certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the
Distribution Date and (y) the product of

                                      S-86

     o    Available Funds for the related loan group remaining after distribution of interest on the senior certificates, and

     o    a fraction, the numerator of which is the related PO Formula Principal
          Amount and the denominator of which is the sum of the PO Formula
          Principal Amount and the related Senior Principal Distribution Amount for the related loan group.

     If a Class PO Principal Distribution Amount on a Distribution Date is
calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the Notional Amount Certificates and the related Class PO Component) will be in an amount equal to the product of
Available Funds for the applicable loan group remaining after distribution of interest on the senior certificates in the related senior certificate group and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution
Amount and the related PO Formula Principal Amount.

     The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and a Class PO
Component will equal the sum of:

     (i) the sum of the applicable PO Percentage of:

          (a)  all monthly payments of principal due on each Mortgage Loan in the related loan group on the related Due Date,

          (b)  the principal portion of the purchase price of each Mortgage Loan in the related loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in the related loan group that was repurchased due to a modification of the Mortgage Rate,

          (c)  the Substitution Adjustment Amount in connection with any deleted
               Mortgage Loan in the related loan group received for the
               Distribution Date,

          (d)  any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in the related loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e)  for each Mortgage Loan in the related loan group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation
               proceeds allocable to principal received on the Mortgage Loan,
               and

          (f)  all partial and full principal prepayments by borrowers on the
               Mortgage Loans in the related loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group that was repurchased due to modification of the Mortgage Rate,
               and

     (ii) with respect to Subsequent Recoveries attributable to a Discount
Mortgage Loan in the related loan group that incurred (1) an Excess Loss or (2)
a Realized Loss after the Senior Credit Support Depletion Date, the PO
Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized
Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component, until its Component Balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the Senior
Credit Support Depletion Date, will be treated as a

                                      S-87

"CLASS-PO DEFERRED AMOUNT." To the extent funds are available on the
Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group for the Subordinated
Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO
Deferred Amounts will not further reduce the Class Certificate Balance of the
Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The
Class Certificates Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior
Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized
Loss on the Mortgage Loans in a loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the Notional Amount
Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO
Percentage of any Realized Losses on the mortgage loans (A) in loan group 1 that would otherwise be allocated to (i) the Class 1-A-2 and Class 1-A-3 Certificates
will be allocated, pro rata, to the Class 1-A-5 Certificates until its class certificate balance is reduced to zero, (ii) the Class 1-A-4 Certificates will be allocated to the Class 1-A-6 Certificates until its class certificate balance is reduced to zero, and (iii) the Class 1-A-7 and Class 1-A-8 Certificates will instead be allocated, pro rata, to the Class 1-A-10 Certificates until its class certificate balance is reduced to zero, and (B) in loan group 2 that would otherwise be allocated to (i) the Class 2-A-1 Certificates will be allocated to the Class 2-A-10 Certificates until its class certificate balance is reduced to zero, and (ii) the Class 2-A-7 and Class 2-A-8 Certificates will be allocated, pro rata, to the Class 2-A-9 Certificates until its class certificate balance is reduced to zero

     On each Distribution Date, the applicable Non-PO Percentage of Excess
Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the subordinated certificates as follows:

o    the applicable Senior Percentage of the Non-PO Percentage of such Excess
     Loss will be allocated among the classes of senior certificates in that senior certificate group (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, based on their Class Certificate
     Balances and

o    the applicable Subordinated Percentage of the Non-PO Percentage of such
     Excess Loss will be allocated among the classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

     The share of the Assumed Balance for each class of subordinated certificates and a loan group will be based on the Class Certificate Balance of each class of subordinated certificates; provided, however, on any Distribution
Date after the Senior Termination Date, such Excess Losses on the Mortgage Loans in the related loan group will be allocated to the subordinated certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support
Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan
will be allocated pro rata among the classes of senior certificates in the related senior certificate group. Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the Class PO Certificates) including the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-7, Class 1-A-8, Class
2-A-1, Class 2-A-7 and Class 2-A-8 Certificates, without any reallocation of
Excess Losses to the Class 1-A-5, Class 1-A-6, Class 1-A-10, Class 2-A-9 and
Class 2-A-10 Certificates.

     Because principal distributions are paid to some classes of certificates
(other than the Class PO Certificates and the Notional Amount Certificates)
before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated
Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

                                      S-88

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the
Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of
Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are
Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement --
Subordination" in this prospectus supplement.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage
Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit
Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement --
Subordination" in this prospectus supplement.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized
Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables under "Yield,
Prepayment and Maturity Considerations--Decrement Tables" in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o    loan group 1 consists of seven Mortgage Loans with the following characteristics:

                                                                                     ORIGINAL    REMAINING
               ADJUSTED NET                  ORIGINAL      REMAINING                INTEREST-    INTEREST-
  PRINCIPAL      MORTGAGE      MORTGAGE    AMORTIZATION  AMORTIZATION    AVERAGE    ONLY TERM    ONLY TERM
  BALANCE($)     RATE (%)      RATE (%)     (IN MONTHS)   (IN MONTHS)   LOAN SIZE  (IN MONTHS)  (IN MONTHS)
-------------  ------------  ------------  ------------  ------------  ----------  -----------  -----------

29,290,341.58  6.4925000000  6.7500000000       360           359      623,198.76        0            0
20,968,772.64  6.4925000000  6.7500000000       360           359      582,465.91      120          119
   454,916.94  6.4925000000  6.7500000000       360           358      454,916.94      180          178
   496,068.43  6.5475000000  6.8750000000       240           236      496,068.43        0            0
90,092,792.36  6.8428790359  7.1703790359       360           359      577,517.90        0            0
95,584,576.80  7.0802566879  7.4077566879       360           358      579,300.47      120          118
 1,629,175.42  6.5475000000  6.8750000000       360           358      543,058.47      180          178

                                      S-89

o    loan group 2 consists of 6 Mortgage Loans with the following characteristics:

                                                                                     ORIGINAL    REMAINING
               ADJUSTED NET                  ORIGINAL      REMAINING                INTEREST-    INTEREST-
  PRINCIPAL      MORTGAGE      MORTGAGE    AMORTIZATION  AMORTIZATION    AVERAGE    ONLY TERM    ONLY TERM
  BALANCE($)     RATE (%)      RATE (%)     (IN MONTHS)   (IN MONTHS)   LOAN SIZE  (IN MONTHS)  (IN MONTHS)
-------------  ------------  ------------  ------------  ------------  ----------  -----------  -----------

55,901,793.59  6.0573486322  6.3148486322       360           359      553,483.10        0            0
45,523,326.20  6.0798159180  6.3373159180       360           358      591,212.03      120          118
14,440,038.26  6.0135535050  6.2710535050       360           357      555,386.09      180          177
26,016,135.54  6.2975000000  6.6250000000       360           359      605,026.41        0            0
16,215,854.42  6.2975000000  6.6250000000       360           359      600,587.20      120          119
 5,487,367.69  6.2975000000  6.6250000000       360           357      498,851.61      180          177

o    the Mortgage Loans prepay at the specified percentages of the Prepayment
     Assumption (as defined below),

o    no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o    scheduled payments on the Mortgage Loans, except for Interest Only Loans, are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

o    any Interest Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

o    prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o    the scheduled monthly payment for each Mortgage Loan, except for Interest
     Only Loans, has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

o    the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under
     "Description of the Certificates -- General," and "--Notional Amount
     Certificates,"

o    interest accrues on each interest-bearing class and component of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

o    distributions in respect of the certificates are received in cash on the
     25th day of each month commencing in the calendar month following the closing date,

o    the closing date of the sale of the certificates is May 30, 2006,

o    one-month LIBOR remains constant at 5.08% and 4.96% per annum for the group
     1 certificates and the group 2 certificates, respectively,

o    the Class P Certificates have an initial Class Certificate Balance of $0,

                                      S-90

o    the seller is not required to repurchase or substitute for any Mortgage
     Loan,

o    the servicer is not required to repurchase any modified Mortgage Loan,

o    the servicer does not exercise the option to repurchase the Mortgage Loans described in this prospectus supplement under "-- Optional Termination,"
     and

o    no class of certificates becomes a Restricted Class.

     Each prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. Each
Prepayment Assumption (each a "PPC") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The
Prepayment Assumption for loan group 1 and loan group 2 are referred to as the
"GROUP 1 PREPAYMENT ASSUMPTION" or the "GROUP 2 PREPAYMENT ASSUMPTION". The
Group 1 Prepayment Assumption and the Group 2 Prepayment Assumption are referred to collectively as the "PREPAYMENT ASSUMPTIONS." A 100% Group 1 Prepayment
Assumption assumes a constant prepayment rate (a "CPR") of 10% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.2727% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Group
1 Prepayment Assumption assumes a CPR of 24% per annum each month. A 100% Group
2 Prepayment Assumption assumes a CPR of 8% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.0909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Group 2
Prepayment Assumption assumes a CPR of 20% per annum each month. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times the related PPC, and so forth.

     Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

REPORTS TO CERTIFICATEHOLDERS

     The monthly statement is prepared by the trustee based on information provided by the servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer and will be permitted to conclusively rely on any information provided to it by the servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

VOTING RIGHTS

     As of any date of determination:

          o    each class of Notional Amount Certificates and the Class A-R
               Certificates will be allocated 1% of all voting rights in respect of the certificates (for a total of 8% of the Voting Rights), and

          o    the other classes of Certificates will be allocated the remaining
               Voting Rights in proportion to their respective outstanding Class
               Certificate Balances (collectively, the "VOTING RIGHTS").

     Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

                                      S-91

TERMINATION OF THE ISSUING ENTITY; OPTIONAL TERMINATION

     The servicer will have the right to repurchase all remaining Mortgage Loans and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal
Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.
In the event the servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO
Certificates and, in the case of an interest-bearing class of certificates, any unpaid accrued interest on such principal balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Stated Principal Balance of the related
Mortgage Loans. Distributions in respect of any such optional termination will first be paid to the senior certificates and then, except as set forth in the pooling and servicing agreement, to the subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loans.

     The issuing entity also will terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan and the disposition of all REO property, or (ii) the distribution of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

     The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding Mortgage Loans and no other than the funds or assets in the issuing entity other than funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the Distribution Date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c)
the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such
Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

     In the event a notice of final distribution is given, the servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable
Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release the mortgage loan files to the servicer or its designee.

     Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class
(after reimbursement of all amounts due to each servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class
Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the holder of the Class A-R Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

     In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all

                                      S-92

certificates have not been surrendered for cancellation, the Class A-R
Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR AND THE SELLER

     The prospectus describes the indemnification to which the servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents)
to the issuing entity. See "The Agreements--Certain Matters Regarding the
Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the seller.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the
Treasury Regulations and described in this prospectus supplement under "Material
Federal Income Tax Consequences") under "Material Federal Income Tax
Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of
Residual Certificates--Disqualified Organizations," "--Noneconomic Residual
Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA
Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

     An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under
"Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal
Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yield to the holders of each interest-bearing class of certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the
Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

     Delinquencies on the Mortgage Loans that are not advanced by or on behalf of the servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the senior certificate group to which the shortfall relates pro rata. If, as a result of shortfalls on the Mortgage Loans, the sum of the Class Certificate
Balances of all classes of certificates exceeds the aggregate principal balance of the Mortgage Loans, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

     Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the classes of offered certificates related to that loan group that bear interest. Although all losses on the Mortgage Loans in a loan group initially will be borne by the subordinated certificates in the reverse order of their numerical class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO
Certificates), Excess Losses on the Mortgage Loans in a loan group will be borne by all classes of certificates related

                                      S-93

to that loan group (other than the Class P Certificates and the Notional Amount
Certificates) on a pro rata basis. Moreover, because the Subordinated Principal
Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on the Distribution Date in respect of Class PO Deferred
Amounts, the amount distributable as principal on each Distribution Date to each class of subordinated certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of Class PO Deferred
Amounts. As a result, the yields on the offered certificates related to a loan group will depend on the rate and timing of Realized Losses, including Excess
Losses, on the Mortgage Loans in that loan group. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related loan group or loan groups. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or servicer. Except for certain of the Mortgage
Loans that have a prepayment charge if the related mortgagor prepays such
Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges.
The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest Only Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the
Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment.
The Mortgage Loans are subject to the "due-on-sale" provisions included therein.
However, the servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the trust fund as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the
Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related loan group or loan groups. Further, an investor should consider the risk that, in the case of the Class PO Certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans in the related loan group or loan groups could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage

                                      S-94

Loans in the related loan group or loan groups could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the
Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of Mortgage
Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors'
housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the
Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In
general, if prevailing interest rates were to fall significantly below the
Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the
Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the
Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     As described in this prospectus supplement under "Description of the
Certificates -- Principal," the related Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments on the Mortgage Loans in a loan group will be initially distributed to the classes of related senior certificates (other than the Notional Amount Certificates and the Class PO
Certificates) then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the related classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.
The Class 1-A-4, Class 1-A-6, Class 2-A-1 and Class 2-A-10 Certificates
generally will not receive distributions of principal on the related Mortgage
Loans for the first five years after the closing date.

     The timing of changes in the rate of prepayments on the Mortgage Loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables in this section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the Prepayment Assumption and in the case of the Class 1-A-3, Class 1-A-8, Class 1-A-12, Class 2-A-3, Class 2-A-5
and Class 2-A-8 Certificates, to various levels of LIBOR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in the applicable classes of certificates when the reinvestment rates are considered.

                                      S-95

SENSITIVITY OF THE CLASS 1-A-3, CLASS 1-A-8, CLASS 1-A-12, CLASS 2-A-3, CLASS
2-A-5 AND CLASS 2-A-8 CERTIFICATES

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELDS TO INVESTORS IN THE CLASS
1-A-3, CLASS 1-A-8, CLASS 1-A-12, CLASS 2-A-3, CLASS 2-A-5 AND CLASS 2-A-8
CERTIFICATES (THE "INVERSE FLOATING CERTIFICATES") WILL BE VERY SENSITIVE TO THE
LEVEL OF LIBOR AND THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS) OF THE RELATED MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT
ANY TIME. AS INDICATED IN THE TABLES BELOW, AN INCREASING LEVEL OF PREPAYMENTS
ON THE APPLICABLE MORTGAGE LOANS AND/OR LIBOR WILL HAVE A NEGATIVE EFFECT ON THE
YIELD TO INVESTORS IN THE RELATED CLASS OF INVERSE FLOATING CERTIFICATES.

     Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

     The information set forth in the following tables was prepared on the basis of the Structuring Assumptions and the assumptions that (i) the interest rate applicable to the classes of Inverse Floating Certificates for each interest accrual period subsequent to their initial interest accrual period will be based on the indicated level of LIBOR and (ii) the purchase prices of the classes of
Inverse Floating Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

CLASS                              PRICE*
------------------------------   ---------
Class 1-A-3...................   1.077233%
Class 1-A-8...................   0.098100%
Class 1-A-12..................   4.157869%
Class 2-A-3...................   1.468757%
Class 2-A-5...................   4.907943%
Class 2-A-8...................   0.649889%

*    The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields in the following tables.

      SENSITIVITY OF THE CLASS 1-A-3 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                              PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                    ----------------------------------------------------------
LIBOR                   0%         50%         100%        125%         150%
-----------------   ---------   ---------   ---------   ---------    ---------
4.08%............   222.23436%  202.62749%  181.65193%  170.53730%   158.91904%
4.58%............   151.79701%  134.16538%  115.13189%  104.93566%    94.16020%
5.08%............    88.48077%   72.58663%   55.07183%   45.39287%    34.83686%
5.58%............    31.85252%   17.54314%    0.82610%   (9.87283)%  (23.54128)%
5.90% and above..            *           *           *           *            *

----------
*    Less than (99.99)%.

                                      S-96

      SENSITIVITY OF THE CLASS 1-A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                              PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                ------------------------------------------------------------------
LIBOR                                0%          50%          100%           125%          150%
------------------------------  -----------  -----------  ------------   -----------   -----------

4.08% ........................  9,767.21924% 9,495.00913%  8,844.77888%  8,508.88229%  8,165.04067%
4.58% ........................  4,685.67532% 4,537.25251%  4,193.75796%  4,015.04250%  3,831.14331%
5.08% ........................  1,561.28538% 1,494.28244%  1,347.95401%  1,270.00721%  1,188.86728%
5.58% ........................     33.13305%     7.97348%    (73.98357)%  (102.87383)%  (124.96419)%
5.60% and above ..............             *            *             *             *             *

----------
*    Less than (99.99)%.

      SENSITIVITY OF THE CLASS 1-A-12 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                      PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                --------------------------------------------------
LIBOR                              0%        50%      100%       125%       150%
------------------------------  --------  --------  --------  --------   ---------

4.08% ........................  82.27381% 66.53010% 49.11726% 39.43198%   28.80223%
4.58% ........................  67.43849% 52.09627% 34.94128% 25.19705%   14.29003%
5.08% ........................  53.03187% 38.08367% 21.12407% 11.17242%   (0.30759)%
5.58% ........................  39.02317% 24.47889%  7.66742% (2.71388)% (15.34493)%
7.10% and above ..............          *         *         *         *           *

----------
*    Less than (99.99)%.

      SENSITIVITY OF THE CLASS 2-A-3 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                       PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                -----------------------------------------------------
LIBOR                               0%        50%        100%       125%       150%
------------------------------  ---------  ---------  ---------  ---------  ---------

3.96% ........................  246.35432% 229.62179% 211.97195% 202.74667% 193.21548%
4.46% ........................  191.18735% 175.72611% 159.35335% 150.76056% 141.85006%
4.96% ........................  140.05255% 125.76138% 110.53229% 102.48266%  94.07666%
5.46% ........................   92.83938%  79.61226%  65.35301%  57.70200%  49.57549%
6.60% and above ..............           *          *          *          *          *

----------
*    Less than (99.99)%.

      SENSITIVITY OF THE CLASS 2-A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                        PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                --------------------------------------------------------
LIBOR                              0%         50%         100%        125%        150%
------------------------------  --------   ---------   ---------   ---------   ---------

3.96% ........................  71.20436%   58.42833%   44.52219%   36.95262%   28.75890%
4.96% ........................  46.93627%   34.72198%   21.20364%   13.62809%    5.03439%
5.96% ........................  23.66944%   12.09051%   (0.98196)%  (8.63923)% (18.27542)%
6.96% ........................  (3.80791)% (14.14371)% (25.72845)% (32.52911)% (41.58664)%
7.1% and above ...............          *           *           *           *           *

----------
*    Less than (99.99)%.

                                      S-97

      SENSITIVITY OF THE CLASS 2-A-8 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                        PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                -------------------------------------------------------
LIBOR                               0%        50%       100%         125%        150%
------------------------------  ---------  ---------  ---------   ---------   ---------

3.96% ........................  375.32006% 350.46802% 291.83968%  258.53833%  223.66402%
4.46% ........................  237.67540% 215.56909% 162.95208%  132.28758%  100.93716%
4.96% ........................  120.89898% 101.20062%  49.25022%   19.63251%   (8.68283)%
5.46% ........................   23.66133%   6.77435% (67.38757)% (96.85911)%          *
5.60% and above ..............           *          *          *           *           *

----------
*    Less than (99.99)%.

     It is highly unlikely that the Mortgage Loans in either loan group will have the characteristics assumed or that the Mortgage Loans in either loan group will prepay at the same rate until maturity or that all of the Mortgage Loans in either loan group will prepay at the same rate or time. In addition, there can be no assurance that LIBOR will correspond to any of the levels shown and it is highly unlikely that the level of LIBOR will remain constant. As a result of these factors, the pre-tax yields on the Inverse Floating Certificates are likely to differ from those shown in the tables above, even if the applicable
Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and LIBOR is at the indicated level. No representation is made as to the actual rate of principal payments on the Mortgage Loans or the level of LIBOR for any period or over the lives of the Inverse Floating Certificates. Investors must make their own decisions as to the appropriate combinations of the Prepayment
Assumption and assumptions regarding the level of LIBOR to be used in deciding whether to purchase the Inverse Floating Certificates.

SENSITIVITY OF THE CLASS A-X CERTIFICATES

     AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS
A-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS) OF THE NON-DISCOUNT MORTGAGE LOANS (PARTICULARLY THOSE WITH HIGH
ADJUSTED NET MORTGAGE RATES). THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY
TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS DESCRIBED UNDER THIS HEADING,
THE YIELD TO MATURITY ON THE CLASS A-X CERTIFICATES WOULD BE APPROXIMATELY 0% IF
PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS WERE TO OCCUR AT A RATE OF
APPROXIMATELY 228% OF THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE
OF THE NON-DISCOUNT MORTGAGE LOANS, WERE TO EXCEED THE FOREGOING LEVEL FOR AS
LITTLE AS ONE MONTH WHILE EQUALING THE LEVEL FOR THE REMAINING MONTHS, THE
INVESTORS IN THE CLASS A-X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL
INVESTMENTS.

     As described in this prospectus supplement under "Description of the
Certificates --General," the Notional Amount of the Class A-X Certificates in
effect from time to time are calculated by reference to the adjusted net mortgage rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage
Loans will have higher adjusted net mortgage rates (and higher Mortgage Rates)
than the other Mortgage Loans. In general, Mortgage Loans with higher Mortgage
Rates tend to prepay at higher rates than Mortgage Loans with relatively lower
Mortgage Rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Notional Amount of the Class A-X Certificates.

     The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class A-X Certificates (expressed as a percentage of its initial
Notional Amount) is as follows:

CLASS                           PRICE*
------------------------------  ------
Class A-X ....................  14.30%

----------
*    The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields in the following table.

                                      S-98

            SENSITIVITY OF THE CLASS A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                    PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                -----------------------------------------------
CLASS                              0%        50%      100%      125%      150%
------------------------------  --------  --------  --------  --------  -------
Class A-X ....................  47.83477% 34.27610% 19.83419% 12.22322% 4.31184%

     It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Non-Discount
Mortgage Loans will prepay at the same rate until maturity or prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-X
Certificates is likely to differ from those shown in the table above, even if the Non-Discount Mortgage Loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans, for any period or over the life of the Class A-X Certificates or as to the yield on the Class A-X
Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-X
Certificates.

SENSITIVITY OF THE CLASS PO CERTIFICATES

     The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage
Loans will have a negative effect on the yield to investors in the Class PO
Certificates.

     As described in this prospectus supplement above under "Description of the
Certificates -- Principal," the principal distribution amount for the Class PO
Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower adjusted net mortgage rates (and lower Mortgage Rates) than the other
Mortgage Loans. In general, Mortgage Loans with higher Mortgage Rates tend to prepay at higher rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. As a result, the
Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of its initial Class Certificate Balance) is as follows:

CLASS                           PRICE
------------------------------  -----
Class PO .....................  66.00%

             SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                  PERCENTAGE OF THE PREPAYMENT
                                           ASSUMPTION
                                -------------------------------
CLASS                            0%    50%   100%   125%   150%
------------------------------  ----  ----  -----  -----  -----
Class PO .....................  2.04% 5.95% 11.30% 14.20% 17.23%

     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount
Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage
Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the
Discount Mortgage Loans for any period or over the life of the Class PO
Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                      S-99

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a)
multiplying the amount of the net reduction, if any, of the Class Certificate
Balance or Notional Amount of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance or Notional Amount of the Certificate
referred to in clause (a).

     For a discussion of the factors that may influence the rate of payments
(including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations
and Risks" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. The weighted average lives of the offered certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the
Certificate--Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or
Notional Amounts, as the case may be, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class
Certificate Balances or Notional Amounts of the classes of offered certificates
(other than the Class A-X and Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of the
Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage
Loans will prepay at the percentages of the Prepayment Assumption specified in the tables or at any other rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

                                     S-100

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                         CLASS 1-A-1             CLASS 1-A-2, CLASS 1-A-3++
                                 PERCENTAGE OF THE PREPAYMENT    AND CLASS 1-A-5 PERCENTAGE
                                          ASSUMPTION            OF THE PREPAYMENT ASSUMPTION
                                -----------------------------  -----------------------------
DISTRIBUTION DATE                 0%    50%  100%  125%  150%    0%    50%  100%  125%  150%
------------------------------  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----

Initial Percentage ...........    100   100   100   100   100    100   100   100   100   100
May 25, 2007 .................     99    89    79    74    69     99    89    79    74    69
May 25, 2008 .................     99    77    58    50    41     99    77    58    50    41
May 25, 2009 .................     98    67    42    32    24     98    67    42    32    24
May 25, 2010 .................     98    58    30    20    12     98    58    30    20    12
May 25, 2011 .................     97    49    21    12     5     97    49    21    12     5
May 25, 2012 .................     96    43    15     7     2     96    43    15     7     2
May 25, 2013 .................     96    37    10     4     0     96    37    10     4     0
May 25, 2014 .................     95    32     7     2     0     95    32     7     2     0
May 25, 2015 .................     94    27     5     1     0     94    27     5     1     0
May 25, 2016 .................     93    24     4     1     0     93    24     4     1     0
May 25, 2017 .................     91    21     3     *     0     91    21     3     *     0
May 25, 2018 .................     88    18     2     *     0     88    18     2     *     0
May 25, 2019 .................     86    15     2     *     0     86    15     2     *     0
May 25, 2020 .................     83    13     1     *     0     83    13     1     *     0
May 25, 2021 .................     80    11     1     *     0     80    11     1     *     0
May 25, 2022 .................     77     9     1     *     0     77     9     1     *     0
May 25, 2023 .................     74     8     *     *     0     74     8     *     *     0
May 25, 2024 .................     70     6     *     *     0     70     6     *     *     0
May 25, 2025 .................     66     5     *     *     0     66     5     *     *     0
May 25, 2026 .................     62     4     *     *     0     62     4     *     *     0
May 25, 2027 .................     57     4     *     *     0     57     4     *     *     0
May 25, 2028 .................     53     3     *     *     0     53     3     *     *     0
May 25, 2029 .................     47     2     *     *     0     47     2     *     *     0
May 25, 2030 .................     42     2     *     *     0     42     2     *     *     0
May 25, 2031 .................     36     1     *     *     0     36     1     *     *     0
May 25, 2032 .................     30     1     *     *     0     30     1     *     *     0
May 25, 2033 .................     23     1     *     *     0     23     1     *     *     0
May 25, 2034 .................     15     *     *     *     0     15     *     *     *     0
May 25, 2035 .................      7     *     *     *     0      7     *     *     *     0
May 25, 2036 .................      0     0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years) to
   Maturity** ................  21.04  6.79  3.34  2.55  2.05  21.04  6.79  3.34  2.55  2.05
Weighted Average
   Life (in years) to
   Call*** ...................  20.98  6.46  3.18  2.49  2.04  20.98  6.46  3.18  2.49  2.04

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                     S-101

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                  CLASS 1-A-4 AND CLASS 1-A-6   CLASS 1-A-7, CLASS 1-A-8++ AND
                                 PERCENTAGE OF THE PREPAYMENT     CLASS 1-A-10 PERCENTAGE OF
                                          ASSUMPTION               THE PREPAYMENT ASSUMPTION
                                ------------------------------  ------------------------------
DISTRIBUTION DATE                 0%     0%    0%    0%    0%     0%    50%  100%  125%  150%
------------------------------  -----  -----  ----  ----  ----  -----  ----  ----  ----  ----

Initial Percentage ...........    100    100   100   100   100    100   100   100   100   100
May 25, 2007 .................    100    100   100   100   100    100    84    58    45    31
May 25, 2008 .................    100    100   100   100   100    100    65    14     0     0
May 25, 2009 .................    100    100   100   100   100    100    49     0     0     0
May 25, 2010 .................    100    100   100   100   100    100    36     0     0     0
May 25, 2011 .................    100    100   100   100    52    100    27     0     0     0
May 25, 2012 .................     99     95    89    67    15    100    22     0     0     0
May 25, 2013 .................     98     89    77    36     0    100    20     0     0     0
May 25, 2014 .................     98     81    62    19     0    100    20     0     0     0
May 25, 2015 .................     97     73    48    11     0    100    17     0     0     0
May 25, 2016 .................     96     63    36     7     0     99    10     0     0     0
May 25, 2017 .................     93     54    27     5     0     99     3     0     0     0
May 25, 2018 .................     91     46    20     3     0     99     0     0     0     0
May 25, 2019 .................     88     40    15     2     0     99     0     0     0     0
May 25, 2020 .................     86     34    11     2     0     99     0     0     0     0
May 25, 2021 .................     83     29     8     1     0     99     0     0     0     0
May 25, 2022 .................     79     24     6     1     0     98     0     0     0     0
May 25, 2023 .................     76     20     4     *     0     98     0     0     0     0
May 25, 2024 .................     72     17     3     *     0     98     0     0     0     0
May 25, 2025 .................     68     14     2     *     0     98     0     0     0     0
May 25, 2026 .................     64     12     2     *     0     97     0     0     0     0
May 25, 2027 .................     59     10     1     *     0     97     0     0     0     0
May 25, 2028 .................     54      8     1     *     0     88     0     0     0     0
May 25, 2029 .................     49      6     1     *     0     76     0     0     0     0
May 25, 2030 .................     43      5     *     *     0     62     0     0     0     0
May 25, 2031 .................     37      4     *     *     0     48     0     0     0     0
May 25, 2032 .................     31      3     *     *     0     33     0     0     0     0
May 25, 2033 .................     23      2     *     *     0     17     0     0     0     0
May 25, 2034 .................     16      1     *     *     0      0     0     0     0     0
May 25, 2035 .................      8      *     *     *     0      0     0     0     0     0
May 25, 2036 .................      0      0     0     0     0      0     0     0     0     0
Weighted Average
   Life (in years) to
   Maturity** ................  21.60  12.82  9.61  7.08  5.22  24.57  4.07   1.22  0.95  0.79
Weighted Average
   Life (in years) to
   Call*** ...................  21.53  11.93  8.10  6.47  5.14  24.57  4.07   1.22  0.95  0.79

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                     S-102

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                            CLASS 1-A-9               CLASS 1-A-11 AND CLASS 1-A-12++
                                   PERCENTAGE OF THE PREPAYMENT         PERCENTAGE OF THE PREPAYMENT
                                            ASSUMPTION                           ASSUMPTION
                                ----------------------------------   ---------------------------------
DISTRIBUTION DATE                 0%     50%    100%   125%   150%     0%     50%   100%   125%   150%
-----------------------------   -----   -----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage...........     100     100    100    100    100     100    100    100    100    100
May 25, 2007.................     100     100    100    100    100      99     89     79     74     69
May 25, 2008.................     100     100    100    100    100      99     77     58     50     41
May 25, 2009.................     100     100    100    100     98      98     67     42     32     24
May 25, 2010.................     100     100    100     73     17      98     58     30     20     12
May 25, 2011.................     100     100     79     13      0      97     49     21     12      5
May 25, 2012.................     100     100     41      0      0      96     43     15      7      2
May 25, 2013.................     100     100     17      0      0      96     37     10      4      0
May 25, 2014.................     100     100      6      0      0      95     32      7      2      0
May 25, 2015.................     100     100      2      0      0      94     27      5      1      0
May 25, 2016.................     100     100      2      0      0      93     24      4      1      0
May 25, 2017.................     100     100      1      0      0      91     21      3      *      0
May 25, 2018.................     100      93      1      0      0      88     18      2      *      0
May 25, 2019.................     100      80      1      0      0      86     15      2      *      0
May 25, 2020.................     100      68      1      0      0      83     13      1      *      0
May 25, 2021.................     100      58      *      0      0      80     11      1      *      0
May 25, 2022.................     100      49      *      0      0      77      9      1      *      0
May 25, 2023.................     100      41      *      0      0      74      8      *      *      0
May 25, 2024.................     100      34      *      0      0      70      6      *      *      0
May 25, 2025.................     100      29      *      0      0      66      5      *      *      0
May 25, 2026.................     100      24      *      0      0      62      4      *      *      0
May 25, 2027.................     100      19      *      0      0      57      4      *      *      0
May 25, 2028.................     100      16      *      0      0      53      3      *      *      0
May 25, 2029.................     100      12      *      0      0      47      2      *      *      0
May 25, 2030.................     100      10      *      0      0      42      2      *      *      0
May 25, 2031.................     100       7      *      0      0      36      1      *      *      0
May 25, 2032.................     100       5      *      0      0      30      1      *      *      0
May 25, 2033.................     100       4      *      0      0      23      1      *      *      0
May 25, 2034.................     100       2      *      0      0      15      *      *      *      0
May 25, 2035.................      48       1      *      0      0       7      *      *      *      0
May 25, 2036.................       0       0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years) to Maturity**..   28.99   17.05   6.09   4.42   3.60   21.04   6.79   3.34   2.55   2.05
Weighted Average Life
   (in years) to Call***.....   28.55   15.28   6.02   4.42   3.60   20.98   6.46   3.18   2.49   2.04

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-103

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                           CLASS 1-A-13                        CLASS 1-A-14
                                   PERCENTAGE OF THE PREPAYMENT        PERCENTAGE OF THE PREPAYMENT
                                            ASSUMPTION                          ASSUMPTION
                                ---------------------------------   ---------------------------------
DISTRIBUTION DATE                 0%     50%   100%   125%   150%     0%     50%   100%   125%   150%
-----------------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage...........     100    100    100    100    100     100    100    100    100    100
May 25, 2007.................      98     85     85     85     85     100    100    100    100    100
May 25, 2008.................      97     71     71     60     34     100    100    100    100    100
May 25, 2009.................      95     56     37      5      0     100    100    100    100      0
May 25, 2010.................      93     42      0      0      0     100    100     92      0      0
May 25, 2011.................      91     27      0      0      0     100    100      0      0      0
May 25, 2012.................      89     12      0      0      0     100    100      0      0      0
May 25, 2013.................      87      0      0      0      0     100     90      0      0      0
May 25, 2014.................      84      0      0      0      0     100     30      0      0      0
May 25, 2015.................      82      0      0      0      0     100      0      0      0      0
May 25, 2016.................      79      0      0      0      0     100      0      0      0      0
May 25, 2017.................      73      0      0      0      0     100      0      0      0      0
May 25, 2018.................      66      0      0      0      0     100      0      0      0      0
May 25, 2019.................      59      0      0      0      0     100      0      0      0      0
May 25, 2020.................      52      0      0      0      0     100      0      0      0      0
May 25, 2021.................      44      0      0      0      0     100      0      0      0      0
May 25, 2022.................      35      0      0      0      0     100      0      0      0      0
May 25, 2023.................      26      0      0      0      0     100      0      0      0      0
May 25, 2024.................      16      0      0      0      0     100      0      0      0      0
May 25, 2025.................       5      0      0      0      0     100      0      0      0      0
May 25, 2026.................       0      0      0      0      0      68      0      0      0      0
May 25, 2027.................       0      0      0      0      0      11      0      0      0      0
May 25, 2028.................       0      0      0      0      0       0      0      0      0      0
May 25, 2029.................       0      0      0      0      0       0      0      0      0      0
May 25, 2030.................       0      0      0      0      0       0      0      0      0      0
May 25, 2031.................       0      0      0      0      0       0      0      0      0      0
May 25, 2032.................       0      0      0      0      0       0      0      0      0      0
May 25, 2033.................       0      0      0      0      0       0      0      0      0      0
May 25, 2034.................       0      0      0      0      0       0      0      0      0      0
May 25, 2035.................       0      0      0      0      0       0      0      0      0      0
May 25, 2036.................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years) to Maturity**..   13.21   3.45   2.48   2.04   1.72   20.35   7.70   4.31   3.40   2.79
Weighted Average Life
   (in years) to Call***.....   13.21   3.45   2.48   2.04   1.72   20.35   7.70   4.31   3.40   2.79

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-104

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS 2-A-1 AND 2-A-10      CLASS 2-A-2 AND CLASS 2-A-3++
                                  PERCENTAGE OF THE PREPAYMENT   PERCENTAGE OF THE PREPAYMENT
                                           ASSUMPTION                      ASSUMPTION
                                -------------------------------  -----------------------------
DISTRIBUTION DATE                 0%     0%     0%    0%    0%     0%    50%  100%  125%  150%
------------------------------  -----  -----  -----  ----  ----  -----  ----  ----  ----  ----

Initial Percentage............    100    100    100   100   100    100   100   100   100   100
May 25, 2007..................    100    100    100   100   100     99    91    83    79    74
May 25, 2008..................    100    100    100   100   100     99    81    64    57    49
May 25, 2009..................    100    100    100   100   100     98    71    50    40    32
May 25, 2010..................    100    100    100   100   100     97    63    38    28    20
May 25, 2011..................    100    100    100   100   100     97    56    29    19    12
May 25, 2012..................     99     96     92    89    66     96    49    22    13     7
May 25, 2013..................     98     91     81    75    34     95    43    16     9     3
May 25, 2014..................     97     84     69    58    18     94    38    12     6     2
May 25, 2015..................     96     76     56    41    10     93    34    10     4     1
May 25, 2016..................     95     68     44    30     7     92    30     8     3     1
May 25, 2017..................     93     60     35    22     5     90    27     6     2     *
May 25, 2018..................     91     52     27    16     3     88    23     5     2     *
May 25, 2019..................     88     46     21    12     2     86    20     4     1     *
May 25, 2020..................     86     40     16     9     1     83    18     3     1     *
May 25, 2021..................     83     35     13     6     1     80    16     2     1     *
May 25, 2022..................     79     30     10     5     1     77    13     2     *     *
May 25, 2023..................     76     26      7     3     *     73    12     1     *     *
May 25, 2024..................     72     22      6     2     *     70    10     1     *     *
May 25, 2025..................     68     19      4     2     *     66     8     1     *     *
May 25, 2026..................     63     16      3     1     *     61     7     1     *     *
May 25, 2027..................     59     13      2     1     *     57     6     *     *     *
May 25, 2028..................     53     11      2     1     *     52     5     *     *     *
May 25, 2029..................     48      9      1     *     *     46     4     *     *     *
May 25, 2030..................     42      7      1     *     *     41     3     *     *     *
May 25, 2031..................     36      5      1     *     *     35     2     *     *     *
May 25, 2032..................     30      4      *     *     *     29     2     *     *     *
May 25, 2033..................     23      3      *     *     *     22     1     *     *     *
May 25, 2034..................     15      2      *     *     *     15     1     *     *     *
May 25, 2035..................      7      1      *     *     *      7     *     *     *     *
May 25, 2036..................      0      0      0     0     0      0     0     0     0     0
Weighted Average Life (in
   years) to Maturity**.......  21.52  13.65  10.44  9.25  7.02  20.90  7.88  4.08  3.17  2.54
Weighted Average Life (in
   years) to Call***..........  21.45  12.46   8.29  6.94  5.80  20.84  7.34  3.72  2.94  2.42

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                     S-105

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                CLASS 2-A-4 AND CLASS 2-A-5++           CLASS 2-A-6
                                 PERCENTAGE OF THE PREPAYMENT   PERCENTAGE OF THE PREPAYMENT
                                          ASSUMPTION                     ASSUMPTION
                                -----------------------------  -----------------------------
DISTRIBUTION DATE                 0%    50%  100%  125%  150%    0%    50%  100%  125%  150%
------------------------------  -----  ----  ----  ----  ----  -----  ----  ----  ----  ----

Initial Percentage............    100   100   100   100   100    100   100   100   100   100
May 25, 2007..................     99    91    83    79    74     99    88    88    88    88
May 25, 2008..................     99    81    64    57    49     97    76    76    76    68
May 25, 2009..................     98    71    50    40    32     95    65    65    44    23
May 25, 2010..................     97    63    38    28    20     94    53    38    13     0
May 25, 2011..................     97    56    29    19    12     92    41    14     0     0
May 25, 2012..................     96    49    22    13     7     90    29     0     0     0
May 25, 2013..................     95    43    16     9     3     88    17     0     0     0
May 25, 2014..................     94    38    12     6     2     86     7     0     0     0
May 25, 2015..................     93    34    10     4     1     84     0     0     0     0
May 25, 2016..................     92    30     8     3     1     81     0     0     0     0
May 25, 2017..................     90    27     6     2     *     77     0     0     0     0
May 25, 2018..................     88    23     5     2     *     72     0     0     0     0
May 25, 2019..................     86    20     4     1     *     66     0     0     0     0
May 25, 2020..................     83    18     3     1     *     61     0     0     0     0
May 25, 2021..................     80    16     2     1     *     54     0     0     0     0
May 25, 2022..................     77    13     2     *     *     47     0     0     0     0
May 25, 2023..................     73    12     1     *     *     39     0     0     0     0
May 25, 2024..................     70    10     1     *     *     30     0     0     0     0
May 25, 2025..................     66     8     1     *     *     21     0     0     0     0
May 25, 2026..................     61     7     1     *     *     11     0     0     0     0
May 25, 2027..................     57     6     *     *     *      1     0     0     0     0
May 25, 2028..................     52     5     *     *     *      0     0     0     0     0
May 25, 2029..................     46     4     *     *     *      0     0     0     0     0
May 25, 2030..................     41     3     *     *     *      0     0     0     0     0
May 25, 2031..................     35     2     *     *     *      0     0     0     0     0
May 25, 2032..................     29     2     *     *     *      0     0     0     0     0
May 25, 2033..................     22     1     *     *     *      0     0     0     0     0
May 25, 2034..................     15     1     *     *     *      0     0     0     0     0
May 25, 2035..................      7     *     *     *     *      0     0     0     0     0
May 25, 2036..................      0     0     0     0     0      0     0     0     0     0
Weighted Average Life (in
   years) to Maturity**.......  20.90  7.88  4.08  3.17  2.54  14.36  4.28  3.33  2.73  2.30
Weighted Average Life (in
   years) to Call***..........  20.84  7.34  3.72  2.94  2.42  14.36  4.28  3.33  2.73  2.30

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-106

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                   CLASS 2-A-7,
                           CLASS 2-A-8 AND CLASS 2-A-9                 CLASS 2-A-11
                                  PERCENTAGE OF                        PERCENTAGE OF
                            THE PREPAYMENT ASSUMPTION            THE PREPAYMENT ASSUMPTION
                        ---------------------------------   ----------------------------------
DISTRIBUTION DATE         0%     50%   100%   125%   150%     0%     50%    100%   125%   150%
---------------------   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----

Initial Percentage...     100    100    100    100    100     100     100    100    100    100
May 25, 2007.........     100     89     67     56     45     100     100    100    100    100
May 25, 2008.........     100     73     30     11      0     100     100    100    100    100
May 25, 2009.........     100     61      4      0      0     100     100    100    100    100
May 25, 2010.........     100     51      0      0      0     100     100    100    100     75
May 25, 2011.........     100     43      0      0      0     100     100    100     68     12
May 25, 2012.........     100     39      0      0      0     100     100     94     30      0
May 25, 2013.........     100     37      0      0      0     100     100     62      8      0
May 25, 2014.........     100     37      0      0      0     100     100     42      0      0
May 25, 2015.........     100     34      0      0      0     100     100     30      0      0
May 25, 2016.........      99     27      0      0      0     100     100     24      0      0
May 25, 2017.........      99     19      0      0      0     100     100     19      0      0
May 25, 2018.........      99     13      0      0      0     100     100     15      0      0
May 25, 2019.........      99      7      0      0      0     100     100     11      0      0
May 25, 2020.........      99      2      0      0      0     100     100      9      0      0
May 25, 2021.........      99      0      0      0      0     100      91      7      0      0
May 25, 2022.........      98      0      0      0      0     100      79      5      0      0
May 25, 2023.........      98      0      0      0      0     100      67      4      0      0
May 25, 2024.........      98      0      0      0      0     100      58      3      0      0
May 25, 2025.........      98      0      0      0      0     100      49      2      0      0
May 25, 2026.........      97      0      0      0      0     100      41      2      0      0
May 25, 2027.........      97      0      0      0      0     100      34      1      0      0
May 25, 2028.........      86      0      0      0      0     100      28      1      0      0
May 25, 2029.........      74      0      0      0      0     100      23      1      0      0
May 25, 2030.........      61      0      0      0      0     100      18      *      0      0
May 25, 2031.........      47      0      0      0      0     100      14      *      0      0
May 25, 2032.........      32      0      0      0      0     100      10      *      0      0
May 25, 2033.........      17      0      0      0      0     100       7      *      0      0
May 25, 2034.........       0      0      0      0      0      99       4      *      0      0
May 25, 2035.........       0      0      0      0      0      48       2      *      0      0
May 25, 2036.........       0      0      0      0      0       0       0      0      0      0
Weighted Average Life
   (in years) to
   Maturity**........   24.49   5.85   1.53   1.17   0.96   28.97   19.78   8.86   5.64   4.43
Weighted Average Life
   (in years) to
   Call***...........   24.49   5.85   1.53   1.17   0.96   28.55   16.66   7.70   5.62   4.43

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-107

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                   CLASS 2-A-12                        CLASS 2-A-13
                                  PERCENTAGE OF                       PERCENTAGE OF
                            THE PREPAYMENT ASSUMPTION           THE PREPAYMENT ASSUMPTION
                        ---------------------------------   ---------------------------------
DISTRIBUTION DATE         0%     50%   100%   125%   150%     0%     50%   100%   125%   150%
---------------------   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial Percentage...     100    100    100    100    100     100    100    100    100    100
May 25, 2007.........      98     85     85     85     85     100    100    100    100    100
May 25, 2008.........      96     71     71     71     61     100    100    100    100    100
May 25, 2009.........      94     56     56     31      5     100    100    100    100    100
May 25, 2010.........      92     42     24      0      0     100    100    100     67      0
May 25, 2011.........      90     27      0      0      0     100    100     73      0      0
May 25, 2012.........      88     13      0      0      0     100    100      0      0      0
May 25, 2013.........      85      0      0      0      0     100     93      0      0      0
May 25, 2014.........      83      0      0      0      0     100     35      0      0      0
May 25, 2015.........      80      0      0      0      0     100      0      0      0      0
May 25, 2016.........      77      0      0      0      0     100      0      0      0      0
May 25, 2017.........      71      0      0      0      0     100      0      0      0      0
May 25, 2018.........      65      0      0      0      0     100      0      0      0      0
May 25, 2019.........      59      0      0      0      0     100      0      0      0      0
May 25, 2020.........      52      0      0      0      0     100      0      0      0      0
May 25, 2021.........      44      0      0      0      0     100      0      0      0      0
May 25, 2022.........      35      0      0      0      0     100      0      0      0      0
May 25, 2023.........      25      0      0      0      0     100      0      0      0      0
May 25, 2024.........      14      0      0      0      0     100      0      0      0      0
May 25, 2025.........       3      0      0      0      0     100      0      0      0      0
May 25, 2026.........       0      0      0      0      0      60      0      0      0      0
May 25, 2027.........       0      0      0      0      0       4      0      0      0      0
May 25, 2028.........       0      0      0      0      0       0      0      0      0      0
May 25, 2029.........       0      0      0      0      0       0      0      0      0      0
May 25, 2030.........       0      0      0      0      0       0      0      0      0      0
May 25, 2031.........       0      0      0      0      0       0      0      0      0      0
May 25, 2032.........       0      0      0      0      0       0      0      0      0      0
May 25, 2033.........       0      0      0      0      0       0      0      0      0      0
May 25, 2034.........       0      0      0      0      0       0      0      0      0      0
May 25, 2035.........       0      0      0      0      0       0      0      0      0      0
May 25, 2036.........       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years) to
   Maturity**........   13.02   3.47   2.88   2.40   2.04   20.20   7.78   5.29   4.15   3.42
Weighted Average Life
   (in years) to
   Call***...........   13.02   3.47   2.88   2.40   2.04   20.20   7.78   5.29   4.15   3.42

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

++   The table indicates the percentage of initial Notional Amount outstanding.

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-108

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                                                   CLASS B-1, CLASS B-2 AND
                                           CLASS PO                       CLASS B-3
                                      PERCENTAGE OF THE               PERCENTAGE OF THE
                                    PREPAYMENT ASSUMPTION           PREPAYMENT ASSUMPTION
                                -----------------------------  -------------------------------
DISTRIBUTION DATE                 0%    50%  100%  125%  150%    0%    50%    100%  125%  150%
------------------------------  -----  ----  ----  ----  ----  -----  -----  -----  ----  ----

Initial Percentage ...........    100   100   100   100   100    100    100    100   100   100
May 25, 2007 .................     99    92    84    80    76     99     99     99    99    99
May 25, 2008 .................     99    82    67    59    53     99     99     99    99    99
May 25, 2009 .................     98    73    53    44    37     98     98     98    98    98
May 25, 2010 .................     97    65    42    33    25     98     98     98    98    98
May 25, 2011 .................     97    58    33    24    18     97     97     97    97    97
May 25, 2012 .................     96    52    26    18    12     96     93     89    87    85
May 25, 2013 .................     95    46    21    14     8     95     88     80    76    70
May 25, 2014 .................     94    41    17    10     6     95     81     68    62    49
May 25, 2015 .................     93    37    13     7     4     94     73     55    47    34
May 25, 2016 .................     92    33    10     6     3     92     64     42    34    22
May 25, 2017 .................     90    29     8     4     2     90     56     32    24    15
May 25, 2018 .................     88    25     6     3     1     88     48     24    17    10
May 25, 2019 .................     86    22     5     2     1     86     42     18    12     6
May 25, 2020 .................     83    19     4     2     1     83     36     14     8     4
May 25, 2021 .................     81    17     3     1     *     80     31     11     6     3
May 25, 2022 .................     77    15     2     1     *     77     26      8     4     2
May 25, 2023 .................     74    13     2     1     *     73     22      6     3     1
May 25, 2024 .................     70    11     1     *     *     70     19      4     2     1
May 25, 2025 .................     66     9     1     *     *     66     16      3     1     *
May 25, 2026 .................     61     8     1     *     *     62     13      2     1     *
May 25, 2027 .................     57     6     1     *     *     57     11      2     1     *
May 25, 2028 .................     52     5     *     *     *     52      9      1     *     *
May 25, 2029 .................     47     4     *     *     *     47      7      1     *     *
May 25, 2030 .................     41     3     *     *     *     42      6      1     *     *
May 25, 2031 .................     35     3     *     *     *     36      4      *     *     *
May 25, 2032 .................     29     2     *     *     *     29      3      *     *     *
May 25, 2033 .................     22     1     *     *     *     22      2      *     *     *
May 25, 2034 .................     15     1     *     *     *     15      1      *     *     *
May 25, 2035 .................      7     *     *     *     *      7      1      *     *     *
May 25, 2036 .................      0     0     0     0     0      0      0      0     0     0
Weighted Average Life (in
   years) to Maturity** ......  20.93  8.26  4.53  3.62  3.00  20.99  12.93  10.05  9.27  8.45
Weighted Average Life (in
   years) to Call*** .........  20.86  7.68  4.03  3.21  2.65  20.92  11.94   8.15  6.84  5.76

----------
+    Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).

*    Indicates an amount greater than zero but less than 0.5%.

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement.

***  Determined as specified under "Weighted Average Lives of the Offered
     Certificates" in this prospectus supplement and assumes that the servicer exercises the option to repurchase the Mortgage Loans on the earliest possible Distribution Date.

                                      S-109

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date for the offered certificates is the
Distribution Date in July 2036. Because the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the
Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Final Scheduled
Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and
Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted
Average Lives of the Offered Certificates" in this prospectus supplement and
"Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

     General. The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "The Mortgage Pool -- General" and "--
Underwriting Process." If the actual rate and severity of losses on the Mortgage
Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the
Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class
Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of the certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution
Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of
the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO
Certificateholders otherwise available for distribution on the subordinated certificates to the extent of reimbursement for Class PO Deferred Amounts on the
Class PO Certificates. See "Description of the Certificates -- Allocation of
Losses" in this prospectus supplement.

     If on any Distribution Date, the Applicable Credit Support Percentage for
any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted
Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                                      S-110

                               CREDIT ENHANCEMENT

SUBORDINATION

     Any Realized Losses, other than Excess Losses, that are allocable to the senior certificates will be allocated as describer under "Description of the
Certificates--Allocation of Losses" in this prospectus supplement.

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1
Certificates) to receive the distributions that are allocated to the subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against
Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses,
Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage
Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. The applicable Non-PO
Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the subordinated certificates then outstanding with the highest numerical class designation. In addition, the Certificate Balance of the subordinated certificates having the highest numerical designation will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

o    Special Hazard Losses in an initial amount expected to be up to approximately $4,021,011.60 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o    Bankruptcy Losses in an initial amount expected to be up to approximately
     $150,000.00 (the "BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o    Fraud Losses in an initial amount expected to be up to approximately
     $12,063,034.80 (the "FRAUD LOSS COVERAGE AMOUNT").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o    that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans, incurred since the closing date, or

o    the greatest of

          o    1% of the aggregate of the principal balances of the Mortgage
               Loans,

          o    twice the principal balance of the largest Mortgage Loan, and

          o    the aggregate principal balances of the Mortgage Loans, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

                                      S-111

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, the Fraud
Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off
Date, to zero and on the first, second, third and fourth anniversaries of the
Cut-off Date, to an amount equal to the lesser of:

o    2% of the then current pool principal balance, in the case of the first such anniversary and 1% as of the second, third and fourth such anniversaries,

and

o    the excess of:

     o    the Fraud Loss Coverage Amount as of the preceding anniversary of the
          Cut-off Date over

     o    the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

     The amount of coverage provided by the subordinated certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

     A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage
Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the
Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient
Valuation.

                                 USE OF PROCEEDS

     We expect the proceeds to the depositor from the sale of the offered certificates to be approximately 100.0174% of the aggregate Class Certificate
Balance of these classes of certificates, plus accrued interest, before deducting issuance expenses payable by the depositor.

     The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                      S-112

                                LEGAL PROCEEDINGS

     There are no legal proceedings against IndyMac Bank, the depositor, the trustee, the issuing entity or the servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the
"MASTER REMIC", and each REMIC below the Master REMIC will be referred to as an
"UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage
Loans and any other assets designated in the pooling and servicing agreement.
The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificates, the "REGULAR
CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any)
and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC. The supplemental interest trust,
Supplemental Interest Reserve Fund and the Yield Maintenance Agreements shall not constitute any part of any REMIC described in the pooling and servicing agreement.

     Each class of Regular Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, the Class 1-A-2,
Class 1-A-7 and Class 2-A-7 Certificates will represent a beneficial interest in the right to receive payments of Yield Supplement Amounts.

     Upon the issuance of the certificates, Sidley Austin LLP ("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC described in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the
"CODE"), and that the Regular Certificates will represent regular interests in a
REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates to
receive payments of amounts on deposit for those classes in the Supplemental
Interest Reserve Fund will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations Section 1.860G-2(i). The term "INTEREST RATE CAP AGREEMENT" refers to the rights of the holders of the Class 1-A-2, Class 1-A-7 and Class 2-A-7
Certificates to receive payments of the related Yield Supplement Amounts.

TAXATION OF THE REGULAR CERTIFICATES

     The following discussion assumes that the rights of the holders of the
Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificates under the Interest Rate
Cap Agreement will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Yield Supplement Amounts to holders of the Class
1-A-1, Class 1-A-7 and Class 2-A-7 Certificates who are non-U.S. Persons.
Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

     A holder of the Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificate must allocate the purchase price for such certificate between two components--the
REMIC Regular Interest component and the Interest Rate Cap

                                     S-113

Agreement component. For information reporting purposes, it will be assumed in accordance with the pooling and servicing agreement that, with respect to the
Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificates, the Interest Rate Cap
Agreement component will have an insubstantial value relative to the value of the Regular Interest component. The IRS could, however, argue that the Interest
Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID")
(which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See
"Material Federal Income Tax Consequences--Taxation of Interests" in the
prospectus.

     Upon the sale, exchange, or other disposition of Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificates, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate
Cap Agreement component should be capital gain or loss, and gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular
Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

     (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d)
of the Code determined as of the date of purchase of the certificate over

     (2) the amount actually included in such holder's income.

As stated above, a portion of the purchase price paid by a holder to acquire the
Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificates will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component.
Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.
Under the level yield constant interest method, the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap
Agreement component of such a certificate.

     Any payments received by a holder of Class 1-A-1, Class 1-A-7 and Class
2-A-7 Certificates from the Supplemental Interest Reserve Fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the
Interest Rate Cap Agreement component, such excess is ordinary income to a holder of the related class of certificates. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of such class of certificates. In the case of an individual, such deduction will be (i) an "item of preference"
for purposes of the "alternative minimum tax" imposed by section 55 of the Code,
(ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

     The Regular Interest component of the Class 1-A-1, Class 1-A-7 and Class
2-A-7 Certificates and the other Regular Certificates in their entirety will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Interest component of the Class 1-A-1, Class
1-A-7 and Class 2-A-7 Certificates and the other Regular Certificates in their entirety must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

                                     S-114

     The Class PO Certificates and the Notional Amount Certificates will, and the other classes of offered certificates may, be treated for federal income tax purposes as having been issued with OID. The OID on the Class PO Certificates will equal the difference between their principal balance and their issue price.
Although the tax treatment is not entirely certain, the Notional Amount
Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on the Notional Amount
Certificates, determined under the prepayment assumption over (2) the price at which the Notional Amount Certificates are issued. The OID regulations sections suggest that OID with respect to securities similar to the Class A-X
Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, OID with respect to the uncertificated regular interests represented by the Class A-X Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. Prospective purchasers of the Regular
Certificates should consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See
"Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax
Consequences" in the prospectus.

     Computing accruals of OID in the manner described in the prospectus may
(depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the Mortgage Loans.

     If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a.
Regular Certificates" in the prospectus.

TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES

     As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Regular Interest component of the Class 1-A-1, Class 1-A-7 and Class 2-A-7 Certificates and the other Regular Certificates in their entirety will represent "real estate assets" under section 856(c)(5)(B) of the
Code and qualifying assets under section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the Regular Interest component of the Class 1-A-1, Class 1-A-7 and
Class 2-A-7 Certificates and the other Regular Certificates in their entirety will represent "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The Regular Interest component of the Class 1-A-1, Class
1-A-7 and Class 2-A-7 Certificates and the other Regular Certificates in their entirety will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The
Interest Rate Cap Agreement component of the Class 1-A-1, Class 1-A-7 and Class
2-A-7 Certificates will not, however, qualify as an asset described in section
7701(a)(19)(C) of the Code or as a real estate asset under section 856(c)(5)(B)
of the Code.

TAXATION OF THE RESIDUAL CERTIFICATES

     The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual
Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

                                     S-115

     In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

     Purchasers of the Class A-R Certificates are encouraged to consider carefully the tax consequences of an investment in such Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC
Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether a Class A-R Certificate will be treated as a "noneconomic"
residual interest, as a "tax avoidance potential" residual interest or as both.
Among other things, holders of Class A-R Certificates that are treated as
"noneconomic residual interests" under the Code should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Class A-R Certificates. See "Material Federal
Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Noneconomic Residual Certificates," and "Material Federal Income
Tax Consequences -- b. Residual Certificate," "-- Excess Inclusions" in the
prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See
"ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits
"parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that
Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the
Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of
ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the
Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                     S-116

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     Except as provided below with respect to the Class 1-A-2, Class 1-A-7 and
Class 2-A-7 Certificates, it is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the
Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent
(5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch, Inc. or
Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE
REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN
MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR
CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY,
TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT,
BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE
EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

o    A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND
     IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS
     NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS
     TO EFFECT THE TRANSFER;

o    A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS
     PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY
     GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION
     CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF
     THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER
     SECTIONS I AND III OF PTCE 95-60; OR

o    AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND
     HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A
     PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED
     TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT
     THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE
     UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR
PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT
THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE
VOID.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan
Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each
Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of offered certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by
Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

ERISA CONSIDERATIONS WITH RESPECT TO THE CLASS 1-A-2, CLASS 1-A-7 AND CLASS
2-A-7 YIELD MAINTENANCE AGREEMENTS

     For so long as the holders of a Class 1-A-2, Class 1-A-7 and Class 2-A-7
Certificates are entitled to receive payments under the Yield Maintenance
Agreements from the supplemental interest trust, any person purchasing a

                                     S-117

Class 1-A-2, Class 1-A-7 or Class 2-A-7 Certificate otherwise eligible for purchase by Plans under the Exemption will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code two assets: (i) the right to receive payments from the issuing entity with respect to such Certificate without taking into account the right to receive payments from proceeds of the related Yield Maintenance Agreement and (ii) the right to receive payments from the proceeds of the related Yield Maintenance Agreement. The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the proceeds of the related Yield Maintenance Agreement by a Plan. The right to receive such payments could also result in a prohibited transaction, unless another administrative exemption is available.

     Accordingly, no Plan or other person using assets of a Plan may acquire or hold a Class 1-A-2, Class 1-A-7 or Class 2-A-7 Certificate otherwise eligible for the Exemption before the termination of the related Yield Maintenance
Agreement, unless, in addition to satisfying the requirements for relief under the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14
(for transactions by independent "qualified professional asset managers"), 91-38
(for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by
"in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Class 1-A-2, Class 1-A-7 or
Class 2-A-7 Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class 1-A-2, Class
1-A-7 or Class 2-A-7 Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions described immediately above.

     If any Class 1-A-2, Class 1-A-7 or Class 2-A-7 Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class 1-A-2, Class 1-A-7 or Class 2-A-7 Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Class 1-A-2, Class
1-A-7 or Class 2-A-7 Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the trustee, the depositor, the sellers and the master servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and HSBC Securities (USA) Inc. ("HSBC", the
"UNDERWRITER"), the depositor has agreed to sell the offered certificates to
HSBC (the "HSBC UNDERWRITTEN CERTIFICATES" or the "UNDERWRITTEN CERTIFICATES").

     Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.
The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                     S-118

                                  LEGAL MATTERS

     The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP,
New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     RATINGS

     It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.
("S&P"). It is a condition to the issuance of the senior certificates (other than the Class 1-A-5, Class 1-A-6, Class 1-A-10, Class 2-A-9, Class 2-A-10,
Class A-X and Class A-R Certificates) that they be rated Aaa by Moody's
Investors Service, Inc. ("MOODY'S"), and that the Class 1-A-5, Class 1-A-6,
Class 1-A-10, Class 2-A-9 and Class 2-A-10 Certificates be rated Aa1 by Moody's.
It is a condition to the issuance of the Class B-1, Class B-2 and Class B-3
Certificates that they be rated at least AA, A and BBB, respectively, by S&P.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.
The rating assigned by S&P to the Notional Amount Certificates do not address whether investors will recoup their initial investments

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Notional Amount
Certificates do not address whether investors will recoup their initial investments

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The ratings on the Class 1-A-2, Class 1-A-7 and Class 2-A-7 Certificates do
not address the likelihood that any Yield Supplement Amount will be paid to the holders of any such class of certificates.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                     S-119

                                   SCHEDULE 1

                       YIELD MAINTENANCE NOTIONAL BALANCES

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
June 2006                   50,000,000.00      35,845,658.00      42,843,500.00
July 2006                   49,448,919.91      35,466,971.48      42,577,037.29
August 2006                 48,840,286.46      35,011,679.92      42,213,747.88
September 2006              48,175,310.97      34,480,923.51      41,754,574.25
October 2006                47,455,402.42      33,876,022.42      41,200,697.96
November 2006               46,682,164.27      33,198,474.64      40,553,538.84
December 2006               45,857,390.12      32,449,953.03      39,814,753.21
January 2007                44,983,058.29      31,632,301.76      38,986,231.12
February 2007               44,061,325.24      30,747,531.93      38,070,092.63
March 2007                  43,094,517.90      29,797,816.64      37,068,683.06
April 2007                  42,085,124.89      28,785,485.27      35,984,567.36
May 2007                    41,035,786.74      27,713,017.12      34,820,523.38
June 2007                   40,010,538.67      26,662,736.83      33,679,244.48
July 2007                   39,008,830.85      25,634,303.92      32,560,407.47
August 2007                 38,030,125.99      24,627,383.09      31,463,693.71
September 2007              37,073,899.04      23,641,644.19      30,388,789.10
October 2007                36,139,636.90      22,676,762.11      29,335,383.98
November 2007               35,226,838.18      21,732,416.74      28,303,173.05
December 2007               34,335,012.89      20,808,292.86      27,291,855.36
January 2008                33,463,682.21      19,904,080.07      26,301,134.19
February 2008               32,612,378.24      19,019,472.74      25,330,717.04
March 2008                  31,780,643.73      18,154,169.90      24,380,315.54
April 2008                  30,968,031.84      17,307,875.20      23,449,645.41
May 2008                    30,174,105.95      16,480,296.84      22,538,426.38
June 2008                   29,398,439.35      15,671,147.48      21,646,382.16
July 2008                   28,640,615.08      14,880,144.17      20,773,240.37
August 2008                 27,900,225.66      14,107,008.31      19,918,732.48
September 2008              27,176,872.92      13,351,465.55      19,082,593.77
October 2008                26,470,167.76      12,613,245.78      18,264,563.25
November 2008               25,779,729.94      11,892,082.99      17,464,383.64
December 2008               25,105,187.89      11,187,715.25      16,681,801.32
January 2009                24,446,178.53      10,499,884.67      15,916,566.22
February 2009               23,802,347.03       9,828,337.28      15,168,431.84
March 2009                  23,173,346.67       9,172,823.03      14,437,155.18
April 2009                  22,558,838.63       8,533,095.68      13,722,496.65
May 2009                    21,958,491.81       7,908,912.78      13,024,220.07
June 2009                   21,371,982.67       7,300,035.58      12,342,092.62
July 2009                   20,798,995.04       6,706,228.99      11,675,884.76
August 2009                 20,239,219.97       6,127,261.55      11,025,370.19
September 2009              19,692,355.55       5,562,905.31      10,390,325.85
October 2009                19,158,106.76       5,012,935.85       9,770,531.82
November 2009               18,636,185.29       4,477,132.17       9,165,771.29
December 2009               18,126,309.45       3,955,276.65       8,575,830.54
January 2010                17,628,203.93       3,447,155.04       8,000,498.86
February 2010               17,141,599.73       2,952,556.34       7,439,568.54
March 2010                  16,666,233.97       2,471,272.80       6,892,834.81
April 2010                  16,201,849.80       2,003,099.86       6,360,095.80
May 2010                    15,748,196.18       1,547,836.09       5,841,152.50
June 2010                   15,305,027.85       1,105,283.16       5,335,808.73
July 2010                   14,872,105.11         675,245.77       4,843,871.08
August 2010                 14,449,193.76         257,531.62       4,365,148.89

                                     S-S-120

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
September 2010              14,036,064.92                  0       3,899,454.21
October 2010                13,632,494.94                  0       3,446,601.72
November 2010               13,238,265.30                  0       3,006,408.78
December 2010               12,853,162.43                  0       2,578,695.30
January 2011                12,476,977.67                  0       2,163,283.75
February 2011               12,109,507.10                  0       1,759,999.14
March 2011                  11,750,551.47                  0       1,368,668.94
April 2011                  11,399,916.08                  0         989,123.08
May 2011                    11,057,410.67                  0         621,193.89
June 2011                   10,722,849.33                  0         264,716.09
July 2011                   10,419,499.19                  0           4,995.75
August 2011                 10,123,547.09                  0                  0
September 2011               9,834,820.70                  0                  0
October 2011                 9,553,151.61                  0                  0
November 2011                9,278,375.30                  0                  0
December 2011                9,010,331.03                  0                  0
January 2012                 8,748,861.72                  0                  0
February 2012                8,493,813.93                  0                  0
March 2012                   8,245,037.72                  0                  0
April 2012                   8,002,386.60                  0                  0
May 2012                     7,765,717.44                  0                  0
June 2012                    7,534,890.42                  0                  0
July 2012                    7,316,919.05                  0                  0
August 2012                  7,104,397.42                  0                  0
September 2012               6,897,196.59                  0                  0
October 2012                 6,695,190.61                  0                  0
November 2012                6,498,256.47                  0                  0
December 2012                6,306,273.95                  0                  0
January 2013                 6,119,125.67                  0                  0
February 2013                5,936,696.94                  0                  0
March 2013                   5,758,875.72                  0                  0
April 2013                   5,585,552.58                  0                  0
May 2013                     5,416,620.62                  0                  0
June 2013                    5,251,975.40                  0                  0
July 2013                    5,104,235.90                  0                  0
August 2013                  4,960,276.38                  0                  0
September 2013               4,820,004.88                  0                  0
October 2013                 4,683,331.65                  0                  0
November 2013                4,550,169.03                  0                  0
December 2013                4,420,431.44                  0                  0
January 2014                 4,294,035.34                  0                  0
February 2014                4,170,899.15                  0                  0
March 2014                   4,050,943.23                  0                  0
April 2014                   3,934,089.83                  0                  0
May 2014                     3,820,263.04                  0                  0
June 2014                    3,709,388.75                  0                  0
July 2014                    3,612,099.23                  0                  0
August 2014                  3,517,264.49                  0                  0
September 2014               3,424,824.29                  0                  0
October 2014                 3,334,719.86                  0                  0
November 2014                3,246,893.79                  0                  0
December 2014                3,161,290.10                  0                  0
January 2015                 3,077,854.14                  0                  0
February 2015                2,996,532.58                  0                  0
March 2015                   2,917,273.37                  0                  0
April 2015                   2,840,025.71                  0                  0
May 2015                     2,764,740.04                  0                  0
June 2015                    2,691,367.98                  0                  0

                                      S-121

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
July 2015                    2,628,380.82                  0                  0
August 2015                  2,566,853.68                  0                  0
September 2015               2,506,752.94                  0                  0
October 2015                 2,448,045.76                  0                  0
November 2015                2,390,700.06                  0                  0
December 2015                2,334,684.47                  0                  0
January 2016                 2,279,968.36                  0                  0
February 2016                2,226,521.79                  0                  0
March 2016                   2,174,315.51                  0                  0
April 2016                   2,123,320.95                  0                  0
May 2016                     2,073,510.18                  0                  0
June 2016                    2,022,818.43                  0                  0
July 2016                    1,973,336.69                  0                  0
August 2016                  1,925,036.56                  0                  0
September 2016               1,877,890.25                  0                  0
October 2016                 1,831,870.64                  0                  0
November 2016                1,786,951.23                  0                  0
December 2016                1,743,106.16                  0                  0
January 2017                 1,700,310.14                  0                  0
February 2017                1,658,538.50                  0                  0
March 2017                   1,617,767.11                  0                  0
April 2017                   1,577,972.42                  0                  0
May 2017                     1,539,131.44                  0                  0
June 2017                    1,501,221.69                  0                  0
July 2017                    1,464,221.23                  0                  0
August 2017                  1,428,108.62                  0                  0
September 2017               1,392,862.94                  0                  0
October 2017                 1,358,463.73                  0                  0
November 2017                1,324,891.03                  0                  0
December 2017                1,292,125.33                  0                  0
January 2018                 1,260,147.57                  0                  0
February 2018                1,228,939.17                  0                  0
March 2018                   1,198,481.93                  0                  0
April 2018                   1,168,758.12                  0                  0
May 2018                     1,139,750.41                  0                  0
June 2018                    1,111,441.85                  0                  0
July 2018                    1,083,815.92                  0                  0
August 2018                  1,056,856.48                  0                  0
September 2018               1,030,547.74                  0                  0
October 2018                 1,004,874.31                  0                  0
November 2018                  979,821.14                  0                  0
December 2018                  955,373.54                  0                  0
January 2019                   931,517.17                  0                  0
February 2019                  908,238.01                  0                  0
March 2019                     885,522.38                  0                  0
April 2019                     863,356.90                  0                  0
May 2019                       841,728.54                  0                  0
June 2019                      820,624.54                  0                  0
July 2019                      800,032.46                  0                  0
August 2019                    779,940.13                  0                  0
September 2019                 760,335.68                  0                  0
October 2019                   741,207.53                  0                  0
November 2019                  722,544.34                  0                  0
December 2019                  704,335.07                  0                  0
January 2020                   686,568.90                  0                  0
February 2020                  669,235.30                  0                  0
March 2020                     652,323.97                  0                  0
April 2020                     635,824.85                  0                  0

                                      S-122

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
May 2020                       619,728.12                  0                  0
June 2020                      604,024.19                  0                  0
July 2020                      588,703.70                  0                  0
August 2020                    573,757.50                  0                  0
September 2020                 559,176.66                  0                  0
October 2020                   544,952.45                  0                  0
November 2020                  531,076.37                  0                  0
December 2020                  517,540.10                  0                  0
January 2021                   504,335.52                  0                  0
February 2021                  491,454.69                  0                  0
March 2021                     478,889.88                  0                  0
April 2021                     466,633.53                  0                  0
May 2021                       454,678.25                  0                  0
June 2021                      443,016.83                  0                  0
July 2021                      431,642.23                  0                  0
August 2021                    420,547.59                  0                  0
September 2021                 409,726.18                  0                  0
October 2021                   399,171.46                  0                  0
November 2021                  388,877.03                  0                  0
December 2021                  378,836.64                  0                  0
January 2022                   369,044.18                  0                  0
February 2022                  359,493.71                  0                  0
March 2022                     350,179.40                  0                  0
April 2022                     341,095.57                  0                  0
May 2022                       332,236.69                  0                  0
June 2022                      323,597.34                  0                  0
July 2022                      315,172.23                  0                  0
August 2022                    306,956.19                  0                  0
September 2022                 298,944.20                  0                  0
October 2022                   291,131.33                  0                  0
November 2022                  283,512.78                  0                  0
December 2022                  276,083.86                  0                  0
January 2023                   268,839.99                  0                  0
February 2023                  261,776.70                  0                  0
March 2023                     254,889.62                  0                  0
April 2023                     248,174.49                  0                  0
May 2023                       241,627.16                  0                  0
June 2023                      235,243.56                  0                  0
July 2023                      229,019.73                  0                  0
August 2023                    222,951.79                  0                  0
September 2023                 217,035.97                  0                  0
October 2023                   211,268.58                  0                  0
November 2023                  205,646.01                  0                  0
December 2023                  200,164.75                  0                  0
January 2024                   194,821.37                  0                  0
February 2024                  189,612.51                  0                  0
March 2024                     184,534.90                  0                  0
April 2024                     179,585.35                  0                  0
May 2024                       174,760.75                  0                  0
June 2024                      170,058.04                  0                  0
July 2024                      165,474.26                  0                  0
August 2024                    161,006.50                  0                  0
September 2024                 156,651.95                  0                  0
October 2024                   152,407.82                  0                  0
November 2024                  148,271.43                  0                  0
December 2024                  144,240.14                  0                  0
January 2025                   140,311.38                  0                  0
February 2025                  136,482.65                  0                  0

                                      S-123

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
March 2025                     132,751.48                  0                  0
April 2025                     129,115.50                  0                  0
May 2025                       125,572.37                  0                  0
June 2025                      122,119.80                  0                  0
July 2025                      118,755.59                  0                  0
August 2025                    115,477.55                  0                  0
September 2025                 112,283.57                  0                  0
October 2025                   109,171.58                  0                  0
November 2025                  106,139.57                  0                  0
December 2025                  103,185.56                  0                  0
January 2026                   100,307.64                  0                  0
February 2026                   97,503.92                  0                  0
March 2026                      94,772.58                  0                  0
April 2026                      92,111.83                  0                  0
May 2026                        89,519.92                  0                  0
June 2026                       86,995.15                  0                  0
July 2026                       84,535.87                  0                  0
August 2026                     82,140.44                  0                  0
September 2026                  79,807.29                  0                  0
October 2026                    77,534.88                  0                  0
November 2026                   75,321.69                  0                  0
December 2026                   73,166.26                  0                  0
January 2027                    71,067.14                  0                  0
February 2027                   69,022.95                  0                  0
March 2027                      67,032.31                  0                  0
April 2027                      65,093.89                  0                  0
May 2027                        63,206.39                  0                  0
June 2027                       61,368.53                  0                  0
July 2027                       59,579.08                  0                  0
August 2027                     57,836.83                  0                  0
September 2027                  56,140.60                  0                  0
October 2027                    54,489.24                  0                  0
November 2027                   52,881.62                  0                  0
December 2027                   51,316.64                  0                  0
January 2028                    49,793.25                  0                  0
February 2028                   48,310.38                  0                  0
March 2028                      46,867.03                  0                  0
April 2028                      45,462.20                  0                  0
May 2028                        44,094.92                  0                  0
June 2028                       42,764.25                  0                  0
July 2028                       41,469.26                  0                  0
August 2028                     40,209.05                  0                  0
September 2028                  38,982.74                  0                  0
October 2028                    37,789.47                  0                  0
November 2028                   36,628.42                  0                  0
December 2028                   35,498.76                  0                  0
January 2029                    34,399.69                  0                  0
February 2029                   33,330.45                  0                  0
March 2029                      32,290.27                  0                  0
April 2029                      31,278.41                  0                  0
May 2029                        30,294.16                  0                  0
June 2029                       29,336.81                  0                  0
July 2029                       28,405.66                  0                  0
August 2029                     27,500.07                  0                  0
September 2029                  26,619.36                  0                  0
October 2029                    25,762.91                  0                  0
November 2029                   24,930.09                  0                  0
December 2029                   24,120.30                  0                  0

                                      S-124

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
January 2030                    23,332.95                  0                  0
February 2030                   22,567.45                  0                  0
March 2030                      21,823.26                  0                  0
April 2030                      21,099.81                  0                  0
May 2030                        20,396.57                  0                  0
June 2030                       19,713.03                  0                  0
July 2030                       19,048.68                  0                  0
August 2030                     18,403.01                  0                  0
September 2030                  17,775.54                  0                  0
October 2030                    17,165.80                  0                  0
November 2030                   16,573.34                  0                  0
December 2030                   15,997.70                  0                  0
January 2031                    15,438.44                  0                  0
February 2031                   14,895.14                  0                  0
March 2031                      14,367.38                  0                  0
April 2031                      13,854.75                  0                  0
May 2031                        13,356.87                  0                  0
June 2031                       12,873.33                  0                  0
July 2031                       12,403.78                  0                  0
August 2031                     11,947.83                  0                  0
September 2031                  11,505.13                  0                  0
October 2031                    11,075.34                  0                  0
November 2031                   10,658.11                  0                  0
December 2031                   10,253.11                  0                  0
January 2032                     9,860.02                  0                  0
February 2032                    9,478.52                  0                  0
March 2032                       9,108.31                  0                  0
April 2032                       8,749.08                  0                  0
May 2032                         8,400.54                  0                  0
June 2032                        8,062.41                  0                  0
July 2032                        7,734.41                  0                  0
August 2032                      7,416.27                  0                  0
September 2032                   7,107.72                  0                  0
October 2032                     6,808.51                  0                  0
November 2032                    6,518.39                  0                  0
December 2032                    6,237.12                  0                  0
January 2033                     5,964.44                  0                  0
February 2033                    5,700.14                  0                  0
March 2033                       5,443.99                  0                  0
April 2033                       5,195.76                  0                  0
May 2033                         4,955.25                  0                  0
June 2033                        4,722.23                  0                  0
July 2033                        4,496.51                  0                  0
August 2033                      4,277.89                  0                  0
September 2033                   4,066.17                  0                  0
October 2033                     3,861.17                  0                  0
November 2033                    3,662.70                  0                  0
December 2033                    3,470.58                  0                  0
January 2034                     3,284.64                  0                  0
February 2034                    3,104.71                  0                  0
March 2034                       2,930.61                  0                  0
April 2034                       2,762.19                  0                  0
May 2034                         2,599.30                  0                  0
June 2034                        2,441.77                  0                  0
July 2034                        2,289.45                  0                  0
August 2034                      2,142.21                  0                  0
September 2034                   1,999.90                  0                  0
October 2034                     1,862.39                  0                  0

                                      S-125

                               YIELD               YIELD             YIELD
                            MAINTENANCE         MAINTENANCE       MAINTENANCE
                          NOTIONAL BALANCE   NOTIONAL BALANCE   NOTIONAL BALANCE
                           OF CLASS 1-A-2     OF CLASS 1-A-7     OF CLASS 2-A-7
DISTRIBUTION DATE         CERTIFICATES ($)   CERTIFICATES ($)   CERTIFICATES ($)
-----------------------   ----------------   ----------------   ----------------
November 2034                    1,729.53                  0                  0
December 2034                    1,601.19                  0                  0
January 2035                     1,477.25                  0                  0
February 2035                    1,357.59                  0                  0
March 2035                       1,242.08                  0                  0
April 2035                       1,130.60                  0                  0
May 2035                         1,023.04                  0                  0
June 2035                          919.29                  0                  0
July 2035                          819.23                  0                  0
August 2035                        722.77                  0                  0
September 2035                     629.79                  0                  0
October 2035                       540.20                  0                  0
November 2035                      453.90                  0                  0
December 2035                      370.80                  0                  0
January 2036                       290.79                  0                  0
February 2036                      213.80                  0                  0
March 2036                         139.72                  0                  0
April 2036                          68.49                  0                  0
May 2036 and thereafter                 0                  0                  0

                                      S-126

                             INDEX OF DEFINED TERMS

accredited investor ...............................................        S-116
adjusted net mortgage rate ........................................         S-55
advance ...........................................................         S-56
Applicable Credit Support Percentage ..............................         S-85
Assumed Balance ...................................................         S-76
Available Funds ...................................................         S-73
Bankruptcy Loss Coverage Amount ...................................        S-111
Bankruptcy Losses .................................................         S-89
BBA ...............................................................         S-69
Book-Entry Certificates ...........................................         S-65
Calculation Agent .................................................         S-69
Cap Counterparty ..................................................         S-60
Ceiling Rate ......................................................         S-77
Certificate Account ...............................................         S-69
Certificate Owners ................................................         S-65
CI ................................................................         S-67
Class 1-A-2 Yield Maintenance Agreement ...........................         S-77
Class 1-A-7 Yield Maintenance Agreement ...........................         S-77
Class 2-A-7 Yield Maintenance Agreement ...........................         S-77
Class A-X Component ...............................................         S-65
Class Certificate Balance .........................................         S-63
Class PO Component ................................................         S-64
Class PO Deferred Amount ..........................................         S-88
Class Subordination Percentage ....................................         S-86
Clearstream, Luxembourg ...........................................         S-67
Code ..............................................................        S-113
Compensating Interest .............................................         S-56
Component Balance .................................................         S-64
Cooperative .......................................................         S-67
CPR ...............................................................         S-91
Cut-off Date Pool Principal Balance ...............................         S-29
DBC ...............................................................         S-67
DBNTC .............................................................         S-59
Debt Service Reduction ............................................        S-112
Deficient Valuation ...............................................        S-112
Definitive Certificate ............................................         S-65
Determination Date ................................................         S-56
Discount Mortgage Loan ............................................         S-78
Distribution Account ..............................................         S-69
Distribution Date .................................................         S-73
DTC ...............................................................         S-65
DTC Rules .........................................................         S-66
Due Date ..........................................................         S-30
Due Period ........................................................         S-64
due-on-sale .......................................................         S-94
equity interests ..................................................        S-116
ERISA .............................................................        S-116
Euroclear .........................................................         S-65
Euroclear Operator ................................................         S-67
Euroclear Participants ............................................         S-67
European Depositaries .............................................         S-65
excess inclusion ..................................................        S-115
Excess Losses .....................................................         S-89
Excess Proceeds ...................................................         S-72
Exchange Act ......................................................         S-77
Exemption .........................................................        S-116
Expense Fee Rate ..................................................         S-55
Expense Fees ......................................................         S-55
FICO Credit Scores ................................................         S-31
Financial Intermediary ............................................         S-65
Fraud Loss Coverage Amount ........................................        S-111
Fraud Losses ......................................................         S-89
group 1 mortgage loans ............................................         S-29
Group 1 Prepayment Assumption .....................................         S-91
Group 1 Priority Amount ...........................................         S-81
Group 1 Priority Percentage .......................................         S-81
group 2 mortgage loans ............................................         S-29
Group 2 Prepayment Assumption .....................................         S-91
Group 2 Priority Amount ...........................................         S-82
Group 2 Priority Percentage .......................................         S-82
HSBC ..............................................................        S-118
HSBC Underwritten Certificates ....................................        S-118
Indirect Participants .............................................         S-66
IndyMac Bank ......................................................   S-29, S-51
interest accrual period ...........................................         S-75
Interest Distribution Amount ......................................         S-75
Interest Only Loans ...............................................         S-30
Interest Rate Cap Agreement .......................................        S-113
Interest Settlement Rate ..........................................         S-69
Inverse Floating Certificates .....................................         S-96
LIBOR Certificates ................................................   S-61, S-69
LIBOR Determination Date ..........................................         S-69
Liquidated Mortgage Loan ..........................................         S-89
loan group ........................................................         S-29
Loan-to-Value Ratio ...............................................         S-31
London Business Day ...............................................         S-69
Master REMIC ......................................................        S-113
Moneyline Telerate Page 3750 ......................................         S-69
Moody's ...........................................................   S-8, S-119
Mortgage Loans ....................................................         S-29
Mortgage Notes ....................................................         S-29
Mortgage Rate .....................................................         S-30
Mortgaged Properties ..............................................         S-29
Net Interest Shortfall ............................................         S-75
New CI ............................................................         S-67
Non-Discount Mortgage Loan ........................................         S-79
Non-PO Formula Principal Amount ...................................         S-79
Non-PO Percentage .................................................         S-78
Non-PO Pool Balance ...............................................         S-85
Notional Amount ...................................................         S-64
Notional Amount Certificates ......................................   S-61, S-64
offered certificates ..............................................         S-61
OID ...............................................................        S-114
Original Applicable Credit Support Percentage .....................         S-85
original subordinate principal balance ............................         S-84
Participants ......................................................         S-65
Plan ..............................................................        S-116
PO Formula Principal Amount .......................................         S-87

                                     S-127

PO Percentage .....................................................         S-79
PPC ...............................................................         S-91
Prepayment Assumptions ............................................         S-91
prepayment interest shortfall .....................................         S-76
Prepayment Period .................................................         S-82
private certificates ..............................................         S-61
PTCE 95-60 ........................................................        S-117
Realized Loss .....................................................         S-89
Record Date .......................................................         S-73
Regular Certificates ..............................................        S-113
Regulation AB .....................................................         S-77
Relevant Depositary ...............................................         S-65
Relief Act Reduction ..............................................         S-76
Required Coupon ...................................................         S-79
Restricted Classes ................................................         S-85
S&P ...............................................................   S-8, S-119
Scheduled Principal Distribution Amount ...........................         S-82
Senior Certificates ...............................................         S-61
Senior Credit Support Depletion Date ..............................         S-82
Senior Percentage .................................................         S-83
Senior Prepayment Percentage ......................................         S-83
Senior Principal Distribution Amount ..............................         S-82
Senior Termination Date ...........................................         S-85
servicer ..........................................................         S-55
Shift Percentage ..................................................         S-82
significance estimate .............................................         S-60
significance percentage ...........................................         S-60
Special Hazard Loss Coverage Amount ...............................        S-111
Special Hazard Losses .............................................         S-89
Special Hazard Mortgage Loan ......................................         S-89
Stated Principal Balance ..........................................         S-83
Strike Rate .......................................................         S-77
Subordinated Percentage ...........................................         S-83
Subordinated Prepayment Percentage ................................         S-84
Subordinated Principal Distribution Amount ........................         S-86
Subsequent Recoveries .............................................         S-89
Substitution Adjustment Amount ....................................         S-50
Super Senior Certificates .........................................         S-61
Supplemental Interest Reserve Fund ................................         S-78
supplemental interest trust .......................................         S-77
Support Certificates ..............................................         S-61
Tax Counsel .......................................................        S-113
Terms and Conditions ..............................................         S-68
Undercollateralization Distribution ...............................         S-85
Undercollateralized Group .........................................         S-85
underlying REMIC ..................................................        S-113
underlying REMIC Regular Interests ................................        S-113
underwriter .......................................................        S-118
Underwritten Certificates .........................................        S-118
unpaid interest amounts ...........................................         S-75
Unscheduled Principal Distribution Amount .........................         S-82
Yield Maintenance Agreement Termination Date ......................         S-77
Yield Maintenance Agreements ......................................         S-77
Yield Maintenance Notional Balance ................................         S-77
Yield Supplement Amount ...........................................         S-76

                                     S-128

PROSPECTUS

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                           MORTGAGE PASS-THROUGH NOTES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac MBS, Inc., any originator, servicer, or any of their affiliates.

THE TRUSTS

Each issuing entity will be established to hold assets transferred to it by
IndyMac MBS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

o    loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o    closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o    loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

o    home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o    loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o    home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

o    mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie
     Mae, or Freddie Mac,

o    private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o    mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

April 25, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement....................................      4
Risk Factors.............................................................      5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or

   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities....................................     16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues.....     17
   The Principal Amount of Securities May Exceed the Market Value of the

   Incorporation of Certain Documents by Reference; Reports Filed with

   Indices Applicable to Floating Rate and Inverse Floating Rate

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about each series of securities is contained in two separate documents:

          o    this prospectus, which provides general information, some of which may not apply to a particular series; and

          o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

          If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue,
Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain
Documents by Reference; Reports Filed with the SEC" on page 33.

--------------------------------------------------------------------------------

                                  RISK FACTORS

          You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

          LIMITED SOURCE OF PAYMENTS    The applicable prospectus supplement may
          -- NO RECOURSE TO SELLERS,    provide that securities will be payable
          DEPOSITOR OR SERVICER         from other issuing entities in addition
                                        to their associated issuing entity, but
                                        if it does not, they will be payable
                                        solely from their associated issuing
                                        entity. If the issuing entity does not
                                        have sufficient assets to distribute the
                                        full amount due to you as a
                                        securityholder, your yield will be
                                        impaired. The return of your principal
                                        may be impaired, and you will not have
                                        recourse to any other entity.
                                        Furthermore, at the times specified in
                                        the applicable prospectus supplement,
                                        certain assets of the issuing entity may
                                        be released and paid out to other
                                        people, such as the depositor, a
                                        servicer, a credit enhancement provider,
                                        or any other person entitled to payments
                                        from the issuing entity. Those assets
                                        will no longer be available to make
                                        payments to you. Those payments are
                                        generally made after other specified
                                        payments that may be set forth in the
                                        applicable prospectus supplement have
                                        been made.

                                        You will not have any recourse against
                                        the depositor or any servicer if you do
                                        not receive a required distribution on
                                        the securities. Unless otherwise
                                        specified in the applicable prospectus
                                        supplement, you also will not have
                                        recourse against the assets of the
                                        issuing entity of any other series of
                                        securities.

                                        The securities will not represent an
                                        interest in the depositor, any servicer,
                                        any seller to the depositor, or anyone
                                        else except the issuing entity. The only
                                        obligation of the depositor to an
                                        issuing entity comes from certain
                                        representations and warranties made by
                                        it about assets transferred to the
                                        issuing entity. If these representations
                                        and warranties turn out to be untrue,
                                        the depositor may be required to
                                        repurchase or substitute for some of the
                                        transferred assets. IndyMac MBS, Inc.,
                                        which is the depositor, does not have
                                        significant assets and is unlikely to
                                        have significant assets in the future.
                                        If the depositor were required to
                                        repurchase a loan because of a breach of
                                        a representation, its only sources of
                                        funds for the repurchase would be:

                                        o    funds obtained from enforcing a
                                             corresponding obligation of a
                                             seller or originator of the loan,
                                             or

                                        o    funds from a reserve fund or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                        The only obligations of the servicer to
                                        an issuing entity (other than its
                                        servicing obligations) comes from
                                        certain representations and warranties
                                        made by it in connection with its loan
                                        servicing activities. If these
                                        representations and warranties turn out
                                        to be untrue, the servicer may be
                                        required to repurchase some of the
                                        loans. However, the servicer may not
                                        have the financial ability to make the
                                        required repurchase.

                                        The only obligations to an issuing
                                        entity of a seller of loans to the
                                        depositor comes from certain
                                        representations and warranties made

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                                        by it in connection with its sale of the
                                        loans and certain document delivery
                                        requirements. If these representations
                                        and warranties turn out to be untrue, or
                                        the seller fails to deliver required
                                        documents, it may be required to
                                        repurchase some of the loans. However,
                                        the seller may not have the financial
                                        ability to make the required repurchase.

          CREDIT ENHANCEMENT MAY NOT    Credit enhancement is intended to reduce
          BE SUFFICIENT TO PROTECT      the effect of loan losses. Credit
          YOU FROM LOSSES               enhancements, however, may benefit only
                                        some classes of a series of securities
                                        and the amount of any credit enhancement
                                        will be limited as described in the
                                        applicable prospectus supplement.
                                        Furthermore, the amount of a credit
                                        enhancement may decline over time
                                        pursuant to a schedule or formula or
                                        otherwise, and could be depleted from
                                        payments or for other reasons before the
                                        securities covered by the credit
                                        enhancement are paid in full. In
                                        addition, a credit enhancement may not
                                        cover all potential sources of loss. For
                                        example, a credit enhancement may or may
                                        not cover fraud or negligence by a loan
                                        originator or other parties. Also, all
                                        or a portion of a credit enhancement may
                                        be reduced, substituted for, or even
                                        eliminated, so long as the rating
                                        agencies rating the securities indicate
                                        that the change in credit enhancement
                                        would not cause them to adversely change
                                        their rating of the securities.
                                        Consequently, securityholders may suffer
                                        losses even though a credit enhancement
                                        exists and its provider does not
                                        default.

          LOSSES ON BALLOON PAYMENT     Some of the underlying loans may not be
          MORTGAGES ARE BORNE BY YOU    fully amortizing over their terms to
                                        maturity and, thus, will require
                                        substantial principal payments (that is,
                                        balloon payments) at their stated
                                        maturity. Loans with balloon payments
                                        involve a greater degree of risk than
                                        fully amortizing loans because typically
                                        the borrower must be able to refinance
                                        the loan or sell the property to make
                                        the balloon payment at maturity. The
                                        ability of a borrower to do this will
                                        depend on factors such as mortgage rates
                                        at the time of sale or refinancing, the
                                        borrower's equity in the property, the
                                        relative strength of the local housing
                                        market, the financial condition of the
                                        borrower, and tax laws. Losses on these
                                        loans that are not otherwise covered by
                                        a credit enhancement will be borne by
                                        the holders of one or more classes of
                                        securities.

          MULTIFAMILY LENDING           Multifamily lending may expose the
                                        lender to a greater risk of loss than
                                        single family residential lending.
                                        Owners of multifamily residential
                                        properties rely on monthly rent payments
                                        from tenants to:

                                        o    pay for maintenance and other
                                             operating expenses of those
                                             properties,

                                        o    fund capital improvements, and

                                        o    service any loan or other debt that
                                             may be secured by those properties.

                                        Various factors, many of which are
                                        beyond the control of the owner or
                                        operator of a multifamily property, may
                                        affect the economic viability of that
                                        property.

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                                        Changes in payment patterns by tenants
                                        may result from a variety of social,
                                        legal and economic factors. Economic
                                        factors include the rate of inflation,
                                        unemployment levels and relative rates
                                        offered for various types of housing.
                                        Shifts in economic factors may trigger
                                        changes in payment patterns including
                                        increased risks of defaults by tenants
                                        and higher vacancy rates. Adverse
                                        economic conditions, either local or
                                        national, may limit the amount of rent
                                        that can be charged and may result in a
                                        reduction in timely lease payments or a
                                        reduction in occupancy levels. Occupancy
                                        and rent levels may also be affected by
                                        construction of additional housing
                                        units, competition and local politics,
                                        including rent stabilization or rent
                                        control laws and policies. In addition,
                                        the level of mortgage interest rates may
                                        encourage tenants to purchase single
                                        family housing. We cannot determine and
                                        have no basis to predict whether, or to
                                        what extent, economic, legal or social
                                        factors will affect future rental or
                                        payment patterns.

                                        The location and construction quality of
                                        a particular property may affect the
                                        occupancy level as well as the rents
                                        that may be charged for individual
                                        units. The characteristics of a
                                        neighborhood may change over time or in
                                        relation to newer developments. The
                                        effects of poor construction quality
                                        will increase over time in the form of
                                        increased maintenance and capital
                                        improvements. Even good construction
                                        will deteriorate over time if adequate
                                        maintenance is not performed in a timely
                                        fashion.

          JUNIOR LIENS                  The mortgages and deeds of trust
                                        securing the closed-end second-lien
                                        loans will be, the home equity line of
                                        credit loans and home improvement
                                        contracts will primarily be, and other
                                        loans may be junior liens subordinate to
                                        the rights of the related senior
                                        mortgage(s) or deed(s) of trust.
                                        Accordingly, the proceeds from any
                                        liquidation, insurance policy or
                                        condemnation proceeding will be
                                        available to satisfy the outstanding
                                        balance of the junior lien only to the
                                        extent that the claims of the related
                                        senior mortgagees have been satisfied in
                                        full, including any related foreclosure
                                        costs. In addition, if a junior
                                        mortgagee forecloses on the property
                                        securing a junior mortgage, the junior
                                        mortgagee will have to foreclose subject
                                        to any senior mortgage and must take one
                                        of the following steps to protect its
                                        interest in the property:

                                        o    pay the senior mortgage in full at
                                             or prior to the foreclosure sale,
                                             or

                                        o    assume the payments on the senior
                                             mortgage if the mortgagor is in
                                             default under that mortgage.

                                        Unless the servicer is obligated under
                                        the applicable agreement to advance such
                                        funds, the issuing entity may
                                        effectively be prevented from
                                        foreclosing on the related property
                                        because it will not have sufficient
                                        funds to satisfy any senior mortgages or
                                        make payments due to any senior
                                        mortgagees.

                                        Some states have imposed legal limits on
                                        the remedies of a secured lender in the
                                        event that the proceeds of any sale
                                        under a deed of trust or other
                                        foreclosure proceedings are insufficient
                                        to pay amounts owed to that secured
                                        lender. In some states, including
                                        California, if a lender simultaneously
                                        originates a loan secured by

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                                        7

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                                        a senior lien on a particular property
                                        and a loan secured by a junior lien on
                                        the same property, that lender as the
                                        holder of the junior lien may be
                                        precluded from obtaining a deficiency
                                        judgment with respect to the excess of:

                                        o    the aggregate amount owed under
                                             both the senior and junior loans,
                                             over

                                        o    the proceeds of any sale under a
                                             deed of trust or other foreclosure
                                             proceedings.

                                        See "Certain Legal Aspects of the
                                        Loans-Anti-Deficiency Legislation;
                                        Bankruptcy Laws; Tax Liens."

          PARTIALLY UNSECURED LOANS     The issuing entity for any series may
                                        include closed-end second-lien loans,
                                        home equity line of credit loans and
                                        home improvement contracts that were
                                        originated with loan-to-value ratios or
                                        combined loan-to-value ratios in excess
                                        of the value of the related property.

                                        Under these circumstances, the issuing
                                        entity for the related series could be
                                        treated as a general unsecured creditor
                                        as to any unsecured portion of any
                                        related loan. If a borrower defaults
                                        under a loan that is unsecured in part,
                                        the related issuing entity generally
                                        will have recourse only against the
                                        borrower's assets for the unsecured
                                        portion of the loan, along with all
                                        other general unsecured creditors of the
                                        borrower. In a bankruptcy or insolvency
                                        proceeding relating to a borrower on a
                                        partially unsecured loan, the borrower's
                                        unsecured obligation on that loan will
                                        be treated as an unsecured loan and may
                                        be discharged by the bankruptcy court.
                                        Losses on any partially unsecured loans
                                        that are not otherwise covered by a
                                        credit enhancement will be borne by the
                                        holders of one or more classes of
                                        securities of the related series.

          HOME EQUITY LINES OF CREDIT   Generally, a home equity line of credit
                                        has a draw period that lasts for the
                                        first ten years (during which no
                                        principal or minimal amount of principal
                                        is due) and, unless otherwise specified
                                        in the related prospectus supplement, a
                                        repayment term following the draw period
                                        of zero, ten, fifteen or twenty years.
                                        As a result, there may be limited
                                        collections available to make payments
                                        to related securityholders or payments
                                        of principal may be received more slowly
                                        than anticipated, which will affect the
                                        yield on one or more classes of
                                        securities of the related series.

                                        Home equity lines of credit that do not
                                        have a repayment term following the draw
                                        period are effectively balloon loans
                                        that pose an additional risk because a
                                        borrower must make a large lump sum
                                        payment of principal at the end of the
                                        draw period. If the borrower is unable
                                        to pay the lump sum or refinance such
                                        amount, holders of one or more classes
                                        of securities of the related series may
                                        suffer a loss if the related credit
                                        enhancement is not sufficient to cover
                                        such shortfall.

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          NATURE OF MORTGAGES           The value of the properties underlying
     Declines In Property Values        the loans held in the issuing entity may
     May Adversely Affect You           decline over time. Among the factors
                                        that could adversely affect the value of
                                        the properties are:

                                        o    an overall decline in the
                                             residential real estate market in
                                             the areas in which they are
                                             located,

                                        o    a decline in their general
                                             condition from the failure of
                                             borrowers to maintain their
                                             property adequately, and

                                        o    natural disasters that are not
                                             covered by insurance, such as
                                             earthquakes and floods.

                                        If property values decline, the actual
                                        rates of delinquencies, foreclosures,
                                        and losses on all underlying loans could
                                        be higher than those currently
                                        experienced in the mortgage lending
                                        industry in general. These losses, to
                                        the extent not otherwise covered by a
                                        credit enhancement, will be borne by the
                                        holder of one or more classes of
                                        securities.

     Cooperative Loans May Experience   Cooperative loans are evidenced by
     Relatively Higher Losses           promissory notes secured by security
                                        interests in shares issued by private
                                        corporations that are entitled to be
                                        treated as housing cooperatives under
                                        the Internal Revenue Code and in the
                                        related proprietary leases or occupancy
                                        agreements granting exclusive rights to
                                        occupy specific dwelling units in the
                                        corporations' buildings.

                                        If a blanket mortgage (or mortgages)
                                        exists on the cooperative apartment
                                        building and/or underlying land, as is
                                        generally the case, the cooperative, as
                                        property borrower, is responsible for
                                        meeting these mortgage or rental
                                        obligations. If the cooperative is
                                        unable to meet the payment obligations
                                        arising under a blanket mortgage, the
                                        mortgagee holding a blanket mortgage
                                        could foreclose on that mortgage and
                                        terminate all subordinate proprietary
                                        leases and occupancy agreements. A
                                        foreclosure by the holder of a blanket
                                        mortgage could eliminate or
                                        significantly diminish the value of any
                                        collateral held by the lender who
                                        financed an individual
                                        tenant-stockholder of cooperative shares
                                        or, in the case of the mortgage loans,
                                        the collateral securing the cooperative
                                        loans.

                                        If an underlying lease of the land
                                        exists, as is the case in some
                                        instances, the cooperative is
                                        responsible for meeting the related
                                        rental obligations. If the cooperative
                                        is unable to meet its obligations
                                        arising under its land lease, the holder
                                        of the land lease could terminate the
                                        land lease and all subordinate
                                        proprietary leases and occupancy
                                        agreements. The termination of the land
                                        lease by its holder could eliminate or
                                        significantly diminish the value of any
                                        collateral held by the lender who
                                        financed an individual
                                        tenant-stockholder of the cooperative
                                        shares or, in the case of the mortgage
                                        loans, the collateral securing the
                                        cooperative loans. A land lease also has
                                        an expiration date and the inability of
                                        the cooperative to extend its term or,
                                        in the alternative, to purchase the land
                                        could lead to termination of the
                                        cooperative's interest in the property
                                        and termination of all proprietary
                                        leases and occupancy agreements which
                                        could eliminate or significantly
                                        diminish the value of the related
                                        collateral.

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                                        In addition, if the corporation issuing
                                        the shares related to the cooperative
                                        loans fails to qualify as a cooperative
                                        housing corporation under the Internal
                                        Revenue Code, the value of the
                                        collateral securing the cooperative loan
                                        could be significantly impaired because
                                        the tenant-stockholders would not be
                                        permitted to deduct its proportionate
                                        share of certain interest expenses and
                                        real estate taxes of the corporation.

                                        The cooperative shares and proprietary
                                        lease or occupancy agreement pledged to
                                        the lender are, in almost all cases,
                                        subject to restrictions on transfer,
                                        including obtaining the consent of the
                                        cooperative housing corporation prior to
                                        the transfer, which may impair the value
                                        of the collateral after a default by the
                                        borrower due to an inability to find a
                                        transferee acceptable to the related
                                        housing corporation.

     Delays in Liquidation May          Even if the properties underlying the
     Adversely Affect You               loans held in the issuing entity provide
                                        adequate security for the loans,
                                        substantial delays could occur before
                                        defaulted loans are liquidated and their
                                        proceeds are forwarded to investors.
                                        Property foreclosure actions are
                                        regulated by state statutes and rules
                                        and are subject to many of the delays
                                        and expenses of other lawsuits if
                                        defenses or counterclaims are made,
                                        sometimes requiring several years to
                                        complete. Furthermore, an action to
                                        obtain a deficiency judgment is
                                        regulated by statutes and rules, and the
                                        amount or availability of a deficiency
                                        judgment may be limited by law. In the
                                        event of a default by a borrower, these
                                        restrictions may impede the ability of
                                        the servicer to foreclose on or to sell
                                        the mortgaged property or to obtain a
                                        deficiency judgment to obtain sufficient
                                        proceeds to repay the loan in full. In
                                        addition, the servicer will be entitled
                                        to deduct from liquidation proceeds all
                                        expenses reasonably incurred in
                                        attempting to recover on the defaulted
                                        loan, including legal and appraisal fees
                                        and costs, real estate taxes, and
                                        property maintenance and preservation
                                        expenses.

                                        In the event that:

                                             o    the mortgaged properties fail
                                                  to provide adequate security
                                                  for the related loans,

                                             o    if applicable to a series as
                                                  specified in the related
                                                  prospectus supplement, excess
                                                  cashflow (if any) and
                                                  overcollateralization (if any)
                                                  is insufficient to cover these
                                                  shortfalls,

                                             o    if applicable to a series as
                                                  specified in the related
                                                  prospectus supplement, the
                                                  subordination of certain
                                                  classes are insufficient to
                                                  cover these shortfalls, and

                                             o    with respect to the securities
                                                  with the benefit of an
                                                  insurance policy as specified
                                                  in the related prospectus
                                                  supplement, the credit
                                                  enhancement provider fails to
                                                  make the required payments
                                                  under the related insurance
                                                  policies,

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                                        you could lose all or a portion of the
                                        money you paid for the securities and
                                        could also have a lower yield than
                                        anticipated at the time you purchased
                                        the securities.

          Disproportionate Effect of    Liquidation expenses of defaulted loans
          Liquidation Expenses May      generally do not vary directly with the
          Adversely Affect You          outstanding principal balance of the
                                        loan at the time of default. Therefore,
                                        if a servicer takes the same steps for a
                                        defaulted loan having a small remaining
                                        principal balance as it does for a
                                        defaulted loan having a large remaining
                                        principal balance, the amount realized
                                        after expenses is smaller as a
                                        percentage of the outstanding principal
                                        balance of the small loan than it is for
                                        the defaulted loan having a large
                                        remaining principal balance.

          Consumer Protection Laws      Federal, state and local laws
          May Adversely Affect You      extensively regulate various aspects of
                                        brokering, originating, servicing and
                                        collecting mortgage loans secured by
                                        consumers' dwellings. Among other
                                        things, these laws may regulate interest
                                        rates and other charges, require
                                        disclosures, impose financial privacy
                                        requirements, mandate specific business
                                        practices, and prohibit unfair and
                                        deceptive trade practices. In addition,
                                        licensing requirements may be imposed on
                                        persons that broker, originate, service
                                        or collect mortgage loans secured by
                                        consumers' dwellings.

                                        Additional requirements may be imposed
                                        under federal, state or local laws on
                                        so-called "high cost" mortgage loans,
                                        which typically are defined as loans
                                        secured by a consumer's dwelling that
                                        have interest rates or origination costs
                                        in excess of prescribed levels. These
                                        laws may limit certain loan terms, such
                                        as prepayment charges, or the ability of
                                        a creditor to refinance a loan unless it
                                        is in the borrower's interest. In
                                        addition, certain of these laws may
                                        allow claims against loan brokers or
                                        mortgage originators, including claims
                                        based on fraud or misrepresentations, to
                                        be asserted against persons acquiring
                                        the mortgage loans, such as the trust.

                                        The federal laws that may apply to loans
                                        held in the trust include the following:

                                        o    the Truth in Lending Act and its
                                             regulations, which (among other
                                             things) require disclosures to
                                             borrowers regarding the terms of
                                             mortgage loans and provide
                                             consumers who pledged their
                                             principal dwelling as collateral in
                                             a non-purchase money transaction
                                             with a right of rescission that
                                             generally extends for three days
                                             after proper disclosures are given
                                             (but in no event more than three
                                             years);

                                        o    the Home Ownership and Equity
                                             Protection Act and its regulations,
                                             which (among other things) imposes
                                             additional disclosure requirements
                                             and limitations on loan terms with
                                             respect to non-purchase money,
                                             installment loans secured by the
                                             consumer's principal dwelling that
                                             have interest rates or origination
                                             costs in excess of prescribed
                                             levels;

                                        o    the Home Equity Loan Consumer
                                             Protection Act and its regulations,
                                             which (among other things) limit
                                             changes that may be made to
                                             open-end loans secured by the
                                             consumer's
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                                       11

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                                             dwelling, and restricts the ability
                                             to accelerate balances or suspend
                                             credit privileges on this type of
                                             loans;

                                        o    the Real Estate Settlement
                                             Procedures Act and its regulations,
                                             which (among other things) prohibit
                                             the payment of referral fees for
                                             real estate settlement services
                                             (including mortgage lending and
                                             brokerage services) and regulate
                                             escrow accounts for taxes and
                                             insurance and billing inquiries
                                             made by borrowers;

                                        o    the Equal Credit Opportunity Act
                                             and its regulations, which (among
                                             other things) generally prohibits
                                             discrimination in any aspect of a
                                             credit transaction on certain
                                             enumerated basis, such as age,
                                             race, color, sex, religion, marital
                                             status, national origin or receipt
                                             of public assistance;

                                        o    the Federal Trade Commission's Rule
                                             on Preservation of Consumer Claims
                                             and Defenses, which generally
                                             provides that the rights of an
                                             assignee of a conditional sales
                                             contract (or of certain lenders
                                             making purchase money loans) to
                                             enforce a consumer credit
                                             obligation are subject to the
                                             claims and defenses that the
                                             consumer could assert against the
                                             seller of goods or services
                                             financed in the credit transaction;
                                             and

                                        o    the Fair Credit Reporting Act,
                                             which (among other things)
                                             regulates the use of consumer
                                             reports obtained from consumer
                                             reporting agencies and the
                                             reporting of payment histories to
                                             consumer reporting agencies.

                                        The penalties for violating these
                                        federal, state, or local laws vary
                                        depending on the applicable law and the
                                        particular facts of the situation.
                                        However, private plaintiffs typically
                                        may assert claims for actual damages
                                        and, in some cases, also may recover
                                        civil money penalties or exercise a
                                        right to rescind the mortgage loan.
                                        Violations of certain laws may limit the
                                        ability to collect all or part of the
                                        principal or interest on a mortgage loan
                                        and, in some cases, borrowers even may
                                        be entitled to a refund of amounts
                                        previously paid. Federal, state and
                                        local administrative or law enforcement
                                        agencies also may be entitled to bring
                                        legal actions, including actions for
                                        civil money penalties or restitution,
                                        for violations of certain of these laws.

                                        Depending on the particular alleged
                                        misconduct, it is possible that claims
                                        may be asserted against various
                                        participants in the secondary mortgage
                                        market, including assignees that hold
                                        the mortgage loan, such as the trust.
                                        Losses on loans from the application of
                                        these federal, state and local laws that
                                        are not otherwise covered by one or more
                                        forms of credit enhancement will be
                                        borne by holders of one or more classes
                                        of securities. Additionally, the trust
                                        may experience losses arising from
                                        lawsuits related to alleged violations
                                        of these laws, which, if not covered by
                                        one or more forms of credit enhancement
                                        or the seller, will be borne by the
                                        holders of one or more classes of
                                        securities.

YOUR RISK OF LOSS MAY BE HIGHER THAN    The issuing entity may also include home
YOU EXPECT IF YOUR SECURITIES ARE       equity loans that were originated with
BACKED BY PARTIALLY UNSECURED HOME      loan-to-value ratios or combined
EQUITY LOANS                            loan-to-value ratios in excess of the
                                        value of the related mortgaged property.
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                                       12

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                                        Under these circumstances, the issuing
                                        entity could be treated as a general
                                        unsecured creditor as to any unsecured
                                        portion of any related loan. In the
                                        event of a default under a loan that is
                                        unsecured in part, the issuing entity
                                        will have recourse only against the
                                        borrower's assets generally for the
                                        unsecured portion of the loan, along
                                        with all other general unsecured
                                        creditors of the borrower.

IMPACT OF WORLD EVENTS                  The economic impact of the United
                                        States' military operations in Iraq and
                                        other parts of the world, as well as the
                                        possibility of any terrorist attacks
                                        domestically or abroad, is uncertain,
                                        but could have a material effect on
                                        general economic conditions, consumer
                                        confidence, and market liquidity. We can
                                        give no assurance as to the effect of
                                        these events on consumer confidence and
                                        the performance of the loans held by
                                        issuing entity. Any adverse impact
                                        resulting from these events would be
                                        borne by the holders of one or more
                                        classes of the securities.

                                        United States military operations also
                                        increase the likelihood of shortfalls
                                        under the Servicemembers Civil Relief
                                        Act or similar state laws (referred to
                                        as the "Relief Act" ). The Relief Act
                                        provides relief to borrowers who enter
                                        active military service and to borrowers
                                        in reserve status who are called to
                                        active duty after the origination of
                                        their loan. The Relief Act provides
                                        generally that these borrowers may not
                                        be charged interest on a loan in excess
                                        of 6% per annum during the period of the
                                        borrower's active duty. These shortfalls
                                        are not required to be paid by the
                                        borrower at any future time and will not
                                        be advanced by the servicer, unless
                                        otherwise specified in the related
                                        prospectus supplement. To the extent
                                        these shortfalls reduce the amount of
                                        interest paid to the holders of
                                        securities with the benefit of an
                                        insurance policy, unless otherwise
                                        specified in the related prospectus
                                        supplement, they will not be covered by
                                        the related insurance policy. In
                                        addition, the Relief Act imposes
                                        limitations that would impair the
                                        ability of the servicer to foreclose on
                                        an affected loan during the borrower's
                                        period of active duty status, and, under
                                        some circumstances, during an additional
                                        period thereafter.

YOU COULD BE ADVERSELY  AFFECTED BY     Federal, state, and local laws and
VIOLATIONS OF ENVIRONMENTAL LAWS        regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health, and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on "owners" or "operators" of
                                        residential properties such as those
                                        that secure the loans held in the
                                        issuing entity. Failure to comply with
                                        these laws and regulations can result in
                                        fines and penalties that could be
                                        assessed against the trust if it were to
                                        be considered an "owner" or "operator"
                                        of the related property. A property
                                        "owner" or "operator" can also be held
                                        liable for the cost of investigating and
                                        remediating contamination, regardless of
                                        fault, and for personal injury or
                                        property damage arising from exposure to
                                        contaminants.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage. Also,
                                        under certain circumstances, a mortgage
                                        lender may be held liable as an "owner"
                                        or "operator" for costs associated with
                                        the release of hazardous substances from
                                        a site, or petroleum from an underground
                                        storage
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                                       13

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                                        tank under certain circumstances. If the
                                        issuing entity were to be considered the
                                        "owner" or "operator" of a property, it
                                        will suffer losses as a result of any
                                        liability imposed for environmental
                                        hazards on the property.

          RATINGS OF THE SECURITIES     Any class of securities offered under
          DO NOT ASSURE THEIR PAYMENT   this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of at least one nationally
                                        recognized rating agency. A rating is
                                        based on the adequacy of the value of
                                        the trust assets and any credit
                                        enhancement for that class, and, in the
                                        case of surety bonds, insurance
                                        policies, letters of credit or
                                        guarantees, primarily on the claims
                                        paying ability of any related surety
                                        provider, insurer, letter of credit
                                        provider or guarantor, and reflects the
                                        rating agency's assessment of how likely
                                        it is that holders of the class of
                                        securities will receive the payments to
                                        which they are entitled. A rating does
                                        not constitute an assessment of how
                                        likely it is that principal prepayments
                                        on the underlying loans will be made,
                                        the degree to which the rate of
                                        prepayments might differ from that
                                        originally anticipated, or the
                                        likelihood that the securities will be
                                        redeemed early. A rating is not a
                                        recommendation to purchase, hold, or
                                        sell securities because it does not
                                        address the market price of the
                                        securities or the suitability of the
                                        securities for any particular investor.

                                        A rating may not remain in effect for
                                        any given period of time and the rating
                                        agency could lower or withdraw the
                                        rating in the future. For example, the
                                        rating agency could lower or withdraw
                                        its rating due to:

                                        o    a decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                        o    an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider, or

                                        o    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

                                        The amount, type, and nature of credit
                                        enhancement established for a class of
                                        securities will be determined on the
                                        basis of criteria established by each
                                        rating agency rating classes of the
                                        securities. These criteria are sometimes
                                        based upon an actuarial analysis of the
                                        behavior of similar loans in a larger
                                        group. That analysis is often the basis
                                        upon which each rating agency determines
                                        the amount of credit enhancement
                                        required for a class. The historical
                                        data supporting any actuarial analysis
                                        may not accurately reflect future
                                        experience, and the data derived from a
                                        large pool of similar loans may not
                                        accurately predict the delinquency,
                                        foreclosure, or loss experience of any
                                        particular pool of mortgage loans.
                                        Mortgaged properties may not retain
                                        their values. If residential real estate
                                        markets experience an overall decline in
                                        property values such that the
                                        outstanding principal balances of the
                                        loans held in a particular issuing
                                        entity and any secondary financing on
                                        the related mortgaged properties become
                                        equal to or greater than the value of
                                        the mortgaged properties, the rates of
                                        delinquencies, foreclosures, and losses
                                        could be higher than those now generally
                                        experienced

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                                       14

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                                        in the mortgage lending industry. In
                                        addition, adverse economic conditions
                                        may affect timely payment by mortgagors
                                        on their loans regardless of whether the
                                        conditions affect real property values
                                        and, accordingly, the rates of
                                        delinquencies, foreclosures, and losses
                                        in any issuing entity. Losses from this
                                        that are not covered by a credit
                                        enhancement will be borne, at least in
                                        part, by the holders of one or more
                                        classes of securities.

          BOOK-ENTRY REGISTRATION       Securities issued in book-entry form may
     Limit on Liquidity                 have only limited liquidity in the
                                        resale market, since investors may be
                                        unwilling to purchase securities for
                                        which they cannot obtain physical
                                        instruments.

     Limit on Ability to                Transactions in book-entry securities
     Transfer or Pledge                 can be effected only through The
                                        Depository Trust Company, its
                                        participating organizations, its
                                        indirect participants, and certain
                                        banks. Therefore, your ability to
                                        transfer or pledge securities issued in
                                        book-entry form may be limited.

     Delays in Distributions            You may experience some delay in the
                                        receipt of distributions on book-entry
                                        securities since the distributions will
                                        be forwarded by the trustee to The
                                        Depository Trust Company for it to
                                        credit the accounts of its participants.
                                        In turn, these participants will then
                                        credit the distributions to your account
                                        either directly or indirectly through
                                        indirect participants.

PRE-FUNDING ACCOUNTS WILL NOT BE USED   The prospectus supplement for a series
TO COVER LOSSES ON THE LOANS            of securities may provide that on the
                                        closing date for that series, the
                                        depositor will deposit cash into a
                                        pre-funding account. The amount
                                        deposited into the pre-funding account
                                        will never exceed 50% of the initial
                                        aggregate principal amount of the
                                        certificates and/or notes of the related
                                        series. The pre-funding account will
                                        only be used to purchase additional
                                        loans from the depositor during the
                                        period beginning with the related
                                        closing date and ending not more than
                                        one year after the closing date. The
                                        depositor will acquire these additional
                                        loans from the seller or sellers
                                        specified in the related prospectus
                                        supplement. The trustee for the related
                                        series will maintain the pre-funding
                                        account. Amounts on deposit in the
                                        pre-funding account will not be used to
                                        cover losses on or in respect of the
                                        related loans.

UNUSED AMOUNTS ON DEPOSIT IN ANY        Any amounts remaining in a pre-funding
PRE-FUNDING ACCOUNT WILL BE PAID AS     account at the end of the period
PRINCIPAL TO SECURITYHOLDERS            specified in the applicable prospectus
                                        supplement will be distributed as a
                                        prepayment of principal to the related
                                        securityholders on the first
                                        distribution date after the end of that
                                        period. Any such distribution will be
                                        made in the amounts and according to the
                                        priorities specified in the related
                                        prospectus supplement. The holders of
                                        one or more classes of the related
                                        series of securities will bear the
                                        entire reinvestment risk resulting from
                                        that prepayment.

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                                       15

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SECONDARY MARKET FOR THE SECURITIES     The related prospectus supplement for
MAY NOT EXIST                           each series will specify the classes in
                                        which the underwriter intends to make a
                                        secondary market, but no underwriter
                                        will have any obligation to do so. We
                                        can give no assurance that a secondary
                                        market for the securities will develop
                                        or, if it develops, that it will
                                        continue. Consequently, you may not be
                                        able to sell your securities readily or
                                        at prices that will enable you to
                                        realize your desired yield. If only a
                                        portion of a class of offered
                                        certificates has been sold to the
                                        public, the market for the offered
                                        certificates could be illiquid because
                                        of the small amount of these
                                        certificates held by the public. In
                                        addition, the market overhang created by
                                        the existence of offered certificates
                                        that the market is aware may be sold to
                                        the public in the near future could
                                        adversely affect your ability to sell
                                        your certificates. The market values of
                                        the securities are likely to fluctuate.
                                        Fluctuations may be significant and
                                        could result in significant losses to
                                        you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so
                                        in the future. Illiquidity can have a
                                        severely adverse effect on the prices of
                                        securities that are especially sensitive
                                        to prepayment, credit or interest rate
                                        risk, or that have been structured to
                                        meet the investment requirements of
                                        limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY AFFECT     The seller and the depositor will take
THE TIMING AND AMOUNT OF                steps to structure the transfer of the
DISTRIBUTIONS ON THE SECURITIES         loans held in the issuing entity by the
                                        seller to the depositor as a sale. The
                                        depositor and the issuing entity will
                                        take steps to structure the transfer of
                                        the loans from the depositor to the
                                        issuing entity as a sale. If these
                                        characterizations are correct, then if
                                        the seller were to become bankrupt, the
                                        loans would not be part of the seller's
                                        bankruptcy estate and would not be
                                        available to the seller's creditors. On
                                        the other hand, if the seller becomes
                                        bankrupt, its bankruptcy trustee or one
                                        of its creditors may attempt to
                                        recharacterize the sale of the loans as
                                        a borrowing by the seller, secured by a
                                        pledge of the loans. Presenting this
                                        position to a bankruptcy court could
                                        prevent timely payments on the
                                        securities and even reduce the payments
                                        on the securities. Additionally, if that
                                        argument is successful, the bankruptcy
                                        trustee could elect to sell the loans
                                        and pay down the securities early. Thus,
                                        you could lose the right to future
                                        payments of interest, and might suffer
                                        reinvestment losses in a lower interest
                                        rate environment. Similarly, if the
                                        characterizations of the transfers as
                                        sales are correct, then if the depositor
                                        were to become bankrupt, the loans would
                                        not be part of the depositor's
                                        bankruptcy estate and would not be
                                        available to the depositor's creditors.
                                        On the other hand, if the depositor
                                        becomes bankrupt, its bankruptcy trustee
                                        or one of its creditors may attempt to
                                        recharacterize the sale of the loans as
                                        a borrowing by the depositor, secured by
                                        a pledge of the loans. Presenting this
                                        position to a bankruptcy court could
                                        prevent timely payments on the
                                        securities and even reduce the payments
                                        on the securities.

                                        If the servicer becomes bankrupt, the
                                        bankruptcy trustee may have the power to
                                        prevent the appointment of a successor
                                        servicer. Any related delays in
                                        servicing could result in increased
                                        delinquencies or losses on the loans.
                                        The period during which cash collections

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                                       16

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                                        may be commingled with the servicer's
                                        own funds before each distribution date
                                        for securities will be specified in the
                                        applicable prospectus supplement. If the
                                        servicer becomes bankrupt and cash
                                        collections have been commingled with
                                        the servicer's own funds, the issuing
                                        entity will likely not have a perfected
                                        interest in those collections. In this
                                        case the trust might be an unsecured
                                        creditor of the servicer as to the
                                        commingled funds and could recover only
                                        its share as a general creditor, which
                                        might be nothing. Collections commingled
                                        but still in an account of the servicer
                                        might also be included in the bankruptcy
                                        estate of the servicer even though the
                                        trust may have a perfected security
                                        interest in them. Their inclusion in the
                                        bankruptcy estate of the servicer may
                                        result in delays in payment and failure
                                        to pay amounts due on the securities.
                                        Federal and state statutory provisions
                                        affording protection or relief to
                                        distressed borrowers may affect the
                                        ability of the secured mortgage lender
                                        to realize upon its security in other
                                        situations as well. For example, in a
                                        proceeding under the federal Bankruptcy
                                        Code, a lender may not foreclose on a
                                        mortgaged property without the
                                        permission of the bankruptcy court. In
                                        certain instances a bankruptcy court may
                                        allow a borrower to reduce the monthly
                                        payments, change the rate of interest,
                                        and alter the mortgage loan repayment
                                        schedule for under collateralized
                                        mortgage loans. The effect of these
                                        types of proceedings can be to cause
                                        delays in receiving payments on the
                                        loans underlying securities and even to
                                        reduce the aggregate amount of payments
                                        on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE DISCOUNT      Debt securities that are compound
SECURITIES ARE REQUIRED TO INCLUDE      interest securities will be, and certain
ORIGINAL ISSUE DISCOUNT IN ORDINARY     other debt may be, securities issued
GROSS INCOME AS IT ACCRUES              with original issue income discount for
                                        federal tax purposes. A holder of debt
                                        securities issued with original issue
                                        discount is required to include original
                                        issue discount in ordinary gross income
                                        for federal income tax purposes as it
                                        accrues, before receiving the cash
                                        attributable to that income. Accrued but
                                        unpaid interest on the debt securities
                                        that are compound interest securities
                                        generally will be treated as original
                                        issue discount for this purpose.

                                        See "Federal Income Tax
                                        Consequences-Taxation of Debt
                                        Securities-Interest and Acquisition
                                        Discount" and "-Market Discount."

THE PRINCIPAL AMOUNT OF SECURITIES      The market value of the assets relating
MAY EXCEED THE MARKET VALUE OF THE      to a series of securities at any time
ISSUING ENTITY ASSETS                   may be less than the principal amount of
                                        the securities of that series then
                                        outstanding, plus accrued interest. In
                                        the case of a series of notes, after an
                                        event of default and a sale of the
                                        assets relating to a series of
                                        securities, the trustee, the servicer,
                                        the credit enhancer, if any, and any
                                        other service provider specified in the
                                        related prospectus supplement generally
                                        will be entitled to receive the proceeds
                                        of that sale to the extent of unpaid
                                        fees and other amounts owing to them
                                        under the related transaction document
                                        prior to distributions to
                                        securityholders. Upon any sale of the
                                        assets in connection with an event of
                                        default, the proceeds may be
                                        insufficient to pay in full the
                                        principal of and interest on the
                                        securities of the related series.

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                                       17

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                                        Certain capitalized terms are used in
                                        this prospectus to assist you in
                                        understanding the terms of the
                                        securities. The capitalized terms used
                                        in this prospectus are defined on the
                                        pages indicated under the caption "Index
                                        of Principal Terms" on page 123.

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                                       18

                              THE ISSUING ENTITY(1)

          This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the "ISSUING ENTITY ASSETS") consisting of:

          o    a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

          o    mortgage pass-through securities (the "AGENCY SECURITIES ")
               issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

          o    other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES")
               evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

          The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

          o    a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

          o    a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

          o    a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

          The servicer will receive a fee for its services. See "Loan Program"
and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

          In the case of a series consisting of certificates, the term
"AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "AGREEMENT"
means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

          If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

          Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

----------
(1)  Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool.
     Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

                                       19

          o    acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

          o    issuing securities and making distributions on them, and

          o    certain other related activities.

          The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

          The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The
servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and
"-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under
"Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

          The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a
combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under
"Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

          The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and
Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS--GENERAL

          The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans
("COOPERATIVE LOANS") secured by

                                       20

security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration
(the "FHA") or the Department of Veterans' Affairs (the "VA").

          The real property that secures repayment of the mortgage loans is referred to collectively as "MORTGAGED PROPERTIES." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam,
Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

          The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

          o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a
               combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of
               interest at a rate lower than the specified interest rate borne by that loan (the "LOAN RATE") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

          o    Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is
               significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment
               (referred to as a "BALLOON PAYMENT") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o    Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o    The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are

                                       21

               called lockout periods. Certain mortgage loans may permit
               prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
               "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

          The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

          The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to
Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

          Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

                                       22

          Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units.
Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

          Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

          Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

          Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general

                                       23

remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

          Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

          o    the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

          o    the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real
               property or home improvements),

          o    the original terms to maturity of the mortgage loans,

          o    the ranges of the principal balances of the mortgage loans,

          o    the earliest origination date and latest maturity date of any of the mortgage loans,

          o    the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value
               Ratios (each as defined below), as applicable, of the loans at origination,

          o    the Loan Rates or annual percentage rates ("APR") or range of
               Loan Rates or APRs borne by the loans,

          o    the maximum and minimum per annum mortgage rates and

          o    the geographical distribution of the mortgage loans.

          If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

          Unless otherwise specified in the related prospectus supplement, the
"LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related
Property.

          Unless otherwise specified in the related prospectus supplement, the
"COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

          (x) the sum of

          o    the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

          o    the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount
               actually outstanding at the date of origination of the loan,

          to

          (y)  the collateral value of the related Property.

                                       24

          The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

          o    the sales price for the property, and

          o    the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

          We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, and will receive a fee for its services.
See "Mortgage Loan Program" and "The Agreements."

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Issuing
Entity Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan
Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances."
The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives'
buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

                                       25

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National
Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the
United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie
Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each
Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each
Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the
Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the
FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the
Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie
Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the

                                       26

mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae
II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the
Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or
VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

          The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie
Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac
certificate may be issued under either Freddie Mac's Cash Program or Guarantor
Program.

          Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie
Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

                                       27

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under
Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying
Freddie Mac certificates, including the timing of demand for acceleration,
Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the
United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie
Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the
Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.
Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by
Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie
Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the

                                       28

month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.
The Federal Reserve Bank of New York maintains book-entry accounts for Freddie
Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in
1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and
250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie
Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of
the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.
Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose

                                       29

name the Fannie Mae certificate is entered in the books of the Federal Reserve
Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain
Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac,
Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency
Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of
Agency Securities may be held in an issuing entity.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private
Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of
Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private
Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private
Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive

                                       30

nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the private trustee or the private servicer. The issuer of Private
Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

          The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

          o    the aggregate approximate principal amount and type of the
               Private Mortgage-Backed Securities to be included in the issuing entity;

          o    certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

               o    the payment features of the mortgage loans,

               o    the approximate aggregate principal balance, if known, of
                    underlying mortgage loans insured or guaranteed by a
                    governmental entity,

               o    the servicing fee or range of servicing fees with respect to the mortgage loans and

               o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o    the maximum original term-to-stated maturity of the Private
               Mortgage-Backed Securities;

          o    the weighted average term-to stated maturity of the Private
               Mortgage-Backed Securities;

          o    the pass-through or certificate rate of the Private
               Mortgage-Backed Securities;

          o    the weighted average pass-through or certificate rate of the
               Private Mortgage-Backed Securities;

          o    the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed
               Securities) and the private trustee for the Private
               Mortgage-Backed Securities;

          o    certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private
               Mortgage-Backed Securities or to the Private Mortgage-Backed
               Securities themselves;

          o    the terms on which the underlying mortgage loans for the Private
               Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the
               Private Mortgage-Backed Securities;

          o    the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

                                       31

          o    as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed
               Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

          Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private
Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the
"SECURITIES ACT") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

SUBSTITUTION OF ISSUING ENTITY ASSETS

          Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage
Asset is incomplete. See "Loan Program--Representations by Sellers;
Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing
Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street,
N.E., Washington, DC 20549. You may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an
Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is
http://www.sec.gov. The depositor's SEC Securities Act file number is
333-132042.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

          All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE
ACT") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o    Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the
     Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the

                                       32

     related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o    Report on Form 10-K (Annual Report), containing the items specified in Form
     10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of
1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the file number of the depositor shown above.

          The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

          The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See "Description of the Securities--Reports to Securityholders." All
other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

          o    the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

                                       33

          o    the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

          o    the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          o    the percentage of principal payments on the Issuing Entity Assets
               (excluding prepayments), if any, which each class will be
               entitled to receive on the following distribution date;

          o    the percentage of principal prepayments with respect to the
               Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

          o    the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of mortgage loans (A)
               delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

          o    the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o    the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

          o    if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          o    the pass-through rate as of the day before the preceding
               distribution date; and

          o    any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 USE OF PROCEEDS

          The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing
Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          IndyMac MBS, Inc., a Delaware corporation, was organized on July 9,
1999 for the limited purpose of acquiring, owning and transferring Issuing
Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under

                                       34

the laws of the United States. The depositor maintains its principal office at
155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800)
669-2300.

          The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Issuing Entity Assets.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under
"Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING STANDARDS

          The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

          In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the

                                       35

year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

          In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

          Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of
Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

          Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

          Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

          o    that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as
               applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

          o    that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses,
               counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

          o    that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property
               (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the
               Property was free of material damage;

          o    that there were no delinquent tax or assessment liens against the
               Property; and

          o    that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan

                                       36

by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

          The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

               o    repurchase the mortgage loan from the issuing entity at a
                    price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the
                    purchase price is to be distributed at the mortgage rate,
                    less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with
                    respect to the mortgage loan or

               o    substitute for the loan a replacement loan that satisfies
                    the criteria specified in the related prospectus supplement.

          If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the
Internal Revenue Code of 1986, as amended (the "CODE"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General"
and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

          Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of
Issuing Entity Assets."

                                STATIC POOL DATA

          If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac
Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this

                                       37

prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

          o    with respect to information regarding prior securitized pools of
               IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

          o    with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

          Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          DESCRIPTION OF THE SECURITIES

          The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

          o    a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

          o    the initial aggregate principal balance of each class of
               securities included in the series, the dates on which
               distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

          o    information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity
               Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

          o    the circumstances, if any, under which the issuing entity may be subject to early termination;

          o    the method used to calculate the amount of principal to be distributed with respect to each class of securities;

          o    the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

          o    the distribution dates with respect to the series;

          o    additional information with respect to the plan of distribution of the securities;

          o    whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

          o    the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

          o    information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

                                       38

          o    information as to the seller, the servicer and the trustee.

          Each series of certificates will be issued pursuant to a separate
Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "INDENTURE")
between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing
Agreement. Each Indenture will be dated as of the cut-off date and the Issuing
Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

          A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.
A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity.
The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena,
California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

GENERAL

          The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity.
In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the
Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

          o    the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

          o    the assets required to be deposited in the related Security
               Account from time to time;

          o    property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

          o    any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

          If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies,

                                       39

surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA
Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

          As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related
REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code.
As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest.
Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

                                       40

DISTRIBUTIONS ON SECURITIES

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund.
As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available
Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield
(at par) to securityholders will be less than the indicated coupon rate.

          With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class
Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding
Class Security Balance as so adjusted.

                                       41

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class
Security Balance of the class of securities specified in the prospectus supplement,

               o    reduced by all distributions reported to the holders of the securities as allocable to principal

               o    in the case of accrual securities, unless otherwise
                    specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the
                    accrual securities,

               o    in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

               o    if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security
                    Balance of the class of securities.

          A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit
Enhancement--Subordination" and "Credit Enhancement--Subordination of the
Subordinated Securities" in the related prospectus supplement.

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

                                       42

          If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable
Security Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date.
Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made
(e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

          In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See
"Description of the Securities-Distributions on Securities."

MANDATORY AUCTION

          The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

CATEGORIES OF CLASSES OF SECURITIES

          In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                  DEFINITION
CATEGORIES OF CLASSES                          PRINCIPAL TYPES
------------------------------   -----------------------------------------------
Accretion Directed Class......   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Issuing Entity Assets or
                                 other assets of the issuing entity for the
                                 related series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Class...............   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

                                       43

                                                  DEFINITION
CATEGORIES OF CLASSES                          PRINCIPAL TYPES
------------------------------   -----------------------------------------------
Non-Accelerated Senior or        A class that, for the period of time specified
   NAS........................   in the related prospectus supplement, generally
                                 will not receive (in other words, is locked
                                 out) (1) principal prepayments on the
                                 underlying Issuing Entity Assets that are
                                 allocated disproportionately to the senior
                                 securities because of the shifting interest
                                 structure of the securities in the issuing
                                 entity and/or (2) scheduled principal payments
                                 on the underlying Issuing Entity Assets, as
                                 specified in the related prospectus supplement.
                                 During the lock-out period, the portion of the
                                 principal distributions on the underlying
                                 Issuing Entity Assets of which the NAS Class is
                                 locked out will be distributed to the other
                                 classes of senior securities.

Notional Amount Class.........   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or       A class that is designed to receive principal
   PACs.......................   payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Issuing Entity Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of securities will
                                 be narrower than that for the primary planned
                                 principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Issuing Entity Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay Class..........   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip Class...................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Issuing Entity Assets or other
                                 assets of the issuing entity.

Super Senior Class............   A class that will not bear its proportionate
                                 share of realized losses (other than excess
                                 losses) as its share is directed to another
                                 class (the "Support Class") until the Class
                                 Security Balance of the Support Class is
                                 reduced to zero.

Support Class.................   A class that absorbs realized losses other than
                                 excess losses that would otherwise be allocated
                                 to a Super Senior class after the related
                                 classes of subordinated securities are no
                                 longer outstanding.

                                       44

                                                  DEFINITION
CATEGORIES OF CLASSES                          PRINCIPAL TYPES
------------------------------   -----------------------------------------------
Targeted Principal Class or      A class that is designed to receive principal
   TACs.......................   payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Issuing Entity Assets.

                                                INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the
                                 mortgage rates borne by the underlying mortgage
                                 loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying
                                 Issuing Entity Assets or other assets of the
                                 issuing entity and little or no principal.
                                 Interest only classes have either a nominal
                                 principal balance or a notional amount. A
                                 nominal principal balance represents actual
                                 principal that will be paid on the class. It is
                                 referred to as nominal since it is extremely
                                 small compared to other classes. A notional
                                 amount is the amount used as a reference to
                                 calculate the amount of interest due on an
                                 interest only class that is not entitled to any
                                 distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest on it, which amount will be
                                 added to the principal balance of the class on
                                 each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on the class,
                                 which amount will be added as principal to the
                                 principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

          INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

                                       45

LIBO Method

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline
Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London
Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

          Under this method the calculation agent will establish LIBOR on each
LIBOR determination date as follows:

               (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

               (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

               o    LIBOR as determined on the previous LIBOR determination date
                    or

               o    the reserve interest rate.

          The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

               o    the arithmetic mean (rounded upwards if necessary to the
                    nearest whole multiple of 1/32%) of the one-month United
                    States dollar lending rates that New York City banks
                    selected by the calculation agent are quoting, on the
                    relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent
                    being so made, or

               o    if the calculation agent cannot determine the arithmetic
                    mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading
                    European banks.

               (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and
will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates,

                                       46

averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

          The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District
Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or
LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds
Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not
necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of
Funds Index is designed to represent the average cost of funds for Eleventh
District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not
necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of
Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as
COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

                                       47

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly
Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF
FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the
third preceding month (or the fourth preceding month if the National Cost of
Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds
Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington,
D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds
Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published
National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds
Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, date)
specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity"
specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical
Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of
Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C.
20551 (202) 452-3244. If the calculation agent has not yet received Statistical
Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New
York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall
Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range

                                       48

will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY SECURITIES

          If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities.
Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

          o    directly through The Depository Trust Company ("DTC") in the
               United States, or Clearstream, Luxembourg or Euroclear in Europe,
               if they are participants of these systems, or

          o    indirectly through organizations that are participants in these systems.

          Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream,
Luxembourg's or Euroclear's name, on the books of their respective depositaries.
These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or
Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

          Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and

                                       49

dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant
(described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

          Transfers between DTC participants will be governed by DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time).
If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream,
Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person.
In general, beneficial ownership of book-entry securities will be subject to the
DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as
"Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream,
Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities
(including its shares in CB) to a new Luxembourg company, New Clearstream,
Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Clearstream, Luxembourg International currently has 92 shareholders, including
U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream,
Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is
"Clearstream" With effect from January 14, 2000 New CI has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg
Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by
Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse
Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream,
Luxembourg in any of 30 currencies, including United States dollars.
Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream,

                                       50

Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks.
Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System
(the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear
Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The
Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream,
Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal
Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax
Consequences to Holders of the Notes-Backup Withholding" in this prospectus.
Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

          Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting

                                       51

DTC. It may also make them available to the financial intermediaries to whose
DTC accounts the book-entry securities of those beneficial owners are credited.

          Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

          The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

          o    DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

          o    the depositor, at its sole option, elects to terminate the book-entry system through DTC;

          o    or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through
DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through
DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

                                       52

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

          Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary
Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between Participants. Secondary market trading between
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a
Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the
Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any

                                       53

settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global
Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

          Because the settlement is taking place during New York business hours,
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.
If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their
          Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               2. borrowing the Global Securities in the United States from a
          Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their
          Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the
          Clearstream participant or Euroclear Participant.

          Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each

                                       54

clearing system, bank or other financial institution that holds customers'
securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o    Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
     Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
     Status of Beneficial Owner for United States Tax Withholding). Non-U.S.
     Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
     (depending on the treaty terms) by filing Form W-8BEN (Certificate of
     Foreign Status of Beneficial Owner for United States Tax Withholding). If
     the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o    Exemption for non-U.S. Persons with effectively connected income (Form
     W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a
     U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of
     Foreign Person's Claim for Exemption from Withholding on Income Effectively
     Connected with the Conduct of a Trade or Business in the United States).

o    Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
     Taxpayer Identification Number and Certification).

          In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

          The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them.
Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal

                                       55

balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the
Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing
Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the
Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

          In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

          With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

LETTER OF CREDIT

          Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement.
The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

          o    the mortgage loans on the related cut-off date, or

                                       56

          o    one or more classes of securities.

          If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a
Current Report on Form 8-K after the issuance of the securities of the related series.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement.
Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

          o    any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been
               submitted and settled;

          o    hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o    if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

          o    the insured has acquired good and merchantable title to the
               Property free and clear of liens except certain permitted
               encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be

                                       57

recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a
Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard
Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the
Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement.
Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and

                                       58

certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See
"Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and
Other Limitations on Lenders."

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

          The reserve fund for a series will be funded by a deposit of cash,
U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor.
Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

                                       59

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time.
These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

          If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing
Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

          If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

                                       60

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o    convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o    provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o    provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

          If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

DEPOSIT AGREEMENTS

          If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

          The rate of prepayment on the mortgage loans cannot be predicted.
Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as

                                       61

permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

          A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

          Collections on home equity line of credit loans may vary because, among other things, borrowers may:

          o    make payments as low as the minimum monthly payment for any month,

          o    make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited
               circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

          o    make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

          In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and
"Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

                                       62

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

          Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default.
Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

          State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid.
In addition, damages and administrative sanctions could be imposed on the servicer.

          If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month
(unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

          Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See
"The Agreements--Termination; Optional Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity
Assets at any time or over the lives of the securities.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                       63

PREPAYMENT STANDARDS OR MODELS

          Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

YIELD

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

          The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF ISSUING ENTITY ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios,
as applicable, at origination and other specified information.

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

          o    the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

                                       64

          o    the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not
               returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

          o    an assignment of the mortgage to the trustee in recordable form
               and

          o    any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

          o    the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

          o    the original security agreement,

          o    the proprietary lease or occupancy agreement,

          o    the recognition agreement, o an executed financing agreement and

          o    the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus
               supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee
(or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

          For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral.
Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders'
interest in the home improvement contracts could be defeated. See "Certain Legal
Aspects of the Loans-The Home Improvement Contracts."

          The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving

                                       65

notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

          o    purchase the related mortgage loan from the issuing entity at the
               Purchase Price or,

          o    if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

          There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason).
See "Loan Program-Representations by Sellers; Repurchases" in this prospectus.
The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

          Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates)
a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or
Insolvency May Affect the Timing and Amount of Distributions on the Securities."
In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

          Assignment of Agency Securities. The depositor will cause the Agency
Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each
Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated
Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private
Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed
Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed
Security conveyed to the trustee.

                                       66

PAYMENTS ON ISSUING ENTITY ASSETS; DEPOSITS TO SECURITY ACCOUNT

          The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "SECURITY ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

          o    maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

          o    an account or accounts the deposits in which are insured by the
               FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any
               collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

          o    a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

          o    an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of
               securities at the request of the depositor.

          The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

          Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

          o    all payments on account of principal, including principal
               prepayments and, if specified in the related prospectus
               supplement, prepayment charges, on the mortgage loans;

          o    all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

          o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES")
               incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

                                       67

          o    all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as
               described under "Mortgage Loan Program--Representations by
               Sellers; Repurchases" or "The Agreements--Assignment of Issuing
               Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination;
               Optional Termination";

          o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

          o    any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

          o    all other amounts required to be deposited in the Security
               Account pursuant to the pooling and servicing agreement.

          Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the
Security Account for the following purposes:

          o    to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the
               Security Account credited thereto;

          o    to reimburse the servicer for advances, the right of
               reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance
               proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

          o    to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

          o    to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

          o    to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received
               representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

          o    to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in
               determining the principal balance of the repurchased mortgage loan;

          o    to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

          o    to pay any lender-paid primary mortgage insurance premium;

          o    to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

          o    to clear and terminate the Security Account upon termination of the related agreement.

                                       68

          In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

          Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to
Compliance."

PRE-FUNDING ACCOUNT

          If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor.
Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period.
Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account.
Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

          In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account
(the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest
Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized
Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

COLLECTION PROCEDURES

          The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

          Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including

                                       69

modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.
See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The
terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section
216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section
216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

          The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

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HAZARD INSURANCE

          The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

          o    the maximum insurable value of the improvements securing the mortgage loan or

          o    the greater of

               o    the outstanding principal balance of the mortgage loan and

               o    an amount such that the proceeds of the policy shall be
                    sufficient to prevent the mortgagor or the mortgagee from
                    becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures)
will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement--Special Hazard Insurance Policies" and "Credit
Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

          The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative

                                       71

dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

          o    advance or discharge

               o    all hazard insurance policy premiums and

               o    as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to
                    maintain the related Property in at least as good a
                    condition as existed at the effective date of the primary
                    mortgage insurance policy, ordinary wear and tear excepted,
                    Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including
                    court costs and reasonable attorneys' fees;

          o    upon any physical loss or damage to the Property, have the
               Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o    tender to the primary insurer good and merchantable title to and possession of the Property.

          The servicer, on behalf of itself, the trustee and the
securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.
As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

                                       72

          If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the
Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as
amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.
These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the
FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts

                                       73

due under the mortgage loan (which payments are to be repaid by the mortgagor to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession)
and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

          The amount payable under the guaranty will be the percentage of the
VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

               first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

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               second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

               third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

               fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

          If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities.
However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable
Security Account (unless otherwise specified in the related prospectus supplement).

          The servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received
(a "LIQUIDATED MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

          Each pooling and servicing agreement will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of

                                       75

the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

               o    general servicing considerations;

               o    cash collection and administration;

               o    investor remittances and reporting; and

               o    pool asset administration.

          Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated
in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company
Accounting Oversight Board.

          Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

LIST OF SECURITYHOLDERS

          Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

          The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

          o    upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

          o    upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

          Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the applicable agreement. Each

                                       76

agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity
Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

          Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of,
Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT

          Pooling and Servicing Agreement; Sale and Servicing Agreement;
Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

          o    any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than
               25% of the voting rights evidenced by the securities;

          o    any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

          o    any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the
               securities; and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its
               insolvency, reorganization or inability to pay its obligations.

          Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and

                                       77

deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

          If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

          Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

          o    a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

          o    failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related
               prospectus supplement;

          o    certain events of bankruptcy, insolvency, receivership or
               liquidation of the depositor or the issuing entity; or

          o    any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument
               supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

          If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds

                                       78

for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

          o    the holders of 100% of the percentage interests of the notes of such series consent to the sale,

          o    the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

          o    the trustee determines that such collateral would not be
               sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

          If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

          If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

          Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

               (a) to cure any ambiguity or mistake;

                                       79

               (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

               (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

               (d) to add to the duties of the depositor, the seller or the servicer;

               (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the SEC from time to time;

               (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

               (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

          In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the
Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities.
However, no amendment may

               (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

               (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

               (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus

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supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

          o    the final payment or other liquidation of the last of the Issuing
               Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

          o    the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material
               Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

          Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

          Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

          In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

          The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

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THE TRUSTEE

          The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. Certain of the mortgage loans may be cooperative loans.
The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.
The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

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          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as
California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.
In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the

                                       83

property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior
Mortgagees" below.

          Cooperative Loans. The cooperative shares owned by the
tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a foreclosure sale has been conducted in a "commercially reasonable"
manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds

                                       84

remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See
"Anti-Deficiency Legislation and Other Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal
Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans.
The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                       85

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators."
However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "SECURED CREDITOR EXEMPTION") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation,
Lender Liability and Deposit Insurance Protection Act ("ASSET CONSERVATION
ACT"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations.
Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those

                                       86

persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource
Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by
"participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or
"operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee.
In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository
Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on

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prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty)
may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of Sidley Austin
LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

GENERAL

          The federal income tax consequences to Holders will vary depending on whether

o    the securities of a series are classified as indebtedness;

o    an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC")
     under the Code;

o    the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o    an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.

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          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences"
herein and in the related prospectus supplement.

          Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("REGULAR INTEREST SECURITIES") will be referred to hereinafter collectively as "DEBT SECURITIES."

TAXATION OF DEBT SECURITIES

          Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated
redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt
Securities (the "DEBT SECURITYHOLDERS") should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment
Assumption or at any other rate.

          Regulations governing the calculation of OID on instruments having contingent interest payments (the "CONTINGENT Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID
Regulations do not contain provisions specifically interpreting Code Section
1272(a)(6). The trustee intends to base its computations on Code Section
1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

          In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated
redemption price at maturity" over its issue price. The issue price of a Debt
Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated
interest payments, and the stated redemption price at maturity of the Debt
Securities includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The

                                       89

OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as
OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated
redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID
Regulations.

          Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption.
The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the
"SUPER-PREMIUM SECURITIES"). The income tax treatment of Super-Premium
Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment
Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium v should be limited to their principal amount (subject to the discussion under "--Accrued
Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Debt Security
(other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high.
Accordingly, the Debt Security generally should not be treated as a
Super-Premium Security and the rules described under "--Debt
Securities--Premium" should apply. However, it is possible that securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

          Generally, a Debt Securityholder must include in gross income the
"daily portions," as determined below, of the OID that accrues on a Debt
Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day

                                       90

in an accrual period the ratable portion of OID allocable to the accrual period.
Accrual periods may be of any length and may vary in length over the term of the
Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

          o    adding

               o    The present value at the end of the accrual period
                    (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the
                    Prepayment Assumption) of all remaining payments to be
                    received on the Debt Securities under the Prepayment
                    Assumption and

               o    any payments included in the stated redemption price at
                    maturity received during the same accrual period, and

          o    subtracting from that total the adjusted issue price of the Debt
               Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

          o    the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
               Debt Securityholder (who purchased the Debt Security at its issue price), less

          o    any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds.
An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated

                                       91

interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue
Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, the depositor intends to treat Debt
Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt
Securities will be deemed to be the index in effect through the life of the Debt
Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

          Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter.
Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

          Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt
Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.
A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the
Debt Security's stated redemption price at maturity multiplied by the Debt
Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

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          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury, rules described in the Legislative
History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with
OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment
Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the
Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the
Debt Security in excess of the aggregate amount of interest (including OID)
includible in the holder's gross income for the taxable year with respect to the
Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular v matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt
Securityholder in that taxable year or thereafter.

          Premium. A purchaser of a Debt Security that purchases the Debt
Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment
Assumption would be taken into account in determining the life of the Debt
Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative
History states that the same rules that apply to accrual of market discount
(which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have
OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the
Debt Securities and will be applied as an offset against the interest payment.
Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any
Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the
OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion).
Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

          Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities

                                       93

attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

          Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the
Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset"
(generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes "Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Debt Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt
Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

          Accrued Interest Securities. Certain of the Debt Securities ("PAYMENT
LAG SECURITIES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag
Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the
Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("PRE-ISSUANCE ACCRUED
INTEREST") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag
Security during the first accrual period.

          Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year

                                       94

on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal
Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

          Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application
of Liquidation Proceeds." An increase in a principal balance caused by a
Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized
Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent
Recoveries. "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United
States federal income taxes on payments of principal, premium, interest or original issue discount on a security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as
"Material Federal Income Tax Consequences--Non-REMIC Securities--d. Non-U.S.
Persons" above.

          Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the securityholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC
Securities--d. Non-U.S. Persons" above.

REMIC SECURITIES

          The issuing entity relating to a series of securities may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if
an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual
Certificates," the Code provides that an issuing entity will not be treated as a
REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC SECURITIES") may not be accorded the status or given the tax treatment described below. While the
Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("REGULAR SECURITIES ") or residual interests ("RESIDUAL
CERTIFICATES") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect

                                       95

to each issuing entity for which a REMIC election is to be made, Sidley Austin
LLP will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

          In general, with respect to each series of securities for which a
REMIC election is made, securities held by a thrift institution taxed as a
"domestic building and loan association" will constitute assets described in
Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section
856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of
Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section
856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section
851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section
582(c)(1).

          A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the
REMIC. The REMIC Regulations provide that manufactured housing or mobile homes
(not including recreational vehicles, campers or similar vehicles) that are
"single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

          Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each
Subsidiary REMIC, respectively, will be considered to evidence ownership of
Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the
Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

          Only REMIC Securities, other than the residual interest in any
Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one
REMIC solely for purposes of determining whether the REMIC Securities will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property"
under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B).

     A.   REGULAR SECURITIES

          General. Except as otherwise stated in this discussion, Regular
Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular
Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Securities, see the discussion above under
"Taxation of Debt Securities."

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest

                                       96

expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of
Non-Interest Expenses of the REMIC under Residual Certificates."

     B.   RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes." Instead, each original holder of a
Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC.
Ordinary income derived from Residual Certificates will be "portfolio income"
for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual
Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

          A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests
(that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "PHANTOM INCOME"). This mismatching may be caused by the use of certain required tax accounting methods by the
REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a
Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual
Certificate and the impact of the tax treatment on the after-tax yield of a
Residual Certificate.

          Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the
REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a
Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively.
Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method

                                       97

similar to the method described above for accruing OID on the Regular
Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.
Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the
Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular
Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a
discussion of possible adjustments to income of a subsequent holder of a
Residual Certificate to reflect any difference between the actual cost of the
Residual Certificate to the holder and the adjusted basis the Residual
Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual
Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption
"Subsequent Recoveries."

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the
Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a
Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the
Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct

                                       98

miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual
Certificates.

          Excess Inclusions. A portion of the income on a Residual Certificate
(referred to in the Code as an "EXCESS INCLUSION") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual
Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual
Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

          Except as discussed in the following paragraph, with respect to any
Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its
Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual
Certificate. For this purpose, the daily accruals with respect to a Residual
Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual
Certificate at the beginning of the calendar quarter and 120 percent of the
"Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual
Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a
Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

          Sale or Exchange of Residual Certificates. If a Residual Certificate
is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a
Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

          Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section
7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of

                                       99

Code Section 1091. In that event, any loss realized by the Residual
Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC
Securities -- b. Residual Certificates." Specifically, prospective holders of
Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a
"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual
Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax
Consequences -- Tax Restrictions on Transfer of Residual Certificates --
Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and
"Material Federal Income Tax Consequences -- Tax Related Restrictions on
Transfers of Residual Certificates -- Foreign Investors."

          Additionally, for information regarding Prohibited Transactions and
Treatment of Realized Losses, see "Material Federal Income Tax Consequences --
Prohibited Transactions and Other Taxes" and "-- REMIC Securities -- a. Regular
Securities -- Treatment of Realized Losses" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act
of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the
backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS
TAX") and prohibits deducting any loss with respect to prohibited transactions.
In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions
Tax.

          In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property,"
determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

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If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess
Inclusions."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A
"disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false.
For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

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          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual
Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual
Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal
Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment
Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury
Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer
(an "OFFSHORE LOCATION"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July
19, 2002 is satisfied.

          Under the first alternative test, a transfer by the holder of the
Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the
REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the
Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the
Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

          The Treasury Department has issued final regulations, effective May
11, 2004, that address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income

                                       102

either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          As a result of the 2001 Act, limitations imposed by section 68 of the
Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

TAX STATUS AS A GRANTOR TRUST

          If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

     A. SINGLE CLASS OF SECURITIES

          Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity.
Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code)
exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

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          Generally, as to each series of securities:

          o    a certificate owned by a "domestic building and loan association"
               within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be
               considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of
               Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

          o    a certificate owned by a real estate investment trust
               representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section
               856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

          o    a certificate owned by a REMIC will represent an "obligation ...
               which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section
               860G(a)(3).

          Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

          Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

          If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          Regulations dealing with amortizable bond premium (the "AMORTIZABLE
BOND PREMIUM REGULATIONS") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.
Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium
Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections
1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of
Securities--Securities Representing Interests in Loans Other Than ARM Loans."

          Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections
1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the

                                       104

mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

          Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter.
Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of
Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

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     B.   MULTIPLE CLASSES OF SECURITIES

          1. Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of Code
Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND
SECURITIES"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "STRIPPED COUPON
SECURITIES").

          Servicing fees in excess of reasonable servicing fees ("EXCESS
SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple
Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

          Although current authority is not entirely clear, a Stripped Bond
Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC
Securities" and "--Single Class of Securities--Original Issue Discount."
However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the
OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

          The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon
Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the
Code.

          Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a
Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

          Holders of Stripped Bond Securities and Stripped Coupon Securities are
encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

          2. Securities Representing Interests in Loans Other Than ARM Loans

          The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May
27, 1969, mortgages of noncorporate mortgagors (other than individuals)
originated after July 1, 1982, and mortgages of individuals originated after
March 2, 1984. Under the

                                      106

OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

          OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through
1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax
Reform Act of 1986 (the "1986 ACT"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of
OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount,"
will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act
(the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate.
However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report
OID under the method described in "--Accrual of Original Issue Discount."

          Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
Assumption) of all remaining payments to be received under the Prepayment
Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of
OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

                                      107

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans
(e.g., that arising from a "teaser" rate) would still need to be accrued.

          3. Securities Representing Interests in ARM Loans

          The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans
("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a
Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization
("DEFERRED INTEREST") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred
Interest to the security's principal balance will result in additional income
(including possibly OID income) to the securityholder over the remaining life of the securities.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

     C.   SALE OR EXCHANGE OF A SECURITY

          Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller.
The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

          The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.

     D.   NON-U.S. PERSONS

          Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or
1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after
July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder).
Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

                                      108

          As used in this prospectus, a "U.S. PERSON" means

          o    a citizen or resident of the United States,

          o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
               organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          o    an estate, the income of which from sources outside the United
               States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

          o    a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "NON-U.S. PERSON" is a person other than a U.S.
Person.

          Except where specifically discussed, the discussion below deals with a
Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a
Residual Certificate, this summary does not address the consequences of a
Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section
881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

          A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S.
payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a
Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.
Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries)
rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

          Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the
Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

                                      109

          Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States.
Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

          The securities will not be includible in the estate of a Non-U.S.
Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

     E.   BACKUP WITHHOLDING

          Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not
"exempt recipients" and who fail to provide certain identifying information
(such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

          In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S.
Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

FINAL TRUST REPORTING REGULATIONS

          On January 23, 2006, the IRS issued final regulations effective
January 1, 2007, affecting the information reporting obligations of trustees of
"widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of
"middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

          Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

          The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen)

                                      110

and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i)
by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

TAX CHARACTERIZATION OF THE ISSUING ENTITY AS A PARTNERSHIP

          Tax Counsel will deliver its opinion that an issuing entity for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

          If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a
Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the
Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income

                                      111

on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest,"
and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o    is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and

o    provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "WITHHOLDING AGENT") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form
1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United
States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a

                                      112

certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).
Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement
(here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month;
and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of

                                      113

premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire
Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

          An individual taxpayer's share of expenses of the issuing entity
(including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

          The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income.
However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "OLD PARTNERSHIP") to a new partnership (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income
(includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

                                      114

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

          Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the
IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates.
Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i)
the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

                                      115

          The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity.
An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business.
However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity.
If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup"
withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                                      116

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA") imposes requirements on employee benefit plans subject to ERISA (and
Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "PLANS") and on persons who bear specified relationships to Plans ("PARTIES IN INTEREST"), including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan.
ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under
ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to the described ERISA considerations, subject to the provisions of other applicable federal, state or local law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and
501(a) are subject to the prohibited transaction rules set forth in Code Section
503.

          On November 13, 1986, the United States Department of Labor (the
"DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "PLAN ASSETS
REGULATION"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no
"substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in
Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be or result in a prohibited transaction under
ERISA Sections 406 and 407 subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

          Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption ("PTCE")
96-23, which exempts certain transactions effected on behalf of a Plan by an
"in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE
84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions

                                      117

would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

          The DOL has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter
Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          o    the acquisition of the securities by a Plan is on terms
               (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length
               transaction with an unrelated party;

          o    the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests
               evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured
               mortgage loans on real property (a "DESIGNATED TRANSACTION");

          o    the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from
               Standard & Poor's Ratings Services, a division of The McGraw-Hill
               Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
               ("MOODY'S"), or Fitch Ratings ("FITCH"). However, the
               certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

          o    the trustee is not an affiliate of any other member of the
               Restricted Group, as defined below, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

          o    the Plan investing in the securities is an "accredited investor"
               as defined in Rule 501(a)(1) of Regulation D of the SEC under the
               Securities Act.

          The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds
100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

          The issuer must also meet the following requirements:

          o    the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

                                      118

          o    securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated
               Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

          o    securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

          o    in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

          o    the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

          o    the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or
               serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "RESTRICTED GROUP").

          The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a
90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date.
The relief is available when the pre-funding arrangements satisfy certain conditions.

          The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in
U.S. dollars, may not be leveraged, and must satisfy several other criteria.
Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

          The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions
(although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption
95-60 are met.

                                      119

          The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of
ERISA and the Code, the availability and applicability of any Underwriter
Exemption or any other exemptions from the prohibited transaction provisions of
ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as
"mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4,
1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the
October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions
No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the
Federal Financial Institutions Examination Council's Supervisory Policy
Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities"
as defined in the policy statement. According to the policy statement,
"high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent

                                      120

investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

          o    by negotiated firm commitment underwriting and public reoffering by underwriters;

          o    by agency placements through one or more placement agents
               primarily with institutional investors and dealers; and

          o    by placement directly by the depositor with institutional
               investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION Date")
and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

          (a)  to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

          (c)  in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the
               Prospectus Directive.

                                       121

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

          The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

          A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities.
Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       122

                            INDEX OF PRINCIPAL TERMS

                                                                        PAGE
                                                                    ------------
1986 Act.........................................................            107
2001 Act.........................................................            100
2003 Act.........................................................            100
Agency Securities................................................             19
Amortizable Bond Premium Regulations.............................            104
Applicable Amount................................................             98
APR..............................................................             24
ARM Loans........................................................            107
Asset Conservation Act...........................................             86
Capitalized Interest Account.....................................             69
CERCLA...........................................................             86
CI ..............................................................             50
Class Security Balance...........................................             41
Clearstream, Luxembourg..........................................             50
Code.............................................................         37, 88
Contingent Regulations...........................................             89
Contributions Tax................................................            100
Cooperative......................................................             51
cooperative loans................................................             20
cooperatives.....................................................             21
DBC..............................................................             50
Debt Securities..................................................             89
Deferred Interest................................................            108
Designated Transaction...........................................            118
DOL..............................................................            117
DTC..............................................................             49
Eleventh District................................................             47
ERISA............................................................            117
Euroclear Operator...............................................             51
excess inclusion.................................................             99
excess servicing.................................................            106
Exchange AcT.....................................................             32
FHA..............................................................             21
FHLBSF...........................................................             47
Fitch............................................................            118
foreign person...................................................            112
Garn-St Germain Act..............................................             87
Global Securities................................................             52
Indenture........................................................             39
Insured Expenses.................................................             67
Issuing Entity Assets............................................             19
Legislative History..............................................            107
Liquidated Mortgage..............................................             75
Master REMIC.....................................................             96
Moody's..........................................................            118
National Cost of Funds Index.....................................             48
New CI...........................................................             50
new partnership..................................................            114
Non-U.S. Person..................................................            109
offshore location................................................            102
OID..............................................................            103
OID Regulations..................................................            107
old partnership..................................................            114
OTS..............................................................             48
Parties in Interest..............................................            117
Payment Lag Securities...........................................             94
phantom income...................................................             97
Plan Assets Regulation...........................................            117
Plans............................................................            117
pre-issuance accrued interest....................................             94
Prepayment Assumption............................................            107
Private Mortgage-Backed Securities...............................             19
Prohibited Transactions Tax......................................            100
PTCE.............................................................            117
RCRA.............................................................             87
Regular Interest Securities......................................             89
Regular Securities...............................................             95
Regular Securityholders..........................................             89
Relevant Implementation Date.....................................            121
Relevant Member State............................................            121
Relief Act.......................................................         13, 88
REMIC............................................................             88
REMIC Securities.................................................             95
REMICs...........................................................             96
Residual Certificates............................................             95
Restricted Group.................................................            119
S&P..............................................................            118
SEC..............................................................             20
secured creditor exemption.......................................             86
Securities Act...................................................             32
Security Account.................................................             67
Short-Term Note..................................................            111
Single Family Properties.........................................             22
SMMEA............................................................            120
Stripped ARM Obligations.........................................            108
Stripped Bond Securities.........................................            106
Stripped Coupon Securities.......................................            106
Subsequent Recoveries............................................             95
Subsidiary REMIC.................................................             96
Super-Premium Securities.........................................             90
Terms and Conditions.............................................             51
Title V..........................................................             88
U.S. Person......................................................   55, 102, 109
Underwriter Exemptions...........................................            118
VA ..............................................................             21
W-8BEN...........................................................       109, 112
Withholding Agent................................................            112

                                       123

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                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A6
                                 ISSUING ENTITY

                                INDYMAC MBS, INC.
                                    DEPOSITOR
                           [INDYMAC BANK, F.S.B.LOGO]

                          SPONSOR, SELLER AND SERVICER

                                  $395,667,541
                                  (APPROXIMATE)

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-F

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

                                   [HSBC LOGO]

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2006-F
in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2006-F and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2006-F will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                  MAY 30, 2006